As filed with the U.S. Securities and Exchange Commission on August 5, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Criteo Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7311	41-3800220
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
387 Park Ave South, 12th Floor
New York, NY 10016
(646) 410-0400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan Damon
Chief Legal and Transformation Officer
Criteo S.A.
c/o Criteo Holdings, Inc.
387 Park Ave South, 12th Floor
New York, NY 10016
(646) 410-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thaddeus P. Hartmann Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, 395 9th Ave, New York, NY 10001 (212) 735-3000	Arash Attar-Rezvani Skadden, Arps, Slate, Meagher & Flom LLP 1-5, rue Paul Cézanne 75008 Paris, France +33 1 55 27 11 00

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement is declared effective and all other conditions to the Merger described in the enclosed proxy statement / prospectus have been satisfied or waived.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY – SUBJECT TO COMPLETION – DATED AUGUST 5, 2026
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement / prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Dear Fellow Shareholders:
On July 29, 2026, we completed our corporate redomiciliation from France to Luxembourg via the cross-border conversion (the “Conversion”) of Criteo S.A. from a French public limited liability company to a Luxembourg public limited liability company (“Lux Criteo”). The Conversion positioned us for greater agility and enhanced shareholder value and, because Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, facilitates a subsequent transfer to the United States. I am excited to share another important milestone in this journey and present for shareholder approval our plan to redomicile to the United States via the cross-border merger (the “Merger”) of Lux Criteo with and into Criteo Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Lux Criteo (“U.S. Criteo”), with U.S. Criteo surviving as a public company with its common stock listed on the New York Stock Exchange (the “NYSE”).
This decision follows a thorough evaluation by our board of directors and executive leadership team. We believe that the redomiciliation to the United States would position Criteo for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices.
Our vision, strategy, and operations will remain unchanged. Our Commerce Intelligence platform is built for the future of shopping, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us to capture the most important shifts in commerce and advertising. We are entering a new chapter of our evolution, bringing together Performance Media, Retail Media, and agentic AI to deliver seamless, intelligent commerce experiences.
A general meeting of Lux Criteo’s shareholders (the “General Meeting”) will be held on December 15, 2026, at 4:00 p.m., Luxembourg time, at the offices of Loyens & Loeff Luxembourg SARL at 18-20, rue Edward Steichen, L-2540, Grand Duchy of Luxembourg to obtain approval by Lux Criteo’s shareholders for the Merger and certain related proposals further described in the accompanying proxy statement / prospectus.
After careful consideration, on July 29, 2026, our board of directors approved the Merger and related matters to be voted upon at the General Meeting and recommended that shareholders vote FOR the approval of each of the matters to be considered and voted upon at the General Meeting. Our board of directors believes this is in the best interests of Lux Criteo and its shareholders.
We urge you to read the accompanying proxy statement / prospectus carefully and in its entirety. In particular, you should carefully read the “Risk Factors” section beginning on page 19 for a discussion of risks you should consider in evaluating the proposals before voting.
Whether or not you plan to attend the General Meeting in person, it is important that your shares be represented and voted. Please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the accompanying proxy statement / prospectus and on your proxy card.
If you have any questions regarding the accompanying proxy statement / prospectus, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.
We believe this transition will help us build a more agile company to create lasting value for our shareholders. I am energized by what’s next and deeply grateful for your continued trust and partnership as we take this bold step forward together.
Sincerely,
Michael Komasinski
Chief Executive Officer
Neither the SEC nor any state securities commission, nor any similar Luxembourg authority, has approved or disapproved of the Merger or of the securities to be issued in connection therewith or other transactions described in the accompanying proxy statement / prospectus, or determined whether the accompanying proxy statement / prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The proxy statement / prospectus is dated             , 2026 and is first being mailed to shareholders of Criteo on or about            , 2026.

CRITEO S.A.
5 Place de la Gare, L-1616 Luxembourg
Grand Duchy of Luxembourg
NOTICE OF GENERAL MEETING
NOTICE IS HEREBY GIVEN that a general meeting of the shareholders of Criteo S.A., a Luxembourg public limited liability company (“Lux Criteo”), will be held on December 15, 2026, at 4:00 p.m., Luxembourg time, at the offices of Loyens & Loeff Luxembourg SARL at 18-20, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg (the “General Meeting”), for the following purposes:
1)After having acknowledged (I) the report of the board of directors of Lux Criteo on the conflicts of interest declared in accordance with Article 441-7 of the Luxembourg law of August 10, 1915 on commercial companies, as amended (the “Luxembourg Companies Law”), attached as Annex A to the accompanying proxy statement / prospectus, and (II) the availability at the registered office of each of Lux Criteo and Criteo Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Lux Criteo (“U.S. Criteo”), beginning at least one month prior to the date of the General Meeting through the date of the General Meeting, of (a) executed copies of reports of (i) the boards of directors of each of Lux Criteo and U.S. Criteo (copies of which are attached as Annex B and Annex C, respectively, to the accompanying proxy statement / prospectus), prepared in accordance with Article 1021-5 of the Luxembourg Companies Law and (ii) Makery S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), with registered office at 7, Rue Robert Stümper, L-2557 Luxembourg and registered with the R.C.S. Luxembourg under number B298863, as the independent expert referred to, and prepared in accordance with, Article 1021-6 of the Luxembourg Companies Law, (b) executed copies of the Agreement and Plan of Merger (the “Merger Agreement”) and Common Draft Terms of Cross-Border Merger (the “Draft Terms”), in each case, dated as of August 5, 2026, by and between Lux Criteo and U.S. Criteo (copies of which are attached as Annex D and Annex E, respectively, to the accompanying proxy statement / prospectus), pursuant to which, on the terms and subject to the conditions set forth therein, Lux Criteo will merge with and into U.S. Criteo (the “Merger”), with U.S. Criteo surviving the Merger, and (c) certain accounts of each of Lux Criteo and U.S. Criteo, as further described in the accompanying proxy statement / prospectus and as required by Article 1021-7 of the Luxembourg Companies Law ((a) through (c) constituting such documents as required to be provided by Article 1021-7 of the Luxembourg Companies Law), and after having been informed at the General Meeting of any significant changes to the assets and liabilities of Lux Criteo from the date of the Draft Terms to the date of the General Meeting in accordance with Article 1021-5 of the Luxembourg Companies Law, to consider and vote upon the Merger and the approval and adoption of the Merger Agreement and Draft Terms (the “Merger Proposal”).
2)To consider and vote upon a proposal to grant a discharge (quitus) to the directors of Lux Criteo in connection with the performance of their mandates for the period from January 1, 2026 to the date of the General Meeting (the “Discharge Proposal”).
3)To consider and vote upon a proposal to approve the Criteo Holdings, Inc. 2027 Omnibus Incentive Plan (a copy of which is attached as Annex H to the accompanying proxy statement / prospectus), including the authorization of the initial share reserve thereunder (the “Omnibus Plan Proposal”).
4)To grant power and authority to the board of directors of Lux Criteo or any person authorized by the board of directors of Lux Criteo, each acting individually and severally and with full power of substitution, (i) to appear before a notary in the Grand Duchy of Luxembourg enacting the acknowledgement (constat) deed to confirm, in the name and on behalf of Lux Criteo and its board of directors, that the conditions to the Merger, as specified in the Merger Agreement and the Draft Terms, have been satisfied or waived and that the Merger is to become effective at the specified time therefor and (ii) to carry out, in the name and on behalf of Lux Criteo and its board of directors, any actions, filings, notifications and publications as may be deemed necessary or advisable by such person in connection with the matters set out under the proposals described in the accompanying proxy statement / prospectus, including the Merger (the “Delegation Proposal”).

Each of the Omnibus Plan Proposal and the Delegation Proposal is conditioned on the approval of the Merger Proposal. Each of the Merger Proposal and the Discharge Proposal is not conditioned on the approval of any other proposal. Criteo will transact no other business at the General Meeting except such business as may properly be brought before the General Meeting or any adjournment or postponement thereof. Please refer to the accompanying proxy statement / prospectus of which this notice is a part for further information with respect to the business to be transacted at the General Meeting. You are encouraged to read the proxy statement / prospectus carefully and in its entirety. If you have any questions regarding the proxy statement / prospectus, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.
On July 29, 2026, our board of directors approved the Merger and related matters to be voted upon at the General Meeting and recommended that the shareholders vote FOR the approval of each of the proposals set forth above.
Our board of directors has fixed the close of business on October 22, 2026 as the record date for the General Meeting, meaning that only shareholders of record at that time are entitled to notice of, and to vote at, the General Meeting.
Whether or not you plan to attend the General Meeting in person, it is important that your shares be represented and voted. Please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the accompanying proxy statement / prospectus and on your proxy card.
By order of the Board of Directors
Frederik van der Kooi
Chairperson of the Board of Directors
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE GENERAL MEETING TO BE HELD ON DECEMBER 15, 2026: COPIES OF THE CORRESPONDING PROXY STATEMENT / PROSPECTUS AND PROXY CARD AND THE ANNUAL REPORT ON FORM 10-K (AS AMENDED) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025 AND SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q ARE AVAILABLE AT CRITEO.INVESTORROOM.COM.

ADDITIONAL INFORMATION
You can obtain any of the documents we filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) at no cost from the SEC’s website at www.sec.gov. These documents are also posted on our investor website at criteo.investorroom.com. You may also request copies of these documents, free of charge, by contacting us in writing at the following addresses:
Criteo S.A.
5 Place de la Gare, L-1616 Luxembourg
Grand Duchy of Luxembourg
Attn: Investor Relations
InvestorRelations@criteo.com
We will provide promptly without charge to you, upon request, a copy of any document we have filed with the SEC. In order to ensure timely delivery of the documents in advance of the General Meeting (as defined below) any request should be made at least five business days before the General Meeting is to be held on December 15, 2026. See the section titled “Where You Can Find More Information” in this proxy statement / prospectus for additional details about where you can find more information.
You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. You should assume that the information in this document is accurate only as of the date of this proxy statement / prospectus. Neither the mailing of this document to our shareholders, nor the issuance of securities in connection with the matters set forth herein will create any implication to the contrary.
Information on our website is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement / prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
PRELIMINARY – SUBJECT TO COMPLETION – DATED AUGUST 5, 2026
PRELIMINARY PROXY STATEMENT FOR THE GENERAL MEETING OF
Criteo S.A.
PROSPECTUS FOR 48,997,559 SHARES OF COMMON STOCK OF
Criteo Holdings, Inc.
The board of directors of Criteo S.A., a Luxembourg public limited liability company (“Lux Criteo”), approved on July 29, 2026 the redomiciliation of Lux Criteo from Luxembourg to the United States via the cross-border merger (the “Merger”) of Lux Criteo with and into Criteo Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Lux Criteo (“U.S. Criteo”), with U.S. Criteo surviving as a public company with its common stock listed on the New York Stock Exchange (the “NYSE”).
A general meeting of Lux Criteo’s shareholders (the “General Meeting”) will be held on December 15, 2026, at 4:00 p.m., Luxembourg time, at the offices of Loyens & Loeff Luxembourg SARL at 18-20, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg to obtain approval by Lux Criteo’s shareholders for the Merger and certain related proposals further described in this proxy statement / prospectus.
If approved by our shareholders, pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”) and Common Draft Terms of Cross-Border Merger (the “Draft Terms”), in each case, dated as of August 5, 2026, by and between Lux Criteo and U.S. Criteo (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), in connection with the Merger, at 12:00:01 a.m., New York City time, on January 1, 2027, unless another date or time or place is agreed to by the respective board of directors of each of Lux Criteo and U.S. Criteo or its respective duly appointed representative(s) (the “Effective Time”):
(A)Lux Criteo will be merged with and into U.S. Criteo, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation;
(B)all of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time will vest in, and become the assets, property, rights, privileges, powers and franchises of, U.S. Criteo as the surviving corporation;
(C)the debts, liabilities and duties of Lux Criteo will become the debts, liabilities and duties of U.S. Criteo as the surviving corporation;
(D)each ordinary share of Lux Criteo issued and outstanding immediately prior to the Effective Time (other than any shares held in treasury of Lux Criteo (the “Treasury Shares”)) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of its common stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes;
(E)the Treasury Shares and the shares of common stock of U.S. Criteo issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) will be cancelled;
(F)each right and obligation under the equity-based benefit and compensation plans and programs, grant letters and agreements of Lux Criteo providing for the grant or award of warrants, time-based restricted stock units or performance-based restricted stock units (collectively, the “Equity Plans”), including the
Amended and Restated 2015 Time-Based Restricted Stock Units Plan and the Amended and Restated 2015 Performance-Based Restricted Stock Units Plan, will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to common stock of U.S. Criteo as the surviving corporation on a one-to-one basis;
(G)the certificate of incorporation and the bylaws of U.S. Criteo as the surviving corporation will be amended and restated in their entirety to read substantially in the forms of the Amended and Restated Certificate of Incorporation of U.S. Criteo (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of U.S. Criteo (the “Bylaws”) (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus); and
(H)the directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
Immediately following completion of the Merger, you will therefore hold a number of shares of common stock of U.S. Criteo as the surviving corporation equal to the number of ordinary shares of Lux Criteo that you hold immediately prior to the Merger. U.S. Criteo accordingly estimates it will issue approximately 48,997,559 shares of its common stock in the Merger (based on the number of ordinary shares of Lux Criteo outstanding as of July 31, 2026).
The ordinary shares of Lux Criteo are currently listed on Nasdaq under the symbol “CRTO.” U.S. Criteo will apply to list its common stock on the NYSE under the symbol “CRTO” with trading to begin on the trading day immediately following completion of the Merger.
This proxy statement / prospectus provides you with detailed information about the Merger and other matters to be considered at the General Meeting. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 19 of this proxy statement / prospectus for a discussion of information that should be considered before voting on the proposed Merger and each of the other matters to be presented at the General Meeting.
Neither the SEC nor any state securities commission, nor any similar Luxembourg authority, has approved or disapproved of the Merger or of the securities to be issued in connection therewith or other transactions described in the accompanying proxy statement / prospectus, or determined whether the accompanying proxy statement / prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The proxy statement / prospectus is dated             , 2026 and is first being mailed to shareholders of Criteo on or about             , 2026.

ANNEXES
i

ABOUT THIS PROXY STATEMENT / PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or SEC, by U.S. Criteo (File No. 333-             ), constitutes a prospectus of U.S. Criteo under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock of U.S. Criteo to be issued to Lux Criteo’s shareholders if the Merger is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the General Meeting at which Lux Criteo’s shareholders will be asked to consider and vote upon a proposal to approve the Merger and related matters.
No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement / prospectus describes other than those contained in this proxy statement / prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by U.S. Criteo or Lux Criteo. This proxy statement / prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement / prospectus nor any distribution of securities made under this proxy statement / prospectus will, under any circumstances, create an implication that there has been no change in the affairs of U.S. Criteo or Lux Criteo since the date of this proxy statement / prospectus or that any information contained herein is correct as of any time subsequent to such date.
This proxy statement / prospectus incorporates important business and financial information about Lux Criteo from documents that are not attached to this proxy statement / prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement / prospectus, free of charge, by requesting them in writing from Lux Criteo at the following addresses:
Criteo S.A.
5 Place de la Gare, L-1616 Luxembourg
Grand Duchy of Luxembourg
Attn: Investor Relations
InvestorRelations@criteo.com

INDUSTRY AND MARKET DATA
In this proxy statement / prospectus, the Company relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. The Company has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and management’s best view as to information that is not publicly available. This information appears in “Summary of the Merger—Information about Criteo” and other sections of this proxy statement / prospectus. The Company has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement / prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.
TRADEMARKS AND COPYRIGHTS
The logos, trademarks, service marks, trade names, and copyrights referred to in this proxy statement / prospectus, in addition to those used in conjunction with the operation of our business, belong to us, or are licensed for our use. We do not intend our use or display of other companies’ logos, trademarks, service marks, trade names, or copyrights to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, we refer to our intellectual property assets in this proxy statement / prospectus, which are protected under applicable intellectual property laws, without the TM, SM, ® and © symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our intellectual property assets or the rights of the applicable licensor to these logos, trademarks, service marks, trade names, and copyrights. Other logos, trademarks, service marks, trade names, and copyrights referred to in this proxy statement / prospectus are the property of their respective owners.

FREQUENTLY USED TERMS
In this document:
“10% U.S. Holder” means a U.S. Holder who, at the time of the Merger, beneficially owns (directly, indirectly or by attribution) 10% or more of the total combined voting power or value of all shares of Lux Criteo.
“Accounts” means (i) the standalone accounts of the Company for the financial years ended December 31, 2023, 2024 and 2025 under French GAAP, (ii) the consolidated accounts of the Company for the financial years ended December 31, 2023, 2024 and 2025 under IFRS, (iii) the standalone accounts of U.S. Criteo for the financial year ended December 31, 2025 under U.S. GAAP, (iv) the standalone accounts of the Company for the six months ended June 30, 2026 under French GAAP (including a description reconciling such accounts to Luxembourg GAAP) and (v) the standalone accounts of U.S. Criteo for the six months ended June 30, 2026 under U.S. GAAP.
“ADS” means an American Depositary Share of French Criteo, each representing one ordinary share of French Criteo.
“Annual Proxy Statement” has the meaning set forth in “Where You Can Find More Information.”
“Annual Report” has the meaning set forth in “Where You Can Find More Information.”
“Articles” has the meaning set forth in “Comparison of Shareholder Rights.”
“ASC” means the Accounting Standards Codification.
“Board of Directors” means the Company’s board of directors.
“Bylaws” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Certificate of Incorporation” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock of U.S. Criteo, par value $0.01 per share.
“Company” or “Criteo” means: (i) in respect of the time period prior to the effectiveness of the Conversion, French Criteo; (ii) in respect of the time period following the effectiveness of the Conversion and prior to the effectiveness of the Merger, Lux Criteo; and (iii) in respect of the time period following the effectiveness of the Merger, U.S. Criteo as the surviving corporation of the Merger, in each case as applicable.
“Company Proxies” has the meaning set forth in “Questions and Answers.”
“Computershare” means Computershare Trust Company, N.A.
“Conversion” has the meaning set forth in “Questions and Answers.”
“Conversion Registration Statement” has the meaning set forth in “Where You Can Find More Information.”
“Delaware Exclusive Forum Provision” has the meaning set forth in “Risk Factors.”
“Delegation Proposal” has the meaning set forth in “Questions and Answers.”
“DGCL” means the Delaware General Corporation Law.
“Discharge Proposal” has the meaning set forth in “Questions and Answers.”
“Draft Terms” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Equity Plans” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Exchange Act” has the meaning set forth in “About This Proxy Statement / Prospectus.”
“Federal Forum Provision” has the meaning set forth in “Risk Factors.”
“French Criteo” has the meaning set forth in “Summary of the Proxy Statement / Prospectus.”
“GAAP” means Generally Accepted Accounting Principles.
“General Meeting” has the meaning set forth on the cover page to this proxy statement / prospectus.
“IFRS” means International Financial Reporting Standards.
“IRS” means the Internal Revenue Service of the United States.
“Luxembourg Companies Law” means the Luxembourg law of August 10, 1915 on commercial companies, as amended.
“Lux Criteo” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Makery” means Makery S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), with registered office at 7, Rue Robert Stümper, L-2557 Luxembourg and registered with the R.C.S. Luxembourg under number B298863.
“Merger” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Merger Agreement” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Merger Proposal” has the meaning set forth in “Questions and Answers.”
“Non-U.S. Holder” has the meaning set forth in “U.S. Federal Income Tax Considerations.”
“NYSE” has the meaning set forth on the cover page to this proxy statement / prospectus.
“Omnibus Plan” has the meaning set forth in “Questions and Answers.”
“Omnibus Plan Proposal” has the meaning set forth in “Questions and Answers.”
“Ordinary Shares” means shares of the Company, with a nominal value of EUR 0.025 per share.
“Quarterly Reports” has the meaning set forth in “Where You Can Find More Information.”
“Record Date” has the meaning set forth in “Questions and Answers.”
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” has the meaning set forth in “About This Proxy Statement / Prospectus.”
“Shareholder Proposals” has the meaning set forth in “Questions and Answers.”
“Treasury Regulations” means the Treasury Regulations promulgated under the Code.
“Treasury Shares” has the meaning set forth on the cover page to this proxy statement / prospectus.
“U.S. Criteo” has the meaning set forth on the cover page to this proxy statement / prospectus.
“U.S. Holder” has the meaning set forth in “U.S. Federal Income Tax Considerations.”
“$” means the currency in dollars of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement / prospectus, including any documents incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements include statements with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance and business and the assumptions underlying such statements. By way of illustration, words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “project”, “will”, “should”, “could”, “may”, “predict” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
We base forward-looking statements on our current assumptions, expectations, estimates and projections about us and the markets that we serve in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and often outside of our control. Therefore, actual outcomes and results may differ materially from those expressed in forward-looking statements. In addition to other factors and matters contained in this proxy statement / prospectus, including those disclosed under “Risk Factors” beginning on page 19, forward-looking statements are subject to risks, uncertainties and other factors, including, among others:
•failure to obtain the required shareholder vote to adopt the Merger Proposal, the Discharge Proposal, the Omnibus Plan Proposal or the Delegation Proposal;
•failure to satisfy any of the conditions to the Merger;
•the Merger not being completed;
•the impact or outcome of any legal proceedings or regulatory actions that may be instituted against us in connection with the Merger or related transactions;
•failure to list the Common Stock on the NYSE following the Merger or maintain our listing thereafter;
•inability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Merger, including for example the failure to achieve broader inclusion in major U.S. stock indices;
•the disruption of current plans and operations by the Merger, including for example as a result of the diversion of attention of our management and employees from our operating business and increases in other administrative costs and expenses relating to the Merger;
•the disruption to the Company’s relationships, including with employees, landowners, suppliers, lenders, partners, governments, lobbying professional organizations and shareholders;
•the future financial performance of the Company following the Merger, including our anticipated growth rate and market opportunity;
•changes in shareholders’ rights as a result of the Merger;
•difficulty adapting to operating under the laws of the State of Delaware;
•a delay or failure in our ability to complete the Merger for any reason;
•costs or taxes related to the Merger;
•changes in general political, economic and competitive conditions and specific market conditions;
•adverse changes in the marketing industry;

•changes in applicable laws or accounting practices;
•failure related to our technology and our ability to innovate and respond to changes in technology;
•uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory;
•investments in new business opportunities and the timing of these investments;
•uncertainty regarding our international operations and expansion, including from changes in a specific country’s or region’s political or economic conditions or policies (such as changes in or new tariffs);
•the impact of competition;
•uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith;
•our ability to obtain and utilize certain data as a result of consumer concerns regarding data collection and sharing, as well as potential limitations in accessing data from third parties;
•failure to enhance our brand cost-effectively;
•recent growth rates not being indicative of future growth;
•our ability to manage growth, potential fluctuations in operating results;
•our ability to grow our base of clients;
•risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and
•those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Annual Report and in the Quarterly Reports as well as future filings and reports by the Company.
As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement / prospectus. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this proxy statement / prospectus as a result of new information, future events, changes in expectations or otherwise.

QUESTIONS AND ANSWERS
The following questions and answers are intended to briefly address some commonly asked questions. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Merger, you should carefully read this entire proxy statement / prospectus, including the documents that have been incorporated by reference herein.
Who is entitled to vote at the General Meeting?
Holders of record of Ordinary Shares as of the close of business on October 22, 2026, which is the record date for the General Meeting (the “Record Date”) will be eligible to vote on the items to be presented at the General Meeting. Holders of Ordinary Shares held through a brokerage, bank or other account as of the Record Date should follow the instructions that its broker, bank or other nominee provides to vote such shares. As of July 31, 2026, the Company had 48,997,559 issued and outstanding Ordinary Shares.
What matters will be voted on at the General Meeting and what are the Board of Directors’ voting recommendations?
The General Meeting will be held on December 15, 2026, at 4:00 p.m., Luxembourg time, at the offices of Loyens & Loeff Luxembourg SARL at 18-20, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg for the following purposes:
1)After having acknowledged (I) the report of the Board of Directors on the conflicts of interest declared in accordance with Article 441-7 of the Luxembourg Companies Law, attached as Annex A to this proxy statement / prospectus, and (II) the availability at the registered office of each of Lux Criteo and U.S. Criteo, beginning at least one month prior to the date of the General Meeting through the date of the General Meeting, of (a) executed copies of reports of (i) the Boards of Directors of each of Lux Criteo and U.S. Criteo (copies of which are attached as Annex B and Annex C, respectively, to this proxy statement / prospectus), prepared in accordance with Article 1021-5 of the Luxembourg Companies Law, and (ii) Makery as the independent expert referred to, and prepared in accordance with, Article 1021-6 of the Luxembourg Companies Law, (b) executed copies of the Merger Agreement and Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), pursuant to which, on the terms and subject to the conditions set forth therein, Lux Criteo will merge with and into U.S. Criteo, with U.S. Criteo surviving the Merger, and (c) the Accounts, as required by Article 1021-7 of the Luxembourg Companies Law ((a) through (c) constituting such documents as required to be provided by Article 1021-7 of the Luxembourg Companies Law), and after having been informed at the General Meeting of any significant changes to the assets and liabilities of Lux Criteo from the date of the Draft Terms to the date of the General Meeting in accordance with Article 1021-5 of the Luxembourg Companies Law, to consider and vote upon the Merger and the approval and adoption of the Merger Agreement and Draft Terms (the “Merger Proposal”).
2)To consider and vote upon a proposal to grant a discharge (quitus) to the directors of Lux Criteo in connection with the performance of their mandates for the period from January 1, 2026 to the date of the General Meeting (the “Discharge Proposal”).
3)To consider and vote upon a proposal to approve the Criteo Holdings, Inc. 2027 Omnibus Incentive Plan (a copy of which is attached as Annex H to this proxy statement / prospectus) (the “Omnibus Plan”), including the authorization of the initial share reserve thereunder (the “Omnibus Plan Proposal”).
4)To grant power and authority to the Board of Directors or any person authorized by the Board of Directors, each acting individually and severally and with full power of substitution, (i) to appear before a notary in the Grand Duchy of Luxembourg enacting the acknowledgement (constat) deed to confirm, in the name and on behalf of Lux Criteo and the Board of Directors, that the conditions to the Merger, as specified in the Merger Agreement and the Draft Terms, have been satisfied or waived and that the Merger is to become effective at the specified time therefor and (ii) to carry out, in the name and on behalf of Lux Criteo and the Board of Directors, any actions, filings, notifications and publications as may be deemed necessary or advisable by such person in connection with the matters set out under the proposals described in the accompanying proxy statement / prospectus, including the Merger (the “Delegation Proposal”).
Each of the Omnibus Plan Proposal and the Delegation Proposal is conditioned on the approval of the Merger Proposal. Each of the Merger Proposal and the Discharge Proposal is not conditioned on the approval of any other proposal. The Board of Directors recommends that Lux Criteo shareholders vote FOR each of the proposals.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no other proxy materials?
We are distributing our proxy materials to holders of Ordinary Shares via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites shareholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. We intend that on or about              , 2026, we will make available to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review the proxy materials and how to vote. If you would prefer to receive printed copies of the proxy materials in the mail, please follow the instructions in the Notice of Internet Availability for requesting those materials.
What is the difference between holding Ordinary Shares as a beneficial owner through a broker, bank or other nominee, and as a holder of record?
If you hold Ordinary Shares as a holder of record, you may vote directly or grant a proxy to vote such Ordinary Shares on your behalf by following the instructions provided on your proxy card. If you hold Ordinary Shares through a broker, bank or other nominee in “street name”, you must instruct your broker, bank or other nominee how to vote such Ordinary Shares or to grant a proxy and your broker, bank or other nominee will vote or grant a proxy on your behalf. If you are a record holder of Ordinary Shares and fail to vote or grant a proxy or if you hold Ordinary Shares in street name and fail to provide voting or proxy instructions to your broker, bank or other nominee, then, in each case, such Ordinary Shares will not be voted on any of the proposals being presented at the General Meeting.
From whom will I receive proxy materials for the General Meeting?
If you hold Ordinary Shares registered with our transfer agent and registrar, Computershare, you are considered the shareholder of record with respect to those Ordinary Shares and you will receive instructions to access the proxy materials from us. If you hold Ordinary Shares through a broker, bank or other nominee, you are considered the beneficial owner of the Ordinary Shares and you will receive instructions from your broker, bank or other nominee.
How do I vote my Ordinary Shares?
If you hold Ordinary Shares as of the Record Date, you have the right to (i) vote in person at the General Meeting, (ii) vote in advance of the General Meeting by submitting your proxy card by mail with your voting instructions, or provide your voting instructions by telephone or Internet in accordance with the instructions set forth on your proxy card, or (iii) grant your voting proxy to the chairperson of the General Meeting or a person delegated thereby (the “Company Proxies”), or to any other person. If you vote in advance of the General Meeting by mail, telephone or Internet or grant your voting proxy, your voting instructions or duly executed power of attorney granting such proxy, respectively, must be received by Computershare by 4:00 p.m., Luxembourg time, on December 14, 2026 in order to be taken into account.
How will my Ordinary Shares be voted if I do not vote?
If you hold Ordinary Shares as of the Record Date and do not (i) vote in person at the General Meeting, (ii) vote in advance of the General Meeting by submitting your proxy card by mail with your voting instructions, or provide your voting instructions by telephone or Internet in accordance with the instructions set forth on your proxy card, or (iii) grant your voting proxy to the Company Proxies or to another person who then votes on your behalf, your Ordinary Shares will not be counted as votes cast or considered present or represented for purposes of establishing a quorum of the General Meeting.

If you hold Ordinary Shares as of the Record Date and you vote in advance of the General Meeting by mail, telephone or Internet, your Ordinary Shares will be treated as abstentions (which will not be counted as a vote “FOR” or “AGAINST”) on any matters with respect to which you did not make a selection, unless you grant your voting proxy to the Company Proxies or to any other person with respect to such matters.
How will my Ordinary Shares be voted if I grant my proxy to the Company Proxies or to any other person?
If you are a holder of Ordinary Shares as of the Record Date and grant your voting proxy to the Company Proxies, your Ordinary Shares will be voted in accordance with the Board of Directors’ recommendations. As a result, your Ordinary Shares would be voted “FOR” each proposal. If you grant your voting proxy to any other person, such person will vote at such person’s discretion.
Could other matters be decided at the General Meeting?
At this time, we are unaware of any matters other than the proposals set forth in this proxy statement / prospectus and the possible submission of one or more additional items to be put on the agenda of the General Meeting as described under “Other Matters” (“Shareholder Proposals”). To address the possibility of a Shareholder Proposal being presented at the General Meeting, if you hold Ordinary Shares as of the Record Date, (i) if you vote in person at the General Meeting, you may vote upon any Shareholder Proposals at the General Meeting, (ii) if you vote in advance of the General Meeting by submitting your proxy card by mail with your voting instructions, or provide your voting instructions by telephone or Internet in accordance with the instructions set forth on your proxy card, you may grant your voting proxy to the Company Proxies or to any other person with respect only to any Shareholder Proposals, or (iii) you may grant your voting proxy to the Company Proxies or to any other person with respect to all matters to be voted upon at the General Meeting. The Company Proxies will generally vote any Ordinary Shares for which they have been granted voting proxy with respect to any Shareholder Proposals “AGAINST” such Shareholder Proposals.
Who may attend the General Meeting?
Holders of record of Ordinary Shares as of the Record Date, or their duly appointed proxies, may attend the General Meeting. If you hold Ordinary Shares as of the Record Date, in order for you or your duly appointed proxy to attend the General Meeting in person, you must provide written notice to the Company at least five days prior to the date of the General Meeting. Such notice should be directed to the attention of the Chairperson of the Board of Directors either by mail to the Company’s registered office at Criteo S.A., 5 Place de la Gare, L-1616 Luxembourg, with acknowledgment of receipt, or by email to our Investor Relations department at InvestorRelations@criteo.com, in each case, accompanied with proof of shareholding as of the Record Date and, if applicable, a duly executed power of attorney granting your voting proxy to the desired attendee.
Can I submit questions to be answered during the General Meeting?
You can submit questions concerning items on the agenda of the General Meeting at or before the General Meeting. Questions submitted in advance of the General Meeting must be sent to the Company in writing at least five days prior to the date of the General Meeting. Such questions should be directed to the attention of the Chairperson of the Board of Directors and can be sent either by mail to the Company’s registered office at Criteo S.A., 5 Place de la Gare, L-1616 Luxembourg, with acknowledgment of receipt, or by email to our Investor Relations department at InvestorRelations@criteo.com, in each case, accompanied with proof of shareholding as of the Record Date. Proper questions raised in advance of the meeting in accordance with these procedures will be addressed by the Company during the General Meeting.
Can I change my vote and/or revoke my proxy?
Yes. If you are a holder of Ordinary Shares as of the Record Date you can change your vote and/or revoke your proxy by submitting another properly completed proxy card, or providing your voting instructions by telephone or Internet in accordance with the instructions set forth on your proxy card, at any time prior to 4:00 p.m., Luxembourg time, on December 14, 2026, or by attending the General Meeting and voting in person.

What is an “abstention” and how would it affect voting?
With respect to Ordinary Shares, an “abstention” occurs when a shareholder votes in advance by mail with instructions to abstain from voting regarding a particular matter or without making a selection or making contradictory selections with respect to a particular matter while not having granted such shareholder’s proxy. An abstention by a holder of Ordinary Shares will be counted toward the presence of a quorum. Because an abstention from voting is not voted affirmatively or negatively, it will have no effect on the approval of any of the proposals.
What is a broker non-vote?
A broker non-vote occurs when a broker, bank or other nominee is present or represented and entitled to vote at the General Meeting on behalf of a beneficial owner but does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If there are broker non-votes at the General Meeting, then broker non-votes will not be considered present for the purposes of establishing a quorum or count as votes cast at the General Meeting.
What are the quorum requirements for the proposals?
The General Meeting will require a quorum of at least one-half of the share capital of Lux Criteo for purposes of the Merger Proposal, and a quorum of at least one-third of the shares entitled to vote for purposes of the other proposals. If the quorum requirement is not met at the General Meeting, a second general meeting will be convened at which a quorum of at least one-third of the shares entitled to vote will be required for all proposals. Abstentions are treated as Ordinary Shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned.
What are the voting requirements for the proposals?
Provided that a quorum is met, a two-thirds majority of the votes cast is required to approve the Merger Proposal, and a majority of the votes validly cast is required to approve each of the other proposals. Each of the Omnibus Plan Proposal and the Delegation Proposal is conditioned on the approval of the Merger Proposal. Each of the Merger Proposal and the Discharge Proposal is not conditioned on the approval of any other proposal. Abstentions and broker non-votes (if any) will not count as votes cast on any of the proposals to be presented at the General Meeting.
Who will count the votes?
Representative(s) of Computershare will tabulate the votes and act as scrutineer(s) of the General Meeting.
Who will conduct the proxy solicitation and how much will it cost?
Criteo is making this proxy solicitation and will pay all expenses in connection with the solicitation of proxies for the General Meeting. Our directors and certain of our employees may solicit proxies in person or by telephone, email or other means. These employees and directors will not be paid additional compensation for these services, other than for reimbursement of expenses. In addition, to aid in the solicitation of proxies, we have retained Innisfree as proxy solicitor for a fee of up to $40,000, plus reimbursement of expenses and indemnification against certain losses, costs and expenses.
We will make arrangements with brokers, banks and other nominees for the forwarding of solicitation material to the direct and indirect holders of Ordinary Shares, and we will reimburse such intermediaries for their related expenses.
Where can I find the documents referenced in this proxy statement / prospectus?
Applicable securities laws allow us to “incorporate by reference” information into this proxy statement / prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. See “Where You Can Find More Information – Incorporation by Reference.” The Company’s shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at www.sec.gov. We make available, free of charge on our investor website at

criteo.investorroom.com, all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this proxy statement / prospectus and does not constitute part of this proxy statement / prospectus unless specifically so designated and filed with the SEC. You may obtain additional information by contacting the Company’s Investor Relations department at Criteo S.A., 5 Place de la Gare, L-1616 Luxembourg, or by emailing InvestorRelations@criteo.com.
Who can I contact if I have questions about voting my Ordinary Shares or attending the General Meeting?
If you have any questions about voting your Ordinary Shares or attending the General Meeting, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.
What is the Merger?
If approved by our shareholders, pursuant to the terms and subject to the conditions set forth in the Merger Agreement and Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), in connection with the Merger, at the Effective Time:
(A)Lux Criteo will be merged with and into U.S. Criteo, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation;
(B)all of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time will vest in, and become the assets, property, rights, privileges, powers and franchises of, U.S. Criteo as the surviving corporation;
(C)the debts, liabilities and duties of Lux Criteo will become the debts, liabilities and duties of U.S. Criteo as the surviving corporation;
(D)each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes;
(E)the Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) will be cancelled;
(F)each right and obligation under the Equity Plans will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis;
(G)the certificate of incorporation and the bylaws of U.S. Criteo as the surviving corporation will be amended and restated in their entirety to read substantially in the forms of the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus); and
(H)the directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
Who are the parties to the Merger?
Lux Criteo is a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B              . U.S. Criteo is a Delaware corporation and a wholly owned subsidiary of Lux Criteo. Lux Criteo will be merged with and into U.S. Criteo in the Merger, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation.
Why do we want to change our jurisdiction of incorporation from Luxembourg to the State of Delaware?
On July 29, 2026, we completed our corporate redomiciliation from France to Luxembourg via the cross-border conversion (the “Conversion”) of French Criteo into a Luxembourg public limited liability company. The Conversion positioned us for greater agility and enhanced shareholder value and, because Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, facilitates a subsequent transfer to the United States. The proposed plan to redomicile to the United States via the Merger follows a thorough evaluation by the Board of Directors and our executive leadership team. We believe that the redomiciliation to the United States would position Criteo for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices.
Are there any conditions to completing the Merger?
Yes. Under the Merger Agreement and the Draft Terms, the Merger is conditioned upon:
•approval by the requisite vote of shareholders;
•the Registration Statement on Form S-4 that includes this proxy statement / prospectus becoming effective in accordance with the Securities Act and no stop order suspending its effectiveness is in effect;
•no applicable law or order making the Merger or related transactions illegal or injunction preventing its consummation is in effect, and neither Lux Criteo nor U.S. Criteo is subject to any decree, order or injunction that prohibits the consummation of the Merger or related transactions;
•the Common Stock being approved for listing on a nationally recognized U.S. securities exchange mutually selected by Lux Criteo and U.S. Criteo, subject to any applicable official notice of issuance; and
•other than the filing of the certificate of merger and enactment of the acknowledgment (constat) deed by a Luxembourg notary acknowledging the satisfaction or waiver of the conditions to the Merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Merger, having been obtained or made.
Will the Merger affect the Company’s current or future operations?
Our vision, strategy, and operations will remain unchanged. Our Commerce Intelligence platform is built for the future of shopping, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us to capture the most important shifts in commerce and advertising. We are entering a new chapter of our evolution, bringing together Performance Media, Retail Media, and agentic AI to deliver seamless, intelligent commerce experiences.
Will the Merger dilute my economic interest?
No. The Merger will not dilute your economic interest in the Company. Each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. Each right and obligation under the Equity Plans will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis.
Are Lux Criteo shareholders entitled to appraisal or dissenters’ rights in connection with the Merger?
No. Lux Criteo shareholders are not entitled to appraisal or dissenters’ rights under Luxembourg law in connection with the Merger.

Will the Merger alter my rights with respect to shares I hold in the Company?
As a result of differences between Delaware law and Luxembourg law, and the adoption of the Certificate of Incorporation and Bylaws as a result of the Merger, there will be differences between your rights as a stockholder of U.S. Criteo under Delaware law and your current rights as a shareholder of Lux Criteo under Luxembourg law. These differences are discussed in detail under “Comparison of Shareholder Rights.” Also refer to “Description of U.S. Criteo Securities” for a description of the Common Stock. Copies of the Certificate of Incorporation and the Bylaws are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus.
When do you expect the Merger to be completed?
If approved by our shareholders, pursuant to the terms and subject to the conditions set forth in the Merger Agreement and Draft Terms, the Merger will be effective at 12:00:01 a.m., New York City time, on January 1, 2027, unless another date or time or place is agreed to by the respective Board of Directors of each of Lux Criteo and U.S. Criteo or its duly appointed representative(s). The Common Stock is expected to begin trading on the NYSE on the following trading day.
What effect will the Merger have on my current shares?
Each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. Each right and obligation under the Equity Plans will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis.
How do I receive shares of Common Stock in exchange for my Ordinary Shares?
Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of shares of Common Stock will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent, Computershare (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in U.S. Criteo after the Merger.
What happens to outstanding Lux Criteo compensation and benefit plans in connection with the Merger?
Each right and obligation under the Equity Plans will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis. If the Omnibus Plan Proposal is approved by our shareholders, we will also adopt the Omnibus Plan for future equity award grants. See “Omnibus Plan Proposal” for further information.
Can I sell my Ordinary Shares for cash prior to the Merger?
The Ordinary Shares are currently listed on Nasdaq under the symbol “CRTO” and will continue to be so listed until the Effective Time and may generally be sold for cash in the ordinary course until the Effective Time.
Will the Common Stock be listed on an exchange?
Yes. U.S. Criteo will apply to list the Common Stock on the NYSE under the symbol “CRTO” with trading to begin on the trading day immediately following completion of the Merger.
Who will be the directors and executive officers of U.S. Criteo following the Merger?
The directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

How will the Merger affect the public disclosure Lux Criteo provides to its shareholders?
Upon completion of the Merger, U.S. Criteo will be subject to the same reporting requirements of the SEC and the mandates of the Sarbanes-Oxley Act as Lux Criteo was before the Merger. U.S. Criteo will be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and comply with the proxy rules applicable to domestic issuers. If the Merger is completed, we will no longer be required to file Lux Criteo financial statements in Luxembourg in respect of any accounting period following the Effective Time. Following the Merger, the applicable rules of the NYSE will apply to the Company in lieu of those of Nasdaq.
What are the material tax consequences of the Merger?
The tax consequences of the Merger are complex and will depend on a holder’s particular circumstances. All holders should consult their tax advisor regarding the tax consequences to them of the Merger, including the applicability and effect of U.S. federal, state and local, Luxembourg and other tax laws. For more information, see “U.S. Federal Income Tax Considerations” and “Luxembourg Tax Considerations.”
Are there risks associated with the Merger?
Yes. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors.”
What happens if the Merger is not completed?
If the Merger is not completed for any reason, Lux Criteo will continue as a Luxembourg public limited liability company, and its shareholders will continue to hold Ordinary Shares.

SUMMARY OF THE PROXY STATEMENT / PROSPECTUS
This summary highlights selected information from this proxy statement / prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the General Meeting, you should read this entire document carefully, including the Merger Agreement and the Draft Terms, copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus and are incorporated by reference into this proxy statement / prospectus. For a discussion summarizing the U.S. federal income tax considerations of the Merger, see the section titled “U.S. Federal Income Tax Considerations.”
The Parties
Lux Criteo
Criteo, a global technology company specializing in digital advertising, was initially incorporated as a société par actions simplifiée, or S.A.S., under the laws of France on November 3, 2005 for a period of 99 years and subsequently converted to a société anonyme, or S.A. on March 3, 2006. Criteo is registered at the Paris Commerce and Companies Register under the number 484 786 249. On July 29, 2026, Criteo completed its corporate redomiciliation from France to Luxembourg via the cross-border conversion of Criteo S.A. from a French public limited liability company (“French Criteo”) to a Luxembourg public limited liability company.
Lux Criteo is a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B             . Its agent for service of process in the United States is National Registered Agents, Inc. The Ordinary Shares are registered with the SEC and publicly traded on Nasdaq under the symbol “CRTO.” Criteo’s website is www.criteo.com and its investor website is criteo.investorroom.com. The information contained in, or that can be accessed through, Criteo’s websites is not incorporated into this proxy statement / prospectus.
U.S. Criteo
U.S. Criteo is a Delaware corporation and a wholly owned subsidiary of Lux Criteo, having its principal executive office at 387 Park Ave South, 12th Floor, New York, NY 10016.
Lux Criteo will be merged with and into U.S. Criteo in the Merger, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation.
The Merger
If approved by our shareholders, pursuant to the terms and subject to the conditions set forth in the Merger Agreement and Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), in connection with the Merger, at the Effective Time:
(A)Lux Criteo will be merged with and into U.S. Criteo, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation;
(B)all of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time will vest in, and become the assets, property, rights, privileges, powers and franchises of, U.S. Criteo as the surviving corporation;
(C)the debts, liabilities and duties of Lux Criteo will become the debts, liabilities and duties of U.S. Criteo as the surviving corporation;
(D)each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes;

(E)the Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) will be cancelled;
(F)each right and obligation under the Equity Plans will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis;
(G)the certificate of incorporation and the bylaws of U.S. Criteo as the surviving corporation will be amended and restated in their entirety to read substantially in the forms of the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus); and
(H)the directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
Reasons for the Merger
On July 29, 2026, we completed our corporate redomiciliation from France to Luxembourg via the Conversion. The Conversion positioned us for greater agility and enhanced shareholder value and, because Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, facilitates a subsequent transfer to the United States. We are excited to share another important milestone in this journey and present for shareholder approval our plan to redomicile to the United States via the Merger. This decision follows a thorough evaluation by the Board of Directors and our executive leadership team. We believe that the redomiciliation to the United States would position Criteo for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices.
Date, Time and Place of the General Meeting
The General Meeting will be held on December 15, 2026, at 4:00 p.m., Luxembourg time, at the offices of Loyens & Loeff Luxembourg SARL at 18-20, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg.
Proposals for Shareholder Approval
The Merger Proposal
After having acknowledged (I) the report of the Board of Directors on the conflicts of interest declared in accordance with Article 441-7 of the Luxembourg Companies Law, attached as Annex A to this proxy statement / prospectus, and (II) the availability at the registered office of each of Lux Criteo and U.S. Criteo, beginning at least one month prior to the date of the General Meeting through the date of the General Meeting, of (a) executed copies of reports of (i) the Boards of Directors of each of Lux Criteo and U.S. Criteo (copies of which are attached as Annex B and Annex C, respectively, to this proxy statement / prospectus), prepared in accordance with Article 1021-5 of the Luxembourg Companies Law, and (ii) Makery as the independent expert referred to, and prepared in accordance with, Article 1021-6 of the Luxembourg Companies Law, (b) executed copies of the Merger Agreement and Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), pursuant to which, on the terms and subject to the conditions set forth therein, Lux Criteo will merge with and into U.S. Criteo, with U.S. Criteo surviving the Merger, and (c) the Accounts, as required by Article 1021-7 of the Luxembourg Companies Law ((a) through (c) constituting such documents as required to be provided by Article 1021-7 of the Luxembourg Companies Law), and after having been informed at the General Meeting of any significant changes to the assets and liabilities of Lux Criteo from the date of the Draft Terms to the date of the General Meeting in accordance with Article 1021-5 of the Luxembourg Companies Law, to consider and vote upon the Merger and the approval and adoption of the Merger Agreement and Draft Terms.

Following the Merger, Criteo will be a public company incorporated in the State of Delaware with the Common Stock listed on the NYSE. Pursuant to the Merger, the certificate of incorporation and the bylaws of the Company will be amended and restated in their entirety at the effective time of the Merger to read substantially in the forms of the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus).
The Discharge Proposal
To consider and vote upon a proposal to grant a discharge (quitus) to the directors of Lux Criteo in connection with the performance of their mandates for the period from January 1, 2026 to the date of the General Meeting.
The Omnibus Plan Proposal
To consider and vote upon a proposal to approve the Omnibus Plan (a copy of which is attached as Annex H to this proxy statement / prospectus), including the authorization of the initial share reserve thereunder.
The Delegation Proposal
To grant power and authority to the Board of Directors or any person authorized by the Board of Directors, each acting individually and severally and with full power of substitution, (i) to appear before a notary in the Grand Duchy of Luxembourg enacting the acknowledgement (constat) deed to confirm, in the name and on behalf of Lux Criteo and the Board of Directors, that the conditions to the Merger, as specified in the Merger Agreement and the Draft Terms, have been satisfied or waived and that the Merger is to become effective at the specified time therefor and (ii) to carry out, in the name and on behalf of Lux Criteo and the Board of Directors, any actions, filings, notifications and publications as may be deemed necessary or advisable by such person in connection with the matters set out under the proposals described in the accompanying proxy statement / prospectus, including the Merger.
Quorum Requirements
The General Meeting will require a quorum of at least one-half of the share capital of Lux Criteo for purposes of the Merger Proposal, and a quorum of at least one-third of the shares entitled to vote for purposes of the other proposals. If the quorum requirement is not met at the General Meeting, a second general meeting will be convened at which a quorum of at least one-third of the shares entitled to vote will be required. Abstentions are treated as Ordinary Shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned.
Voting Requirements
Provided that a quorum is met, a two-thirds majority of the votes cast is required to approve the Merger Proposal, and a majority of the votes validly cast is required to approve each of the other proposals. Each of the Omnibus Plan Proposal and the Delegation Proposal is conditioned on the approval of the Merger Proposal. Each of the Merger Proposal and the Discharge Proposal is not conditioned on the approval of any other proposal. Abstentions and broker non-votes (if any) will not count as votes cast on any of the proposals to be presented at the General Meeting.
Recommendation of the Board of Directors
The Board of Directors believes that the Merger Proposal and the other proposals to be presented at the General Meeting are in the best interests of Lux Criteo’s shareholders and recommends that its shareholders vote “FOR” the Merger Proposal, “FOR” the Discharge Proposal, “FOR” the Omnibus Plan Proposal and “FOR” the Delegation Proposal.
Appraisal Rights
There are no statutory appraisal rights under Luxembourg law in connection with the Merger.

Conditions to the Effectiveness of the Merger
Under the Merger Agreement and the Draft Terms, the Merger is conditioned upon:
•approval by the requisite vote of shareholders;
•the Registration Statement on Form S-4 that includes this proxy statement / prospectus becoming effective in accordance with the Securities Act and no stop order suspending its effectiveness is in effect;
•no applicable law or order making the Merger or related transactions illegal or injunction preventing its consummation is in effect, and neither Lux Criteo nor U.S. Criteo is subject to any decree, order or injunction that prohibits the consummation of the Merger or related transactions;
•the Common Stock being approved for listing on a nationally recognized U.S. securities exchange mutually selected by Lux Criteo and U.S. Criteo, subject to any applicable official notice of issuance; and
•other than the filing of the certificate of merger and enactment of the acknowledgment (constat) deed by a Luxembourg notary acknowledging the satisfaction or waiver of the conditions to the Merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Merger, having been obtained or made.
Accounting Treatment of the Merger Under U.S. GAAP
The Merger will represent a transaction between entities under common control in accordance with the requirements of ASC 805-50 and will be accounted for prospectively from the date of the Merger. Accordingly, assets and liabilities of Lux Criteo will be reflected at their carrying amounts in the accounts of U.S. Criteo upon completion of the Merger. We have not presented separate financial information for U.S. Criteo as U.S. Criteo has no material assets or liabilities and has not engaged in any material business or activities other than in connection with the Merger.
The consolidated financial statements of U.S. Criteo immediately following the Merger will reflect the consolidated financial statements of Lux Criteo immediately prior to the Merger.
Each Ordinary Share issued and outstanding immediately prior to the Effective Time, other than any Treasury Shares, will automatically be cancelled, and U.S. Criteo will issue to the holder thereof, in exchange therefor, shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. The Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time, all of which are held by Lux Criteo, will be cancelled.
Regulatory Matters
Other than the filing of the certificate of merger and enactment of the acknowledgment (constat) deed by a Luxembourg notary acknowledging the satisfaction or waiver of the conditions to the Merger, we are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, and various portions of the Luxembourg Companies Law.
Risk Factors
Before you decide how to vote on the proposals to be presented at the General Meeting, you should consider carefully all of the information contained in this proxy statement / prospectus and the documents incorporated herein by reference, including those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Annual Report and in the Quarterly Reports as well as future filings and reports by the Company, and any amendments thereto. You should also consider the factors described under “Risk Factors” beginning on page 19 of this proxy statement / prospectus.

RISK FACTORS
Before you decide how to vote on the proposals to be presented at the General Meeting, you should consider carefully the following risk factors and all other information contained in this proxy statement / prospectus and the documents incorporated herein by reference, along with those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Annual Report and in the Quarterly Reports as well as future filings and reports by the Company and any amendments thereto. The risks and uncertainties described below and therein are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that affect us. If any of the following risks materialize, our business, financial condition and results of operations could be materially harmed. In that case, the trading price of our shares could decline, and you may lose some or all your investment.
Risks Related to Our Business and Industry
You should read and consider the risk factors relating to Lux Criteo, which will continue to affect U.S. Criteo after completion of the Merger and are described under the heading “Risk Factors” in the Annual Report and in the Quarterly Reports. Each such risk factor is incorporated by reference into this proxy statement / prospectus.
Risks Relating to the Merger
We expect to incur additional costs in connection with the Merger and management attention may be diverted to complete the Merger, and our business may otherwise be impacted by disruptions or uncertainty associated with the Merger.
We expect to incur additional direct and indirect costs as a result of the Merger. The Company operates in multiple jurisdictions, and other indirect tax costs are expected to be incurred in jurisdictions in which Criteo has subsidiaries. Following the Merger, U.S. Criteo will hold meetings of the Board of Directors and annual general meetings of its stockholders in the United States. We also expect to increase our presence in the United States and incur costs and expenses, including professional fees, to comply with U.S. corporate, tax and other laws and regulations. In addition, we expect to incur attorneys’ fees, accountants’ fees, other advisors’ fees, filing fees, mailing expenses and printing expenses in connection with the Merger, even if it is not approved or completed. The Merger may also divert the attention of our management and employees from our operating business and increase other administrative costs and expenses. Further, though U.S. Criteo will carry on the business currently conducted by Lux Criteo, certain relationships, including with employees, landowners, suppliers, lenders, partners, governments, lobbying professional organizations and shareholders, may be subject to disruption due to uncertainty associated with the Merger, contractual termination, default, acceleration or similar provisions that may be triggered, deemed to be triggered or claimed to be triggered as a result of the Merger or potentially negative publicity resulting from the Merger, any of which could adversely affect our business and operations.
Legislative, regulatory, administrative, shareholder or third party action in connection with or as a result of the Merger, or changes to or implementation of laws, rules, regulations or policies or the interpretations thereof, could materially delay or prevent the Merger, eliminate or reduce some or all of the anticipated benefits of the Merger or otherwise materially and adversely affect our business, results of operations and financial condition.
We could be the subject of legislative, regulatory, administrative, stockholder or third party action in connection with or as a result of the Merger. Any such action may seek or result in delaying, hindering, impeding, preventing, rescinding or nullifying the Merger. We are subject to a wide variety of Luxembourg, European Union and U.S. securities laws, rules, regulations and policies. There can be no assurance that such laws, rules, regulations and policies or the interpretations thereof (including through enforcement priorities, executive orders and investigations) will not be changed or implemented in connection with or as a result of the Merger or otherwise. Such changes or implementations could materially delay or prevent the Merger, eliminate or reduce some or all of the anticipated benefits of the Merger or otherwise materially and adversely affect our business, results of operations and financial condition. In addition, as a Delaware corporation following the Merger, we will be required to comply with numerous U.S. and Delaware laws and regulations, and we may incur costs and divert management attention as we seek to ensure compliance with a changing regulatory regime.

The Merger is conditional, and the conditions may not be satisfied, or we may choose to abandon or delay the Merger.
Completion of the Merger is conditional, among other things, upon the satisfaction or waiver of certain conditions, which include the receipt of shareholder approval. There can be no assurance that these conditions will be fulfilled or that the Merger will be completed. Further, we may abandon or delay the Merger, which, for example, could be the result of an increase in our estimated cost of the Merger or determination that the Merger may not result in the benefits we expect and a determination by the Board of Directors that the Merger is no longer in the best interests of shareholders.
The market for our shares may fluctuate as a result of the Merger.
The U.S. stock market generally , and the market for our securities in particular, has been and may continue to be subject to fluctuations, whether due to, or irrespective of, our operating results and financial condition. The Ordinary Shares are currently listed on Nasdaq. In connection with the Merger, we intend to list the Common Stock on the NYSE under the ticker symbol “CRTO”. We cannot predict the prices at which our securities may trade after the Merger, or whether the trading price of the Ordinary Shares absent the Merger would have been lower, higher or the same. In addition, if the trading market for the Common Stock cannot be sustained or is lower than that of the Ordinary Shares, it could increase price volatility. Should the market price of the Common Stock drop significantly, stockholders may institute securities class action lawsuits against us. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.
Risks Related to Taxation
If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, stockholders may be required to pay U.S. federal income taxes.
It is intended that the Merger qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code, and Lux Criteo and U.S. Criteo intend to file tax returns consistent with this intended tax treatment. However, the IRS may assert, and a court may sustain, a contrary position. If the Merger does not qualify as a form of reorganization within the meaning of Section 368(a) of the Code, stockholders would generally recognize taxable gain or loss upon their exchange of Ordinary Shares for Common Stock pursuant to the Merger.
Our tax position could be adversely impacted by changes in tax laws in various jurisdictions.
Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in France, Luxembourg, the United States or other jurisdictions following the Merger. Any such changes could subject us to increased taxation and potentially significant expense. Following the Merger, we may be subject to current U.S. federal income taxes on the earnings of our non-U.S. affiliates in a manner that may adversely impact our effective tax rate. For example, as a Delaware corporation, we may be subject to U.S. federal income tax on income earned outside of the United States under the U.S. “controlled foreign corporation,” or “CFC,” rules, subject to the availability of certain credits and exemptions related to the taxes paid or income earned in those jurisdictions. Moreover, the Merger may not allow us to maintain a competitive worldwide effective corporate tax rate. We cannot provide any assurance as to what our worldwide effective tax rate will be after the Merger because of, among other things, uncertainty regarding the amount of business activities and profits in any particular jurisdiction in the future and the tax laws of such jurisdictions. Our actual worldwide effective tax rate may vary from our expectation and that variation may be material.
The Merger may result in adverse tax consequences for holders of Ordinary Shares.
U.S. Holders may be subject to U.S. federal income tax as a result of the Merger. A U.S. Holder who on the day of the Merger beneficially owns Ordinary Shares with a fair market value of less than $50,000 and is not a 10% U.S. Holder will generally not recognize any gain or loss and will generally not be required to include any part of our earnings in income. A U.S. Holder who on the day of the Merger beneficially owns Ordinary Shares with a fair market value of $50,000 or more and is not a 10% U.S. Holder will generally recognize gain (but not loss) in respect of the Merger as if such U.S. Holder exchanged its Ordinary Shares for Common Stock in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the Ordinary Shares held directly by such U.S. Holder. A U.S. Holder who on the day of the Merger is a 10% U.S. Holder will generally be required to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations) attributable to the Ordinary Shares held directly by such U.S. Holder. The determination of Lux Criteo’s earnings and profits is a complex determination and may be affected by numerous factors. We may not provide U.S. Holders with the information required to calculate the “all earnings and profits amount” attributable to the Ordinary Shares held directly by such U.S. Holder. There can be no assurance that the IRS, or a court, will agree with Lux Criteo’s determination of its earnings and profits.
Risks Relating to Being a Delaware Corporation
The rights of stockholders under Delaware law differ from the rights of shareholders under Luxembourg law.
Currently, your rights as a shareholder of Lux Criteo are governed by the laws of Luxembourg and Lux Criteo’s existing articles of association. Following the Merger, your rights as a stockholder of U.S. Criteo will be governed by Delaware law and the Certificate of Incorporation and Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus), which contain provisions that differ in certain respects from those currently in effect. Therefore, some of your rights as a shareholder will change as a result of the Merger. For a description of your rights following the Merger and how they may differ from your current rights, please see “Comparison of Shareholder Rights” beginning on page 63.
Provisions in the Certificate of Incorporation and Bylaws could impact change in control transactions.
In addition to protections afforded under the DGCL, the Certificate of Incorporation and Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus) contain provisions that could have the effect of delaying or preventing changes in control or changes in management or the Board of Directors. These provisions include:
•providing that the Board of Directors will have the authority to increase or decrease its size without stockholder approval, and that vacancies on the Board of Directors, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director;
•providing that the Board of Directors will have the authority to determine designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding);
•providing that until the seventh annual meeting of the stockholders of U.S. Criteo following the Merger, the Board of Directors will be divided into two classes, with each class serving a staggered two-year term (which is consistent with how the current and historical Board of Directors has served), and removal of directors by stockholders during this time may be for cause only (and thereafter each director will serve a one-year term and be subject to removal by stockholders with or without cause);
•requiring advance notice applicable to stockholders for director nominations and actions to be taken at annual meetings (which will be lengthier than the current and historical requirements of the Company);
•requiring minimum ownership thresholds of stockholders to call a special meeting (which will be higher than the current and historical requirements of the Company); and
•providing that the Board of Directors is expressly authorized to adopt, or to alter or amend or repeal provisions in the Bylaws.

The Certificate of Incorporation will contain an exclusive forum provision that could limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for such disputes and may discourage lawsuits against us and any of our directors, officers or other employees.
The Certificate of Incorporation will provide that, unless U.S. Criteo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or the federal district court in the State of Delaware if the Court of Chancery does not have subject matter jurisdiction) is the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of U.S. Criteo’s current or former directors, officers or other employees or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Exclusive Forum Provision”). The Certificate of Incorporation will further provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act (the “Federal Forum Provision”).
The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions in the Certificate of Incorporation will not relieve U.S. Criteo of its duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
The exclusive forum provisions in the Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with U.S. Criteo or its directors, officers or other employees, which may discourage lawsuits against U.S. Criteo and its directors, officers and other employees. In addition, stockholders who do bring a claim in the Court of Chancery of the State of Delaware pursuant to the Delaware Exclusive Forum Provision or in the federal district courts of the United States pursuant to the Federal Forum Provision could face additional litigation costs in pursuing any such claim, particularly in the case of the Court of Chancery of the State of Delaware if they do not reside in or near Delaware. The court in the designated forum under our exclusive forum provisions may also reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be adverse to our stockholders. Further, the enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find any of our exclusive forum provisions to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find all or any part of our exclusive forum provisions to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

GENERAL MEETING OF LUX CRITEO SHAREHOLDERS
General
Lux Criteo is furnishing this proxy statement / prospectus to its shareholders as part of the solicitation of proxies by the Board of Directors for use at the General Meeting and at any adjournment or postponement thereof. This proxy statement / prospectus provides Lux Criteo’s shareholders with information they need to know in order to be able to vote or instruct their vote to be cast at the General Meeting.
Information About the General Meeting
The General Meeting will be held on December 15, 2026, at 4:00 p.m., Luxembourg time, at the offices of Loyens & Loeff Luxembourg SARL at 18-20, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg. Only holders of Ordinary Shares of record on the Record Date of October 22, 2026 are entitled to notice of and vote at the General Meeting.
Purpose of the General Meeting
At the General Meeting, Lux Criteo is asking holders of Ordinary Shares to vote on the following proposals:
1)The Merger Proposal: After having acknowledged (I) the report of the Board of Directors on the conflicts of interest declared in accordance with Article 441-7 of the Luxembourg Companies Law, attached as Annex A to this proxy statement / prospectus, and (II) the availability at the registered office of each of Lux Criteo and U.S. Criteo, beginning at least one month prior to the date of the General Meeting through the date of the General Meeting, of (a) executed copies of reports of (i) the Boards of Directors of each of Lux Criteo and U.S. Criteo (copies of which are attached as Annex B and Annex C, respectively, to this proxy statement / prospectus), prepared in accordance with Article 1021-5 of the Luxembourg Companies Law, and (ii) Makery as the independent expert referred to, and prepared in accordance with, Article 1021-6 of the Luxembourg Companies Law, (b) executed copies of the Merger Agreement and Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), pursuant to which, on the terms and subject to the conditions set forth therein, Lux Criteo will merge with and into U.S. Criteo, with U.S. Criteo surviving the Merger, and (c) the Accounts, as required by Article 1021-7 of the Luxembourg Companies Law ((a) through (c) constituting such documents as required to be provided by Article 1021-7 of the Luxembourg Companies Law), and after having been informed at the General Meeting of any significant changes to the assets and liabilities of Lux Criteo from the date of the Draft Terms to the date of the General Meeting in accordance with Article 1021-5 of the Luxembourg Companies Law, to consider and vote upon the Merger and the approval and adoption of the Merger Agreement and Draft Terms.
2)The Discharge Proposal: To consider and vote upon a proposal to grant a discharge (quitus) to the directors of Lux Criteo in connection with the performance of their mandates for the period from January 1, 2026 to the date of the General Meeting.
3)The Omnibus Plan Proposal: To consider and vote upon a proposal to approve the Omnibus Plan (a copy of which is attached as Annex H to this proxy statement / prospectus), including the authorization of the initial share reserve thereunder.
4)The Delegation Proposal: To grant power and authority to the Board of Directors or any person authorized by the Board of Directors of Lux Criteo, each acting individually and severally and with full power of substitution, (i) to appear before a notary in the Grand Duchy of Luxembourg enacting the acknowledgement (constat) deed to confirm, in the name and on behalf of Lux Criteo and the Board of Directors, that the conditions to the Merger, as specified in the Merger Agreement and the Draft Terms, have been satisfied or waived and that the Merger is to become effective at the specified time therefor and (ii) to carry out, in the name and on behalf of Lux Criteo and the Board of Directors, any actions, filings, notifications and publications as may be deemed necessary or advisable by such person in connection with the matters set out under the proposals described in the accompanying proxy statement / prospectus, including the Merger.
Recommendation of the Lux Criteo Board of Directors
The Board of Directors believes that each of the Merger Proposal, the Discharge Proposal, the Omnibus Plan Proposal and the Delegation Proposal is fair to and in the best interests of Lux Criteo and its shareholders and recommends that its shareholders vote “FOR” the Merger Proposal, “FOR” the Discharge Proposal, “FOR” the Omnibus Plan Proposal and “FOR” the Delegation Proposal.
Quorum and Vote Required
The General Meeting will require a quorum of at least one-half of the share capital of Lux Criteo for purposes of the Merger Proposal, and a quorum of at least one-third of the shares entitled to vote for purposes of the other proposals. If the quorum requirement is not met at the General Meeting, a second general meeting will be convened at which a quorum of at least one-third of the shares entitled to vote will be required. If a quorum is not present, the meeting will be adjourned. Provided that a quorum is met, a two-thirds majority of the votes cast is required to approve the Merger Proposal, and a majority of the votes validly cast is required to approve each of the other proposals.
Abstentions are treated as Ordinary Shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes (if any) will not count as votes cast on any of the proposals to be presented at the General Meeting.
Each of the Omnibus Plan Proposal and the Delegation Proposal is conditioned on the approval of the Merger Proposal. Each of the Merger Proposal and the Discharge Proposal is not conditioned on the approval of any other proposal.
Voting Your Shares
If you hold Ordinary Shares as a holder of record, you may vote directly or grant a proxy to vote such Ordinary Shares on your behalf by following the instructions provided on your proxy card. If you hold Ordinary Shares through a broker, bank or other nominee in “street name”, you must instruct your broker, bank or other nominee how to vote such Ordinary Shares or to grant a proxy and your broker, bank or other nominee will vote or grant a proxy on your behalf. If you are a record holder of Ordinary Shares and fail to vote or grant a proxy or if you hold Ordinary Shares in street name and fail to provide voting or proxy instructions to your broker, bank or other nominee, then, in each case, such Ordinary Shares will not be voted on any of the proposals being presented at the General Meeting.
If you hold Ordinary Shares registered with our transfer agent and registrar, Computershare, you are considered the shareholder of record with respect to those Ordinary Shares and you will receive instructions to access the proxy materials from us. If you hold Ordinary Shares through a broker, bank or other nominee, you are considered the beneficial owner of the Ordinary Shares and you will receive proxy materials from your broker, bank or other nominee.
If you hold Ordinary Shares as of the Record Date, you have the right to (i) vote in person at the General Meeting, (ii) vote in advance of the General Meeting by submitting your proxy card by mail with your voting instructions, or provide your voting instructions by telephone or Internet in accordance with the instructions set forth on your proxy card, or (iii) grant your voting proxy to the Company Proxies or to any other person. If you vote in advance of the General Meeting by mail, telephone or Internet or grant your voting proxy, your voting instructions or duly executed power of attorney granting such proxy, respectively, must be received by Computershare by 4:00 p.m., Luxembourg time, on December 14, 2026 in order to be taken into account
If you are a holder of Ordinary Shares as of the Record Date and grant your voting proxy to the Company Proxies, your Ordinary Shares will be voted in accordance with the Board of Directors’ recommendations. As a result, your Ordinary Shares would be voted “FOR” each proposal.

Holders of record of Ordinary Shares as of the Record Date, or their duly appointed proxies, may attend the General Meeting. If you hold Ordinary Shares as of the Record Date, in order for you or your duly appointed proxy to attend the General Meeting in person, you must provide written notice to the Company at least five days prior to the date of the General Meeting. Such notice should be directed to the attention of the Chairperson of the Board of Directors either by mail to the Company’s registered office at Criteo S.A., 5 Place de la Gare, L-1616 Luxembourg, with acknowledgment of receipt, or by email to our Investor Relations department at InvestorRelations@criteo.com, in each case, accompanied with proof of shareholding as of the Record Date and, if applicable, a duly executed power of attorney granting your voting proxy to the desired attendee.
If you are a holder of Ordinary Shares as of the Record Date you can change your vote and/or revoke your proxy by submitting another properly completed proxy card, or provide your voting instructions by telephone or Internet in accordance with the instructions set forth on your proxy card, at any time prior to 4:00 p.m., Luxembourg time, on December 14, 2026, or by attending the General Meeting and voting in person.
Who Can Answer Your Questions About Voting Your Shares
If you have any questions about the information contained in this proxy statement / prospectus, voting your shares or attending the General Meeting, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.
Proxy Solicitation Costs
Criteo is making this proxy solicitation and will pay all expenses in connection with the solicitation of proxies for the General Meeting. Our directors and certain of our employees may solicit proxies in person or by telephone, videoconference, email or other means. These employees and directors will not be paid additional compensation for these services, other than for reimbursement of expenses. In addition, to aid in the solicitation of proxies, we have retained Innisfree as proxy solicitor for a fee of up to $40,000, plus reimbursement of expenses and indemnification against certain losses, costs and expenses. Lux Criteo will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Lux Criteo will reimburse them for their reasonable expenses.

THE MERGER PROPOSAL
The following includes a summary of the material provisions of the Merger Agreement and the Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus). We encourage you to read the Merger Agreement and the Draft Terms in their entirety. In the event of any discrepancy between the terms of the Merger Agreement, the Draft Terms and the following summary, the Merger Agreement and the Draft Terms will control.
Introduction
The Merger Agreement and Draft Terms set forth the terms and conditions pursuant to which, at the Effective Time, Lux Criteo will be merged with and into U.S. Criteo, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation. All of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time will vest in, and become the assets, property, rights, privileges, powers and franchises of, U.S. Criteo as the surviving corporation, and the debts, liabilities and duties of Lux Criteo will become the debts, liabilities and duties of U.S. Criteo as the surviving corporation.
Each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. The Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) will be cancelled.
Each right and obligation under the Equity Plans will be assumed by U.S. Criteo as the surviving corporation and will be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis.
The certificate of incorporation and the bylaws of U.S. Criteo as the surviving corporation will be amended and restated in their entirety to read substantially in the forms of the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G respectively, to this proxy statement / prospectus).
The directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
The Parties
Criteo, a global technology company specialized in digital advertising, was initially incorporated as a société par actions simplifiée, or S.A.S., under the laws of France on November 3, 2005 for a period of 99 years and subsequently converted to a société anonyme, or S.A. on March 3, 2006. Criteo is registered at the Paris Commerce and Companies Register under the number 484 786 249. On July 29, 2026, Criteo completed its corporate redomiciliation from France to Luxembourg via the cross-border conversion of Criteo S.A. from a French public limited liability company to a Luxembourg public limited liability company.
Lux Criteo is a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B               . Its agent for service of process in the United States is National Registered Agents, Inc. The Ordinary Shares are registered with the SEC and publicly traded on Nasdaq under the symbol “CRTO.” Criteo’s website is www.criteo.com and its investor website is criteo.investorroom.com. The information contained in, or that can be accessed through, Criteo’s websites is not incorporated into this proxy statement / prospectus.
U.S. Criteo is a Delaware corporation and a wholly owned subsidiary of Lux Criteo, having its principal executive office at 387 Park Ave South, 12th Floor, New York, NY 10016.

Lux Criteo will be merged with and into U.S. Criteo in the Merger, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation.
Background for the Merger
The transformation of capital markets over the past decade has fundamentally changed the investment landscape, creating compelling reasons for Criteo to redomicile to the United States. According to Bloomberg, passive investment strategies now represent more than half of U.S. equity assets, compared to less than 30% when Criteo completed its IPO in 2013. While the termination of Criteo’s prior ADS program in connection with the Conversion in favor of a direct listing of its ordinary shares on Nasdaq increased the Company’s access to this growing pool of capital, certain key U.S. indices use a U.S. domicile as one of their criteria for a company’s inclusion. We believe that the redomiciliation to the United States would position Criteo for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices.
Index exclusion may limit Criteo’s access to a massive and growing pool of capital. Based on data from First Trust, passive mutual funds and ETFs reported net inflows totaling $903 billion in 2025, while active funds experienced net outflows of $189 billion during the same period. If we are able to achieve index inclusion, gaining access to a broader investor base could contribute to improved access to capital and more efficient price discovery.
The Board of Directors and its strategy committee, and the Company’s senior management, periodically review the Company’s structure with the goal of maximizing shareholder value. As part of these evaluations, the Board of Directors and its strategy committee, and the Company’s senior management, have, from time to time, considered various alternatives, including continuing as a French company with ADSs listed on Nasdaq prior to the Conversion or continuing as a Luxembourg company following the Conversion, redomiciliation to other jurisdictions and listing securities on other exchanges and/or in other jurisdictions.
On October 22, 2025, the Board of Directors discussed with management the Conversion and, after deliberation, determined that the Conversion is in the best interests (intérêt social) of the Company and will benefit its shareholders, employees and other stakeholders. On October 29, 2025, the Company announced in a press release its intent to pursue the Conversion and that following the Conversion, Criteo intends to pursue a subsequent transfer of its domicile from Luxembourg to the United States if the Board of Directors determines such action is in the best interests of Criteo and its shareholders.
On May 12, 2026, the Company delivered to its works council an information memorandum regarding the Merger together with the agenda for the first information and consultation meeting relating to the Merger. The meeting took place on May 18, 2026 and additional meetings took place thereafter. Following its review, the Company’s works council issued its opinion regarding the Merger on July 21, 2026.
On July 29, 2026, the Company completed the Conversion. The same day, after careful consideration, the Board of Directors approved the Merger and related matters to be voted upon at the General Meeting and recommended that the Company’s shareholders vote FOR the approval of each of the matters to be considered and voted upon at the General Meeting, as further described in this proxy statement / prospectus. The Board of Directors believes this is in the best interests of the Company and its shareholders.
Reasons for the Merger
This decision follows a thorough evaluation by the Board of Directors and our executive leadership team. We believe that the redomiciliation to the United States would position Criteo for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices. The Board of Directors also considered various other risks associated with the Merger described under “Risk Factors” beginning on page 19 of this proxy statement / prospectus. The Board of Directors concluded that the potential benefits that the Company and its shareholders could achieve as a result of the Merger outweigh the potentially negative factors associated with the Merger. Accordingly, the Board of Directors determined that the Merger, and the related proposals set forth in this proxy statement / prospectus, are in the best interests of the Company and its shareholders.

Conditions to Completion of the Merger
Under the Merger Agreement and the Draft Terms, the Merger is conditioned upon:
•approval by the requisite vote of shareholders;
•the Registration Statement on Form S-4 that includes this proxy statement / prospectus becoming effective in accordance with the Securities Act and no stop order suspending its effectiveness is in effect;
•no applicable law or order making the Merger or related transactions illegal or injunction preventing its consummation is in effect, and neither Lux Criteo nor U.S. Criteo is subject to any decree, order or injunction that prohibits the consummation of the Merger or related transactions;
•the Common Stock being approved for listing on a nationally recognized U.S. securities exchange mutually selected by Lux Criteo and U.S. Criteo, subject to any applicable official notice of issuance; and
•other than the filing of the certificate of merger and enactment of the acknowledgment (constat) deed by a Luxembourg notary acknowledging the satisfaction or waiver of the conditions to the Merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Merger, having been obtained or made.
Termination
We may decide to terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time.
Management of U.S. Criteo
The directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
The directors and officers of U.S. Criteo will each enter into an indemnification agreement with U.S. Criteo providing them with contractual rights to indemnification to the fullest extent permissible by Delaware law.
Interests of Certain Persons in the Merger
The closing of the Merger is included as one of several performance milestones for our Chief Executive Officer and Chief Legal and Transformation Officer with respect to each of their annual bonus opportunities under Lux Criteo’s Executive Bonus Plan for fiscal year 2026. Specifically, the closing comprises up to 6% of our Chief Executive Officer’s maximum annual bonus opportunity (i.e., up to $90,000) and up to 10% of our Chief Legal and Transformation Officer’s maximum annual bonus opportunity (i.e., up to $68,600).
Edmond Mesrobian, Nathalie Balla and Rachel Picard, members of the Board of Directors, have been granted warrants by the Company in accordance with the terms and conditions set out in French law-governed warrant agreements entered into between the Company and each holder of such warrants, the form of which, translated into English, is attached as Exhibit 10.6 to the Registration Statement on Form S-4 that includes this proxy statement / prospectus and is incorporated herein by reference. Pursuant to such warrant agreements, upon a merger of Lux Criteo with and into another company, unless otherwise determined by the Board of Directors, such warrants will be accelerated such that their holders can exercise their warrants and any unexercised warrants will be deemed null and void. In connection with the Merger, the Board of Directors waived the obligation of the holders of the warrants to exercise their warrants or have them be deemed null and void, such that the holders of such warrants will continue to hold the warrants pursuant to the terms and subject to the conditions of their respective warrant agreements following the Merger. This matter is addressed in the report of the Board of Directors on the conflicts of interest declared in accordance with Article 441-7 of the Luxembourg Companies Law, attached as Annex A to this proxy statement / prospectus

Other than the foregoing, we do not believe that any of our directors or executive officers have interests in the Merger that are different from the interests of our shareholders generally, and there are no additional compensation arrangements for any director or executive officer that are conditioned upon, or otherwise relate to, the closing of the Merger.
Comparison of Rights of Holders of Ordinary Shares with Holders of Common Stock
The completion of the Merger will change the governing corporate law that applies to our shareholders from Luxembourg law to Delaware law. The legal system governing corporations organized under Delaware law differs from the legal system governing corporations organized under Luxembourg law. As a result, we are unable to adopt governing documents for U.S. Criteo that are identical, or even substantially similar, to the governing documents for Lux Criteo. At the Effective Time, the certificate of incorporation and the bylaws of U.S. Criteo as the surviving corporation will be amended and restated in their entirety to read substantially in the forms of the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus).
We summarize the material differences between the governing documents for Lux Criteo and U.S. Criteo, and the changes in your rights as a shareholder resulting from the Merger, under “Comparison of Shareholder Rights.”
The characteristics of and the differences between the Ordinary Shares and the Common Stock are summarized under “Description of U.S. Criteo Securities” and “Comparison of Shareholder Rights.”
Regulatory Matters
Other than the filing of the certificate of merger with the Delaware Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg corporate law.
Dissenters’ Rights
There are no dissenters’ rights under Luxembourg law in connection with the Merger.
Exchange of Shares
Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of shares of Common Stock will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in U.S. Criteo after the Merger.
Stock Exchange Listing
U.S. Criteo will apply to list the Common Stock on the NYSE under the symbol “CRTO” with trading to begin on the trading day immediately following completion of the Merger. As a wholly owned subsidiary of Lux Criteo, there is currently no established public trading market for the Common Stock.
Accounting Treatment of the Merger Under U.S. GAAP
The Merger will represent a transaction between entities under common control in accordance with the requirements of ASC 805-50 and will be accounted for prospectively from the date of the Merger. Accordingly, assets and liabilities of Lux Criteo will be reflected at their carrying amounts in the accounts of U.S. Criteo upon completion of the Merger. We have not presented separate financial information for U.S. Criteo as U.S. Criteo has no material assets or liabilities and has not engaged in any material business or activities other than in connection with the Merger.

The consolidated financial statements of U.S. Criteo immediately following the Merger will reflect the consolidated financial statements of Lux Criteo immediately prior to the Merger.
Each Ordinary Share issued and outstanding immediately prior to the Effective Time, other than any Treasury Shares, will automatically be cancelled, and U.S. Criteo will issue to the holder thereof, in exchange therefor, shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. The Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time, all of which are held by Lux Criteo, will be cancelled.
Availability of Additional Documents
Beginning at least one month prior to the date of the General Meeting through the date of the General Meeting, the following documents will be available for shareholder review during normal business hours at the registered office of each of Lux Criteo and U.S. Criteo:
(a)executed copies of reports of (i) the boards of directors of each of Lux Criteo and U.S. Criteo (copies of which are attached as Annex B and Annex C, respectively, to this proxy statement / prospectus), prepared in accordance with Article 1021-5 of the Luxembourg Companies Law, and (ii) Makery as the independent expert referred to, and prepared in accordance with, Article 1021-6 of the Luxembourg Companies Law;
(b)executed copies of the Merger Agreement and Draft Terms (copies of which are attached as Annex D and Annex E, respectively, to this proxy statement / prospectus), pursuant to which, on the terms and subject to the conditions set forth therein, Lux Criteo will merge with and into U.S. Criteo, with U.S. Criteo surviving the Merger; and
(c)the Accounts, as required by Article 1021-7 of the Luxembourg Companies Law.
Shareholders voting upon the Merger Proposal shall be deemed to have acknowledged that all documents required to be provided by Article 1021-7 of the Luxembourg Companies Law at least one month prior to the date of the General Meeting in connection with the General Meeting have been so provided in accordance with such Article 1021-7 of the Luxembourg Companies Law.
Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

THE DISCHARGE PROPOSAL
Shareholders are being asked to consider and vote upon a proposal to grant a discharge (quitus) to the directors of Lux Criteo in connection with the performance of their mandates for the period from January 1, 2026 to the date of the General Meeting.
The directors of a Luxembourg public limited liability company can be exonerated from liability in connection with the performance of their mandate by a discharge (quitus) granted by the general meeting of shareholders at which accounts are presented to the general meeting of shareholders. Such discharge operates as a waiver of a company’s right to claim damages from the directors (and does not affect the directors’ liability towards third parties).
The discharge is valid only if the accounts presented to the general meeting of shareholders contain no omissions or false information concealing a company’s true situation and if any actions falling outside the scope of the articles of association have been specifically stated in the convening notice.
Beginning at least one month prior to the date of the General Meeting through the date of the General Meeting, the Accounts, as required by Article 1021-7 of the Luxembourg Companies Law, will be available for shareholder review during normal business hours at the registered office of each of Lux Criteo and U.S. Criteo.
Pursuant to Luxembourg law, minority shareholders may bring a derivative action on behalf of a company vis-à-vis the directors, provided that at the general meeting of shareholders which voted on the discharge of such directors, they held at least 10% of the voting rights of the shares entitled to vote thereat.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE DISCHARGE PROPOSAL.

THE OMNIBUS PLAN PROPOSAL
The following includes a summary of the material provisions of the Omnibus Plan (a copy of which is attached as Annex H to this proxy statement / prospectus). We encourage you to read the Omnibus Plan in its entirety. In the event of any discrepancy between the terms of the Omnibus Plan and the following summary, the Omnibus Plan will control.
Introduction
We are asking our shareholders to approve the Omnibus Plan and the authorization of the initial share reserve thereunder. The Omnibus Plan was adopted by the Board of Directors on July 29, 2026, and subject to obtaining the approval of our shareholders, it will become effective at the Effective Time for equity award grants by U.S. Criteo following the Merger. If it is not approved by our shareholders, then it will not become effective and no awards will be granted thereunder.
Our shareholders previously authorized the Board of Directors to grant awards under certain shareholder-approved equity plans, including (i) stock options to subscribe for or purchase ordinary shares under the Amended 2016 Stock Option Plan (the “2016 Stock Option Plan”), (ii) time-based restricted stock units (“RSUs”) under the Amended and Restated 2015 Time-Based RSU Plan (the “2015 Time-Based RSU Plan”) and (iii) performance-based restricted stock units (“PSUs”) under the Amended and Restated 2015 Performance-Based Restricted Stock Unit Plan (the “2015 Performance-Based RSU Plan” and, collectively with the 2016 Stock Option Plan and the 2015 Time-Based RSU Plan, the “Prior Shareholder-Approved Plans”).
If approved by our shareholders, the Omnibus Plan will be the sole shareholder-approved vehicle for the grant of equity-based awards, and the Prior Shareholder-Approved Plans will no longer be used for the grant of equity-based awards. In connection with the Merger, all awards outstanding under the Prior Shareholder-Approved Plans immediately prior to the Effective Time will be assumed by U.S. Criteo and converted into corresponding awards in respect of Common Stock on a one-to-one basis, and will remain outstanding in accordance with, and continue to be governed by, their existing terms and conditions under the Prior Shareholder-Approved Plans and applicable award agreements evidencing such awards.
Accounting Impacts of the Omnibus Plan and the Merger With Respect to Prior Shareholder-Approved Plans
The adoption of the Omnibus Plan and conversion of outstanding awards under the Prior Shareholder-Approved Plans into corresponding awards in respect of Common Stock are accounted for under ASC 718. Because the terms and conditions of each outstanding award (including vesting schedule, exercise price, performance conditions and expiration) will remain unchanged following the Effective Time, and the conversion into awards denominated in Common Stock will be effected on a one-to-one basis in connection with the Merger, the assumption is not expected to constitute a modification under ASC 718 and the fair value of the awards immediately before and immediately after the assumption is expected to be substantially the same. Accordingly, the Company does not expect assumption by U.S. Criteo of outstanding awards thereunder to have any incremental accounting impact on the Company's consolidated financial statements.
Grants of new awards after adoption of the Omnibus Plan will be accounted for in accordance with ASC 718 and the Company’s existing accounting policies.
Overview
The purposes of the Omnibus Plan are to provide incentives, including performance incentives, to selected officers, employees, non-employee directors, independent contractors and consultants of the Company or its affiliates whose contributions are essential to the growth and success of the business of the Company, in order to (i) promote the success and long-term growth of the Company’s business, (ii) strengthen the commitment of participants to the Company, (iii) motivate participants to faithfully and diligently perform their responsibilities and to achieve performance objectives and (iv) attract and retain talented and dedicated persons for positions of substantial responsibility. To accomplish such purposes, the Omnibus Plan provides that the Company may grant options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards, cash awards or any combination of the foregoing.
Subject to adjustment as described below, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Omnibus Plan will be              shares (the “Share Reserve”). In determining the Share Reserve, the Board of Directors and our chief executive officer considered a number of factors with an independent compensation consultant, including our anticipated future equity needs, our historical share usage and burn rate, our overhang, the potential dilution to our shareholders and the guidelines published by proxy advisory firms. As noted above, if approved by our shareholders, the Omnibus Plan will be the sole shareholder-approved vehicle for the grant of equity-based awards, and the Prior Shareholder-Approved Plans will no longer be used for the grant of equity-based awards. In addition, any shares that remain available for grant under the Prior Shareholder-Approved Plans will be cancelled upon the effective date of the Omnibus Plan.
The Omnibus Plan and our related governance practices and policies aim to reflect certain “best practices” and accordingly include, among other features, the following:
•No Single Trigger Acceleration of Awards upon a Change in Control. Awards will not accelerate upon the occurrence of a change in control unless the awards are not assumed by an acquiror.
•No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•No Repricing, Reloads, or Repurchases. The terms of the Omnibus Plan prohibit the repricing of options or stock appreciation rights, including the cancellation or repurchase of an underwater option or stock appreciation right in exchange for cash. The terms of the Omnibus Plan also prohibit the grant of an award with a reload feature.
•No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Omnibus Plan.
•Minimum Vesting Period. All awards (except for 5% of the Share Reserve) will generally be granted with a minimum vesting period of at least 12 months.
•No Evergreen Provision. There is no evergreen or automatic replenishment provision pursuant to which the shares authorized for issuance under the Omnibus Plan are automatically replenished.
•Dividend Equivalents Subject to the Same Vesting Conditions as the Underlying Award. The Omnibus Plan expressly provides that any dividend or dividend equivalents provided in connection with any award are subject to the same vesting conditions that apply to the underlying awards. Such dividends and dividend equivalents are never paid unless the underlying award vests.
•Director Compensation Limit. Awards granted to a non-employee director during any calendar year, when aggregated with the non-employee director’s cash fees for such year, may not exceed $800,000 in total value (or $1,000,000 for a non-employee director’s first year of service).
•Clawback. Awards under the Omnibus Plan are subject to the compensation recovery policies of the Company.
Historical Overhang and Annual Share Usage
While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. As a result, we evaluated both our

“overhang percentage” and annual share usage, or “burn rate,” in considering the advisability of the Share Reserve and its potential impact on our shareholders.
•Overhang. Based on shares available for issuance under the Prior Shareholder-Approved Plans as of September 30, 2026, the minimum and maximum overhang percentage before and after the Share Reserve are as shown below. If the Omnibus Plan is approved by our shareholders, any Ordinary Shares that would be available for the grant of awards under the Prior Shareholder-Approved Plans will be cancelled. Accordingly, the overhang illustrated by the table below does not list any Ordinary Shares available for the grant of awards under the Prior Shareholder-Approved Plans (see row D below).

Minimum Overhang	Maximum Overhang
A: Stock Options and Warrants Outstanding Subject to Overhang(1)
B: RSUs and PSUs(2) Outstanding Subject to Overhang
C: Ordinary Shares Subject to Outstanding Awards Subject to Overhang (A+B)
D: Ordinary Shares Available for Awards under the Existing Equity Pool Creating Overhang(3)
E: Total (C+D)
F: Ordinary Shares Outstanding as of September 30, 2026
G: Actual Overhang before the Share Reserve (E / F)%	%
H: Shares Requested for Share Reserve(4)
I: Actual Overhang after the Share Reserve ((C-D+H) / F)%	%
____________________
(1)The weighted average exercise price of outstanding warrants is $ and the weighted average remaining contractual term is          years. No stock options are currently outstanding and no stock options will be granted prior to the Effective Time.
(2)Reflects PSUs granted in February 2026 at target. The maximum payout potential is 200% of target. For additional information on this, see the Compensation Discussion & Analysis section of the Company’s definitive proxy statement filed May 8, 2026.
(3)No further grants will be made under the Prior Shareholder-Approved Plans after the Effective Time, and all remaining shares available for issuance under the Prior Shareholder-Approved Plans will be cancelled as of the Effective Time, such that no overhang is created by such shares. As of September 30, 2026, there were            shares remaining available for awards under the existing pool for the Prior Shareholder-Approved Plans.
(4)The proposed Share Reserve under the Omnibus Plan is subject to reduction for any awards made under the Prior Shareholder-Approved Plans after September 30, 2026 and prior to the effectiveness of the Omnibus Plan on a 1.57 to one basis to take into account the fungible ratio that applies under the Prior Shareholder-Approved Plans.
Taking into account the Share Reserve which consists of             shares, our effective overhang percentage would be a minimum of            % or a maximum of        %, depending on our utilization of treasury shares in the future upon the vesting of outstanding RSUs and PSUs.
▪Annual Share Usage. The annual share usage, or burn rate, under our equity compensation program for the last three fiscal years was as follows:

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023	Three-Year Average
A: Stock Options and Warrants Granted	—	—	—	—
B: RSUs Granted	2,459,692	1,613,009	1,894,491	1,989,064
C: PSUs Granted(1)	868,948	1,104,534	534,605	836,029
D: PSUs Earned	143,997	366,880	406,298	305,725
E: Total Options, Stock Options and Warrants and RSUs Granted and Total PSUs Earned (A+B+D)	2,603,689	1,979,889	2,300,789	2,294,789
F: Basic Weighted Average Ordinary Shares Outstanding	52,934,526	54,817,136	56,170,658	54,640,773
G: Burn Rate (E/F)	4.92%	3.61%	4.10%	4.21%
____________________
(1)Note that PSUs granted are shown at maximum rather than target. The increase in PSUs for 2024 reflects the change of the maximum from 150% to 200%, and the increase in performance-based LTI for executives as a percentage of total LTI (50% to 70% for the CEO and 50% to 60% for other named executive officers). The earned number includes the results of the first tranche of TSR PSUs for 2024, as well as the financial PSUs for 2025.

Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants and the price per share of Common Stock, the Share Reserve will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel.
The calculation of the Share Reserve took into account, among other things, our share price and volatility, our share burn rate and overhang and the existing terms of our outstanding awards. Based on these factors, we estimate that the Share Reserve is sufficient to cover our anticipated equity award grants for approximately 18-24 months following the Effective Time, although this is an estimate and future circumstances may require us to change our equity grant practices.
Long-term incentive compensation in the form of equity awards is an important tool for us to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term. We currently grant RSUs, subject only to time-based vesting, and PSUs, subject to the achievement of performance goals and time-based vesting, to our executive officers and certain other members of management and employees, as determined by the Board of Directors. The mix of equity incentives that we grant to our employees and executives, as appropriate, has been designed to ensure retention, shareholder alignment and, in the case of our executives, a pay-for-performance executive compensation program. Subject to our shareholders approving the Omnibus Plan, our service providers will be eligible to receive RSUs and PSUs under the Omnibus Plan following the Effective Time.
Equity Compensation for Directors
We believe that a combination of cash and equity is the best way to attract and retain directors with the background, experience and skills necessary for a company such as ours, and is in line with the global technology industry’s practice. Equity ownership and shareholder alignment are essential components of our corporate governance and compensation philosophy. Subject to our shareholders approving the Omnibus Plan, our non-employee directors will be eligible to receive equity awards under the Omnibus Plan following the effective time of the Merger to the extent permitted by applicable law.
Equity Compensation for Consultants
The Omnibus Plan permits the grant of equity awards to our independent contractors and consultants. While equity awards have not historically been a component of the compensation we provide to our independent contractors and consultants, the Omnibus Plan provides us with the flexibility to grant such awards to align their interests with those of our shareholders and to help attract and retain non-employee service providers whose contributions are important to our business. Subject to our shareholders approving the Omnibus Plan, our independent contractors and consultants will be eligible to receive equity awards under the Omnibus Plan following the effective time of the Merger to the extent permitted by applicable law.
Material Terms of the Omnibus Plan
Effective Date; Term. The Omnibus Plan will become effective on the effective date of the Merger and, unless earlier terminated by the Board of Directors, will continue in effect until the tenth anniversary thereof. No awards may be granted under the Omnibus Plan after it terminates, but the termination of the Omnibus Plan will not affect awards then outstanding.
Administration. The Omnibus Plan will be administered by the Board of Directors or applicable committee thereof (the “Administrator”). Subject to the terms of the Omnibus Plan and applicable law, the Administrator will have broad authority to, among other things, select the participants who will receive awards, determine the types, sizes and terms and conditions of awards (including the exercise or base price, vesting schedule and any performance conditions), accelerate the vesting of awards, interpret and administer the Omnibus Plan and any award, establish, amend and rescind rules and regulations (including sub-plans or appendices to the applicable award agreements for participants outside the United States) and make all other determinations it deems necessary or advisable for the administration of the Omnibus Plan. The Administrator may delegate its authority, in whole or in part, to one or more officers of U.S. Criteo, except with respect to awards to participants who are subject to Section 16 of the Exchange Act. All determinations of the Administrator are final, conclusive and binding.

French Sub-Plan and Award Agreements. In connection with the adoption of the Omnibus Plan, a French sub-plan and form of award agreement for participants who work or reside in France will be adopted, which will apply to awards granted under the Omnibus Plan to eligible participants in France and is intended to allow such awards to qualify for favorable treatment under French law.
Eligibility. Awards may be granted to any officer, employee, non-employee director, independent contractor or consultant of U.S. Criteo or any of its affiliates who is selected by the Administrator as an eligible recipient; provided that incentive stock options may be granted only to employees of U.S. Criteo or its parent or subsidiary corporations. As of June 30, 2026, approximately 3,442 employees, 7 non-employee directors and 27 consultants and independent contractors would have been eligible to participate in the Omnibus Plan. The Administrator determines, in its sole discretion, which eligible recipients will receive awards and become participants in the Omnibus Plan.
Shares Available for Awards. Subject to adjustment as described below, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Omnibus Plan is equal to shares of Common Stock, less 1.57 shares for each share subject to an RSU or PSU award granted under the Prior Shareholder-Approved Plans after September 30, 2026. Shares of Common Stock issued under the Omnibus Plan may consist of authorized but unissued shares, treasury shares or shares purchased in the open market. Awards granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by U.S. Criteo, or with which U.S. Criteo combines, will not reduce the Share Reserve.
ISO Share Limit. Subject to adjustment as described below, the maximum number of shares of Common Stock that may be issued upon the exercise of incentive stock options granted under the Omnibus Plan is equal to shares of Common Stock.
Share Counting. If any shares subject to an award under the Omnibus Plan are forfeited, cancelled, exchanged or surrendered, or if an award otherwise terminates or expires without a distribution of shares, the shares with respect to such award will, to the extent of such forfeiture, cancellation, exchange, surrender, termination or expiration, again become available for awards under the Omnibus Plan. In addition, to the extent an award denominated in shares is paid or settled in cash, the shares with respect to which such payment is made will again become available for awards, and shares underlying awards that may be settled only in cash will not be counted against the Share Reserve. However, the following shares will not again become available for issuance under the Omnibus Plan: (i) shares tendered by a participant or withheld by U.S. Criteo as full or partial payment of the exercise price of an option or stock appreciation right or the purchase price of any other award; and (ii) shares tendered by a participant or withheld by U.S. Criteo or any subsidiary to satisfy any tax withholding obligation with respect to an award. For clarity, forfeited shares or awards that expire or are settled without the issuance of shares under the Prior Shareholder-Approved Plans will not again become available for issuance under the Omnibus Plan.
Limit on Awards to Non-Employee Directors. During any calendar year, no non-employee director of U.S. Criteo may be granted awards under the Omnibus Plan that, when aggregated with such director’s cash fees for that calendar year, exceed $800,000 in total value (calculating the value of awards based on their grant date fair value for financial reporting purposes). The Administrator may increase this limit to $1,000,000 for an individual non-employee director in the director’s first year of service or in any year in which the director serves in a board leadership position (such as non-executive chair or lead independent director), provided that the affected director may not participate in the decision to grant such additional compensation.
Types of Awards. The Omnibus Plan permits the grant of options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards (including dividend equivalents) and cash awards, or any combination of the foregoing. Any award may be made subject to the achievement of one or more performance conditions selected by the Administrator. The Administrator determines the size and the terms and conditions of each award, which are set forth in an award agreement. Subject to applicable law, no consideration is required in exchange for the grant or extension of an award.

Stock Options. A stock option entitles the participant to purchase shares of Common Stock at a specified exercise price. Except in the case of substitute awards, the exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock on the grant date (or 110% in the case of an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of stock of U.S. Criteo or its subsidiaries). The term of an option may not exceed ten years (or five years in the case of such an incentive stock option granted to a 10% stockholder). The exercise price may be paid in cash or, to the extent permitted by the Administrator, net share settlement or the withholding of shares of Common Stock.
Stock Appreciation Rights. A stock appreciation right entitles the participant to receive, upon exercise, an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares with respect to which the right is exercised. Stock appreciation rights may be granted alone or in tandem with an option. Except as provided in an award agreement or in connection with substitute awards, the base price of a stock appreciation right may not be less than 100% of the fair market value of a share of Common Stock on the grant date, and its term may not exceed ten years. Stock appreciation rights may be settled in shares, cash or a combination thereof, as determined by the Administrator.
Restricted Stock. A restricted stock award is an award of shares of Common Stock that are subject to such restrictions and risk of forfeiture as the Administrator may impose during a restricted period. Unless otherwise provided in the award agreement, a participant holding restricted stock generally has the rights of a stockholder, including the right to vote the shares and to receive dividends declared with respect to the shares; provided that any such dividends will be subject to the restrictions described under “Dividends and Dividend Equivalents” below.
Restricted Stock Units. A restricted stock unit represents the right to receive, on settlement, one share of Common Stock, a cash amount equal to the fair market value of one share, or a combination thereof, as determined by the Administrator. A participant generally has no rights as a stockholder with respect to the shares underlying a restricted stock unit award until the underlying shares are delivered in settlement of the award; provided that RSUs may be credited with dividend equivalents as described under “Dividends and Dividend Equivalents” below.
Performance Conditions. The Administrator may make any award subject to the achievement of one or more performance conditions, based on criteria selected by the Administrator in its sole discretion and measured over a performance period established by the Administrator. The Administrator may make equitable adjustments to the performance conditions and determines the extent to which they have been achieved and the corresponding number of shares earned or amounts payable.
Performance-Based Restricted Stock Units. Restricted stock units that are subject to the achievement of performance conditions are referred to as performance-based restricted stock units (“PSUs”). The number of PSUs that vest may be greater or less than the target number, based on the level of achievement of the applicable performance criteria over the performance period as certified by the Administrator, subject to the participant’s continued employment through the applicable vesting date. A participant generally has no rights as a stockholder with respect to the shares underlying a PSU award until the underlying shares are issued in settlement of the award; provided that PSUs may be credited with dividend equivalents as described under “Dividends and Dividend Equivalents” below.
Stock Bonuses, Other Stock-Based Awards and Cash Awards. The Administrator may grant stock bonuses, which are bonuses payable in fully vested shares of Common Stock. The Administrator may also grant other stock-based awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including dividend equivalents), and cash awards that are payable solely in cash, in each case on such terms and conditions (including the achievement of performance conditions) as the Administrator determines.
Dividends and Dividend Equivalents; Prohibition on Payment of Dividends Prior to Vesting. If so determined by the Administrator in connection with a declared dividend, a participant may be entitled to receive cash or stock dividends, or dividend equivalents with respect to the number of shares covered by an award (other than options or stock appreciation rights), as determined by the Administrator, in its sole and absolute discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested. Any dividends or dividend equivalents that can be earned with respect to an award may be accumulated, but shall only become payable if and to the extent the underlying award is vested, and shall be subject to the same restrictions and risk of forfeiture as the underlying award.
Minimum Vesting. The Omnibus Plan provides that awards granted under the Omnibus Plan will generally be subject to a minimum vesting period of at least one year following the grant date; provided that this requirement does not apply to (i) substitute awards, (ii) shares delivered in lieu of fully vested cash-based awards and (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Administrator may grant awards without regard to this minimum vesting requirement with respect to up to 5% of the shares available for issuance under the Omnibus Plan.
Agreed Leave of Absence Exceeding Three Months / Internal Mobility. In the event a participant is on an agreed leave of absence of more than three months, such participant’s award(s) will (a) stop vesting on the first day of the quarter immediately following the quarter during which the agreed leave begins; and (b) resume vesting on the first day of the quarter immediately following the quarter in which the agreed leave ends. In the event of transfer or temporary assignment of a participant to a company within the company group (including Criteo or any of its direct and indirect wholly-owned subsidiaries), implying (i) the termination of the initial employment agreement and the entering into of a new employment agreement or of a position as officer, and/or (ii) a resignation of the participant from his or her position as officer and the acceptance of a new position of officer or the entering into of a new employment agreement in one of such companies, the participant shall retain his or her right to vest with respect to any award in accordance with the vesting schedule set forth in the applicable award agreement.
No Repricing. Except in connection with an adjustment described under “Adjustments” below, the Omnibus Plan prohibits, without the approval of our stockholders, (i) amending an outstanding option or stock appreciation right to reduce its exercise price, (ii) canceling an underwater option or stock appreciation right in exchange for a replacement award with a lower exercise price and (iii) canceling an underwater option or stock appreciation right in exchange for cash or another award.
Adjustments. In the event of any merger, consolidation, reclassification, recapitalization, spin-off, repurchase or other reorganization or corporate transaction or event, extraordinary dividend or distribution, stock split, reverse stock split, combination or exchange of shares, or other change in corporate structure affecting the Common Stock (each, a “Change in Capitalization”), the Administrator will make, in its sole discretion, an equitable substitution or proportionate adjustment to (i) the number of shares reserved under the Omnibus Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, outstanding options and stock appreciation rights, (iii) the kind, number and purchase price of shares (or amount of cash or other property) subject to outstanding restricted stock, restricted stock units, stock bonuses and other stock-based awards, and (iv) the performance conditions and performance periods applicable to outstanding awards. In addition, in the event of a Change in Capitalization, the Administrator may cancel outstanding awards in exchange for cash or other consideration, provided that an award with an exercise or base price equal to or greater than the fair market value of the shares covered by the award may be cancelled without any payment.
Change in Control.
Continuation/Assumption/Substitution of Awards. Except as otherwise provided by the Administrator, with respect to each outstanding award that is continued, assumed, or substituted in connection with a change in control (as defined in the Omnibus Plan), upon the occurrence of a change in control, for awards that are subject to performance goals, (i) the performance goals will be deemed to be achieved at the target level of performance as of the date of the change in control and (ii) the awards will vest in full at the end of the applicable performance period, subject to the participant’s continued employment; and if within 12 months following such change in control, a participant’s employment or service is terminated without cause (as defined in the Omnibus Plan), all of the participant’s outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse.
No Continuation/Assumption/Substitution of Awards. With respect to each outstanding award that is not continued, assumed, or substituted in connection with a change in control, all of the participant’s outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse (if applicable, assuming achievement of performance goals at the target level of performance) as of the date of the change in control.
Definition of Change in Control. The Omnibus Plan generally defines a “change in control” to include, subject to certain exceptions, (i) the acquisition by any person of beneficial ownership of more than 50% of the total voting power of U.S. Criteo’s outstanding voting securities, (ii) certain changes in the majority composition of the Board of Directors over a specified period that are not approved by the incumbent directors, (iii) the consummation of certain mergers, consolidations or similar transactions following which the pre-transaction stockholders do not continue to own at least 50% of the voting power of the surviving or resulting entity, (iv) the approval by U.S. Criteo’s stockholders of a complete liquidation or dissolution of U.S. Criteo and (v) the consummation of a sale or other disposition of all or substantially all of U.S. Criteo’s assets. For awards that constitute deferred compensation subject to Section 409A of the Code, an event will constitute a change in control only if it also qualifies as such under Section 409A of the Code.
Clawback. All awards granted under the Omnibus Plan will be subject to any clawback or recoupment policy adopted by U.S. Criteo from time to time, including the policy that will be adopted to comply with Rule 10D-1 under the Exchange Act and the applicable NYSE listing standards (the “Clawback Policy”), as well as to any clawback or recoupment required by applicable law. The Clawback Policy will require us to recoup erroneously awarded incentive-based compensation from current and former executive officers in the event that U.S. Criteo is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws.
Amendment and Termination of the Plan. The Board of Directors may amend, suspend or terminate the Omnibus Plan at any time, provided that no amendment may materially impair the rights of a participant under an outstanding award without the participant’s consent. U.S. Criteo will obtain stockholder approval of any amendment to the extent required by the terms of the Omnibus Plan, applicable law or NYSE listing standards.
Non-transferability. Until an award is fully vested and/or exercisable in accordance with the Omnibus Plan and the applicable award agreement, the award generally may not be sold, assigned, pledged, transferred or otherwise disposed of without the prior written consent of the Administrator, and any purported transfer in violation of the Omnibus Plan will be null and void. Options and stock appreciation rights generally may be exercised during the participant’s lifetime only by the participant (or, during a period of legal disability, the participant’s guardian or legal representative).
Governing Law. The Omnibus Plan and awards granted thereunder (except as to matters of U.S. federal law) will be governed by the laws of the State of Delaware, without regard to its conflict of laws principles.
Certain U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of awards under the Omnibus Plan, based on current U.S. federal income tax laws. This summary is general in nature, does not purport to be complete and does not address all rules that may be relevant to a particular participant. It does not discuss any state, local or non-U.S. tax consequences, and the rules summarized here are subject to change. Participants should consult their own tax advisors regarding the tax consequences of awards granted under the Omnibus Plan.
Incentive Stock Options (“ISOs”). In general, no taxable income is realized by a participant upon the grant of an ISO. If shares are delivered to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) U.S. Criteo will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “disqualifying disposition”), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, U.S. Criteo would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an NSO as discussed below.
Nonqualified Stock Options (“NSOs”). In general, no taxable income is realized by a participant upon the grant of an NSO. Rather, at the time of exercise of the NSO, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. U.S. Criteo generally will be entitled to a tax deduction at such time and in the same amount, if any, that the option holder recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of an NSO will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount of any cash received and the fair market value of any shares received, and U.S. Criteo generally will be entitled to a corresponding deduction. The participant’s tax basis in any shares received will be the fair market value of the shares on the date of exercise, and any gain or loss realized upon a subsequent sale or exchange of the shares will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time the shares are held.
Restricted Stock. A participant generally will not recognize taxable income upon the grant of restricted stock. Instead, the participant will recognize ordinary income when the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares at that time, and U.S. Criteo generally will be entitled to a corresponding deduction. However, a participant may make an election under Section 83(b) of the Code within 30 days after the grant date to recognize ordinary income equal to the fair market value of the shares on the grant date, in which case no additional income is recognized when the restrictions lapse, and any subsequent appreciation will be taxed as capital gain when the shares are sold.
Restricted Stock Units. In general, the grant of RSUs or PSUs will not result in taxable income for the participant or in a tax deduction for U.S. Criteo. Upon the settlement of the grant, the participant will recognize ordinary income equal to the aggregate value of the payment received, and U.S. Criteo generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Bonuses, Other Stock-Based Awards and Cash Awards. With respect to stock bonuses, other stock-based awards and cash awards, the participant generally will recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received at the time of payment or settlement, and U.S. Criteo generally will be entitled to a corresponding deduction at the same time and in the same amount.
Dividends and Dividend Equivalents. Dividends and dividend equivalents paid or settled in cash or shares with respect to awards generally will be taxable to the participant as ordinary income when paid or settled, and U.S. Criteo generally will be entitled to a corresponding deduction at such time.
Section 409A. Certain awards under the Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. If the requirements of Section 409A of the Code are not satisfied with respect to such an award, the participant may be subject to accelerated taxation, an additional 20% tax and certain interest charges. The Omnibus Plan and awards granted thereunder are intended to be exempt from, or to comply with, Section 409A of the Code, however no guarantee is made in this regard.
Section 162(m). Section 162(m) of the Code generally disallows a deduction to U.S. Criteo for compensation in excess of $1 million paid in any taxable year to certain of its current and former executive officers. While the

Company considers the deductibility of compensation as one factor in making compensation decisions, it retains the discretion to grant awards or pay compensation that is not deductible under Section 162(m) of the Code.
New Plan Benefits
Subject to our shareholders approving the Omnibus Plan, any awards granted under the Omnibus Plan will be within the discretion of the Administrator. As a result, the benefits or amounts that will be awarded or allocated thereunder are not determinable at this time. The discretion of the Administrator to make grants under the Omnibus Plan will be subject to the overall limit on the number of shares available for issuance under the Share Reserve. For a summary of the aggregate awards made under the Company’s equity compensation plans in fiscal year 2025 (as well as the two prior fiscal years), see the Annual Share Usage table on page 34. For information on the equity granted to our named executive officers in fiscal year 2025, see Grants of Plan-Based Awards Table under “Compensation Tables” in the Annual Proxy Statement, available on the SEC’s website at www.sec.gov or on Lux Criteo’s investor website at criteo.investorroom.com.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,013,124	(1)	17.97	(2)	1,150,556
Equity compensation plans not approved by security holders	—		—		—
Total	6,013,124	(1)	17.97	(2)	1,150,556
__________________
(1)Includes 4,499,027 shares granted under the 2015 Time-Based Restricted Stock Units Plan, 1,267,485 shares granted under the 2015 Performance-Based Restricted Stock Units Plan that are issuable upon settlement of outstanding awards (for PSUs, this reflects actual earned PSUs through 2024, except 2025 which is the PSUs granted at the maximum 200% of target), 86,715 stock option awards outstanding under the 2016 Stock Option Plan and 159,897 warrants outstanding. The remaining balance consists of warrants to purchase shares.
(2)The weighted average exercise price does not take into account the shares issuable upon settlement of outstanding RSUs or PSUs, which have no exercise price.
Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE OMNIBUS PLAN PROPOSAL.

THE DELEGATION PROPOSAL
Shareholders are being asked to vote to grant power and authority to the Board of Directors or any person authorized by the Board of Directors of Lux Criteo, each acting individually and severally and with full power of substitution, (i) to appear before a notary in the Grand Duchy of Luxembourg enacting the acknowledgement (constat) deed to confirm, in the name and on behalf of Lux Criteo and the Board of Directors, that the conditions to the Merger, as specified in the Merger Agreement and the Draft Terms, have been satisfied or waived and that the Merger is to become effective at the specified time therefor and (ii) to carry out, in the name and on behalf of Lux Criteo and the Board of Directors, any actions, filings, notifications and publications as may be deemed necessary or advisable by such person in connection with the matters set out under the proposals described in the accompanying proxy statement / prospectus, including the Merger.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE DELEGATION PROPOSAL.

INFORMATION RELATED TO U.S. CRITEO
Name and Offices
U.S. Criteo is a Delaware corporation and a wholly owned subsidiary of Lux Criteo, having its principal executive office at 387 Park Ave South, 12th Floor, New York, NY 10016.
Business
We are a global technology company driving superior commerce outcomes for marketers and media owners through the world’s leading Commerce Intelligence Platform. We operate in digital advertising, leveraging commerce data and AI to connect ecommerce, digital marketing and media monetization to reach consumers throughout their entire shopping journey. Our vision is to be the leading global commerce intelligence platform that connects the commerce ecosystem and uses AI to power full-funnel, cross-channel advertising and agentic commerce experiences. We have accelerated and deeply transformed the Company from a single-product to a multi-solution platform provider, fast diversifying our business into new solutions. Our business has evolved into a platform that spans multiple channels and formats. As consumer attention fragments across websites, apps, social feeds, connected TV, and emerging AI-driven assistants, we see opportunity in that complexity. Criteo is built to meet shoppers wherever they are and deliver the measurable outcomes brands care about most, through our Performance Media, Retail Media, and expanding agentic AI capabilities.
Our purpose is clear: we use proprietary commerce intelligence and AI decisioning to drive relevance for shoppers and performance for businesses. This means helping brands, agencies, and retailers connect with consumers across all stages of their journey, from discovery to purchase. In 2025, we drove approximately $39 billion in commerce outcomes for our clients.
We differentiate through three key assets: actionable commerce data, extensive media access, and world-class predictive AI. Our data reveals how people discover, consider, and buy, and our technology activates these insights across channels, reaching over 3 billion daily active users. Our algorithms analyze billions of signals each day to predict intent and deliver relevant ads in real time, improving performance with every interaction. Our data advantage comes from the scale, granularity and normalization of our commerce data set, which is curated to reveal people-product relationships that are the foundational insights needed to predict intent and deliver precision advertising.
Our Performance Media business is transforming from a managed-service model to a self-service, AI-centric platform that enables cross-channel activation and full-funnel performance, driving deeper customer engagement and higher share of wallet. At the center of this shift is Criteo GO, which automates campaign setup, optimization, and reporting, making performance marketing simpler, faster and more effective for advertisers. GO campaigns drive higher spend, lower churn, and stronger returns, while boosting cross-channel adoption.
In Retail Media, we enable retailers to generate high-margin advertising revenues from brands and agencies seeking strong return on ad spend, while driving sales for themselves by monetizing their audiences through personalized ads, either on their own digital store (also called “onsite”) or on other media owner properties (also called “offsite”). We are deepening agency partnerships and expanding API integrations with to bring more demand into our platform. Our goal is to ensure Retail Media spend is easy to plan, buy, and optimize at scale.
We have taken steps toward agentic AI, where intelligent assistants help guide shoppers through discovery and purchase decisions. Our Model Context Protocol (MCP) server lays the foundation, already powering campaigns in AI-driven workflows. We are also introducing new AI agents that generate audiences and insights instantly to simplify campaign management.
In 2025, we served approximately 17,000 clients, including many of the world’s leading consumer brands, retailers, and media owners, with an average retention rate of about 90%. We had exposure to $1 trillion in online sales transactions, activated $4.3 billion in media spend, and delivered over 2 trillion targeted ads.

Our platform is built for the future of commerce, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us well to capture the most important shifts in commerce and advertising.
Effects of the Merger
At the Effective Time, Lux Criteo will be merged with and into U.S. Criteo, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation. All of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time will vest in, and become the assets, property, rights, privileges, powers and franchises of, U.S. Criteo as the surviving corporation, and the debts, liabilities and duties of Lux Criteo will become the debts, liabilities and duties of U.S. Criteo as the surviving corporation.
Each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. The Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) will be cancelled.
The certificate of incorporation and the bylaws of U.S. Criteo as the surviving corporation will be amended and restated in their entirety to read substantially in the forms of the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus).
Fiscal Year
U.S. Criteo’s fiscal year is the calendar year, ending on December 31.
Securities
For a description of the securities of U.S. Criteo, see “Description of U.S. Criteo Securities”.
Listing
U.S. Criteo will apply to list the Common Stock on the NYSE under the symbol “CRTO” with trading to begin on the trading day immediately following completion of the Merger.
Sale of Unregistered Securities
On November 18, 2025, U.S. Criteo issued 100 shares of Common Stock to French Criteo in exchange for $0.01 per share, which amounts to $1.00 in the aggregate. U.S. Criteo did not register the issuance of these shares under the Securities Act because such issuance did not constitute a public offering and therefore was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.
Beneficial Ownership of Securities
Immediately prior to the Merger, Lux Criteo will be the sole holder of all of the issued and outstanding shares of Common Stock.
Auditor, Registrar and Transfer Agent
The auditor of U.S. Criteo following completion of the Merger will be Deloitte & Associés, an independent registered public accounting firm (which is the current auditor of the Company). The transfer agent and registrar for the Common Stock following completion of the Merger will be Computershare. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA, 02021.
Legal Proceedings
U.S. Criteo is not currently a party to any litigation or legal proceedings.

Directors and Officers
The directors and officers of Lux Criteo immediately prior to the Effective Time, from and after the Effective Time, will be the directors and officers of U.S. Criteo as the surviving corporation, respectively, and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. For information regarding the directors and officers of Lux Criteo, including biographical information thereof, please refer to the sections “Board of Directors and Corporate Governance” and “Executive Officers” in the Annual Proxy Statement, available on the SEC’s website at www.sec.gov or on Lux Criteo’s investor website at criteo.investorroom.com.
Director and Executive Compensation
Following the Merger, we expect that U.S. Criteo’s director and executive compensation programs will be substantially similar to those currently offered by Lux Criteo, which in turn are substantially the same as those provided by French Criteo immediately prior to the Conversion, except that, following the Merger and subject to shareholder approval of the Omnibus Plan, all equity compensation granted under a shareholder-approved plan will be granted pursuant to awards under the Omnibus Plan and subject to the terms and conditions set forth therein. For information regarding the director and executive compensation of the Company, please refer to the sections “Director Compensation” and “Executive Compensation” in the Annual Proxy Statement, available on the SEC’s website at www.sec.gov or on the Company’s investor website at criteo.investorroom.com.
Reports to Securityholders
As is currently the case with the Company, following the Merger, U.S. Criteo will be subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act will require U.S. Criteo to file reports and other information with the SEC. The SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at www.sec.gov.
U.S. Criteo will make available, free of charge on our investor website at criteo.investorroom.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files these documents with, or furnishes them to, the SEC. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this proxy statement / prospectus.

INFORMATION RELATED TO LUX CRITEO
Name and Offices
Lux Criteo is a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B             . Its agent for service of process in the United States is National Registered Agents, Inc. Criteo’s website is www.criteo.com and investor website is criteo.investorroom.com. The information contained in, or that can be accessed through, Criteo’s websites is not incorporated into this proxy statement / prospectus.
Business
For information on the business of Lux Criteo, see “Information Concerning Criteo” in the Conversion Registration Statement, available on the SEC’s website at www.sec.gov or on Lux Criteo’s investor website at criteo.investorroom.com
Effects of the Merger
At the Effective Time, Lux Criteo will be merged with and into U.S. Criteo, whereupon Lux Criteo will cease to exist by way of dissolution without liquidation, and U.S. Criteo will continue as the surviving corporation. All of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time will vest in, and become the assets, property, rights, privileges, powers and franchises of, U.S. Criteo as the surviving corporation, and the debts, liabilities and duties of Lux Criteo will become the debts, liabilities and duties of U.S. Criteo as the surviving corporation.
Each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding taxes. The Treasury Shares and the shares of Common Stock issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) will be cancelled.
Fiscal Year
Lux Criteo’s fiscal year is the calendar year, ending on December 31.
Securities
For information on the securities of Lux Criteo, see “Description of Lux Criteo Shares” in the Conversion Registration Statement, available on the SEC’s website at www.sec.gov or on Lux Criteo’s investor website at criteo.investorroom.com.
Listing
The Ordinary Shares are listed on Nasdaq under the symbol “CRTO.”
Beneficial Ownership of Securities of Lux Criteo
See “Beneficial Ownership of Securities.”
Auditor, Registrar and Transfer Agent
The auditor of Lux Criteo is Deloitte & Associés, an independent registered public accounting firm. Its statutory auditor (réviseur d’entreprises agréé) is Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895. The transfer agent and registrar for Lux Criteo’s ordinary shares is Computershare. The transfer agent and registrar’s mailing address is 150 Royall Street, Canton, MA, 02021.
Legal Proceedings
From time to time, Lux Criteo may become involved in litigation or other legal proceedings. Lux Criteo is not currently a party to any litigation or legal proceedings that, in the opinion of Lux Criteo’s management, are likely to have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on Lux Criteo because of defense and settlement costs, diversion of management resources and other factors.
Directors and Officers
For information regarding the directors and officers of Lux Criteo, including biographical information thereof, please refer to the sections “Board of Directors and Corporate Governance” and “Executive Officers” in the Annual Proxy Statement, filed with the SEC on May 8, 2026, available on the SEC’s website at www.sec.gov or on the Company’s investor website at criteo.investorroom.com.
Director and Executive Compensation
For information regarding the director and executive compensation of Lux Criteo, please refer to the sections “Director Compensation” and “Executive Compensation” in the Annual Proxy Statement, available on the SEC’s website at www.sec.gov or on the Company’s investor website at criteo.investorroom.com.
Market Price and Trading Volume
The following table sets out the market price ranges and trading volumes on Nasdaq on a monthly basis for a period from January 1, 2025 to July 31, 2026. Prior to the Conversion on July 29, 2026, the trading price reflects the ADSs of French Criteo that traded on Nasdaq under the symbol “CRTO.”

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)	Volume
January 2025	41.76	36.44	37.99	8,251,803
February 2025	47.265	36.53	38.81	10,167,339
March 2025	39.52	33.93	35.41	7,175,346
April 2025	36.06	27.46	34.06	7,485,076
May 2025	34.48	24.91	25.46	11,880,973
June 2025	27.32	23.24	23.96	9,654,781
July 2025	26.525	22.43	24.34	10,756,471
August 2025	25.24	22.61	24.83	7,325,365
September 2025	24.6	21.44	22.6	9,189,918
October 2025	22.93	19.5	22.88	10,453,404
November 2025	23.36	19.15	19.88	8,223,975
December 2025	21.48	19	20.61	12,410,406
January 2026	21.547	19.0175	19.17	11,918,656
February 2026	19.71	16.15	17.87	9,983,047
March 2026	19.86	16.7065	17.93	11,954,633
April 2026	19.98	17.26	18.94	4,407,879
May 2026	20.38	15.575	18.25	8,271,739
June 2026	19.14	16.48	18.28	6,269,900
July 2026	25.29	18.43	21.82	9,674,609

Reports to Securityholders
Lux Criteo is subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires Lux Criteo to file reports and other information with the SEC. The SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at www.sec.gov.
Lux Criteo makes available, free of charge on our investor website at criteo.investorroom.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files these documents with, or furnishes them to, the SEC. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this proxy statement / prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the U.S. federal income tax considerations (i) of the Merger to holders of Ordinary Shares and (ii) of the ownership and disposition of shares of Common Stock received in the Merger. This discussion is based on the Code, Treasury Regulations, administrative pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS would not assert, or a court would not sustain, a position contrary to any of the conclusions described herein. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances and does not describe any U.S. state, local or non-U.S. income or other tax consequences (including U.S. federal estate, gift and Medicare contribution tax consequences) of owning and disposing of the Common Stock. You should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
This discussion applies only to the Ordinary Shares and Common Stock, as the case may be, that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, this discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, such as:
•financial institutions or financial services entities;
•broker-dealers;
•regulated investment companies;
•real estate investment trusts;
•insurance companies;
•taxpayers subject to the mark-to-market accounting rules;
•persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•persons who acquired Ordinary Shares through the exercise or cancellation of employee stock options or otherwise as compensation;
•persons whose functional currency is not the U.S. dollar;
•expatriates or former long-term residents of the United States;
•partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein;
•controlled foreign corporations or passive foreign investment companies;
•U.S. Holders that own, actually or constructively, 5% or more (by vote or by value) of the Ordinary Shares, except as specifically discussed under the caption heading “— Effects of Section 367 on the Merger”; and
•tax exempt entities.
If you are a partnership or other pass-through entity (or other entity or arrangement treated as a partnership or pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a holder who is a partnership (or other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes) or a partner (or other owner) of such an entity, you should consult your tax advisor regarding the U.S. federal income tax consequences of the Merger and of owning and disposing of the Common Stock received in the Merger.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
U.S. Holders
A “U.S. Holder” means a beneficial owner of Ordinary Shares or Common Stock received in the Merger, that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders
The U.S. federal income tax consequences of the Merger will depend primarily upon whether the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. It is intended that the Merger will qualify as a reorganization under the Code. Assuming the Merger does qualify as a reorganization, U.S. Holders will generally not recognize gain or loss in connection with the Merger for U.S. federal income tax purposes, except as provided below under the caption headings “—Effects of Section 367 on the Merger” and “—PFIC Considerations.” In such case, the Merger will be treated, for U.S. federal income tax purposes, as if (i) Lux Criteo transferred all of its assets and liabilities to U.S. Criteo in exchange for all of the outstanding Ordinary Shares, and (ii) Lux Criteo then distributed the Ordinary Shares to the shareholders of Lux Criteo in liquidation of Lux Criteo. The taxable year of Lux Criteo will be deemed to end at the close of the Effective Date. Assuming the Merger qualifies as a reorganization, and subject to the potential application of the PFIC rules, (i) the tax basis in the Common Stock received by a U.S. Holder in the Merger will generally equal the U.S. Holder’s adjusted tax basis in the Ordinary Shares surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of the application of Section 367(b) of the Code (as discussed below), and (ii) the holding period for the Common Stock received by a U.S. Holder will include such U.S. Holder’s holding period for the Ordinary Shares surrendered in exchange therefor. U.S. Holders who acquired different blocks of Ordinary Shares at different times or different prices should consult with their own tax advisors as to the determination of the tax bases and holding periods of the Common Stock received in the Merger.
If the Merger does not qualify as a reorganization, a U.S. Holder generally would, subject to the potential application of the PFIC rules, recognize gain or loss with respect to its Ordinary Shares in an amount equal to the difference between the fair market value of the Common Stock received in the Merger and the U.S. Holder’s adjusted tax basis in such holder’s Ordinary Shares surrendered in the Merger. In such event, such U.S. Holder’s basis in the Common Stock would be equal to the fair market value of such Common Stock on the date of the Merger, and such U.S. Holder’s holding period for the Common Stock would begin on the day following the date of the Merger.
Effects of Section 367 on the Merger
Section 367 of the Code applies to certain transactions involving foreign corporations, imposing U.S. federal income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Merger.

U.S. Holders that own Ordinary Shares with a fair market value of less than $50,000
A U.S. Holder who, at the time of the Merger, beneficially owns Ordinary Shares with a fair market value of less than $50,000 (as determined on the Effective Date) and is not a 10% U.S. Holder will not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Merger, and will generally not be required to include any part of the “all earnings and profits amount” in income as discussed in “—U.S. Holders that own Ordinary Shares with a fair market value of $50,000 or more (but are not 10% U.S. Holders).”
U.S. Holders that own Ordinary Shares with a fair market value of $50,000 or more (but are not 10% U.S. Holders)
A U.S. Holder who, at the time of the Merger, beneficially owns Ordinary Shares with a fair market value of $50,000 or more (as determined on the Effective Date) and is not a 10% U.S. Holder must either (a) recognize gain (if any), but not a loss, with respect to the Merger or, in the alternative, (b) elect to recognize the “all earnings and profits amount” (as determined under U.S. federal income tax principles) attributable to such U.S. Holder.
In lieu of recognizing any gain as described above, a U.S. Holder may instead elect to include in income the “all earnings and profits amount” within the meaning of Treasury Regulation Section 1.367(b)-2(d) attributable to the Ordinary Shares owned directly by such U.S. Holder under Section 367(b). Treasury Regulations promulgated under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the attribution principles of Section 1248 of the Code. Section 1248 of the Code and the Treasury Regulations promulgated thereunder generally provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the Ordinary Shares held by a U.S. Holder will generally depend on Lux Criteo’s accumulated earnings and profits during the period such Ordinary Shares were held by such U.S. Holder through the Effective Date, in each case as determined for U.S. federal income tax purposes.
There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:
(i)a statement that the Merger is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);
(ii)a complete description of the Merger;
(iii)a description of any stock, securities or other consideration transferred or received in the Merger;
(iv)a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;
(v)a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Lux Criteo establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Ordinary Shares and (B) a representation that the U.S. Holder has notified Lux Criteo (or U.S. Criteo) that the U.S. Holder is making the election; and
(vi)certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.
In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Merger, and the U.S. Holder must send notice of making the election to Lux Criteo or U.S. Criteo no later than the date such tax return is filed. As discussed below under “—Determination of the ‘All Earnings and Profits Amount,’” in connection with this election, Lux Criteo anticipates providing U.S. Holders with information regarding Lux Criteo’s earnings and profits.

U.S. Holders that own 10% or More of Ordinary Shares
A U.S. Holder who, on the date of the Merger is a 10% U.S. Holder must include in income as a dividend the “all earnings and profits amount” (as determined under U.S. federal income tax principles) attributable to the Ordinary Shares it directly owns, within the meaning of Treasury Regulations, under Section 367 of the Code. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Holder and all U.S. Holders should consult their tax advisors with respect to these attribution rules.
A 10% U.S. Holder’s all earnings and profits amount with respect to its Ordinary Shares is the net positive earnings and profits of Lux Criteo (as determined under Treasury Regulations under Section 367) attributable to such Ordinary Shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such Ordinary Shares. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. Section 1248 of the Code and the Treasury Regulations promulgated thereunder generally provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the Ordinary Shares held by a U.S. Holder will generally depend on Lux Criteo’s accumulated earnings and profits during the period such Ordinary Shares were held by such U.S. Holder through the Effective Date, in each case as determined for U.S. federal income tax purposes.
Determination of the “All Earnings and Profits Amount”
Lux Criteo is currently in the process of attempting to determine its historical and current earnings and profits. As noted above, the “all earnings and profits amount” attributable to shares of Lux Criteo shares held by a particular U.S. Holder will generally depend on Lux Criteo’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that the Lux Criteo shares were acquired by such U.S. Holder, including the period the U.S. Holder held its ADSs prior to the Conversion through the Effective Date. Lux Criteo expects that a positive accumulated “all earnings and profits amount” will be attributable to the Ordinary Shares. Lux Criteo anticipates providing on its external website (www.criteo.com) information regarding Lux Criteo’s earnings and profits once such information is reasonably available.
The determination of Lux Criteo’s earnings and profits is a complex determination and may be affected by numerous factors. Accordingly, there can be no assurance that the IRS will agree with Lux Criteo’s determination of such earnings and profits. If the IRS does not agree with such earnings and profits calculations, the earnings and profits of Lux Criteo may be greater than reported on Lux Criteo’s website (as described above). In such case, a U.S. Holder that makes an “all earnings and profits” election or a 10% U.S. Holder could have greater “all earnings and profits amount” in respect of such U.S. Holder’s shares of Lux Criteo and thereby recognize more taxable income.
PFIC Considerations
Following the Merger, U.S. Criteo will not be a foreign corporation subject to the PFIC rules. However, dispositions of Ordinary Shares pursuant to the Merger may be subject to the PFIC rules as described below. If Lux Criteo was a PFIC under Section 1297 of the Code for any taxable year during which a U.S. Holder held Ordinary Shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Merger, unless such holder can rely on an exception under the relevant Treasury Regulations.
Definition of a PFIC
A non-U.S. corporation, such as us, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is generally categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are considered as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. Generally, if a foreign corporation is PFIC for any taxable year in which a U.S. Holder holds stock in such corporation, it remains a PFIC with respect to such U.S. Holder in subsequent years even if the foreign corporation otherwise ceases to qualify as a PFIC.
PFIC Status of Lux Criteo
Based on our income, assets and activities and the value of our shares, we do not believe that we were a PFIC for our taxable year ending December 31, 2025, and we do not expect to be classified as a PFIC in the current taxable year. Consequently, Ordinary Shares should not currently be stock of a PFIC for U.S. federal income tax purposes. Nevertheless, because the determination as to whether or not we are a PFIC is a factual determination made at the close of the applicable tax year, there can be no assurance that we will not be a PFIC for the current taxable year, or any past or future taxable years.
Effects of the PFIC Rules
Section 1291(f) of the Code generally requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any provision of law. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date (the “Proposed PFIC Regulations”). If finalized in their current form, the Proposed PFIC Regulations may require gain recognition by United States persons who exchange Ordinary Shares for Common Stock pursuant to the Merger if Lux Criteo were classified as a PFIC at any time during such United States person’s holding period in such stock and such person had not made either a “qualified electing fund” election under Section 1295 of the Code for the first taxable year in which such U.S. Holder Ordinary Shares or in which Lux Criteo was a PFIC, whichever is later, or a “mark-to-market” election under Section 1296 of the Code. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply with respect to the tax on such gain based on a complex set of computational rules. In addition, the Treasury Regulations would provide coordinating rules with Section 367(b) of the Code whereby, if the gain recognition rule of the Proposed PFIC Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “—Effects of Section 367 on the Merger.”
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The PFIC rules are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Ordinary Shares should consult their own tax advisors concerning the potential application of the PFIC rules to such U.S. Holder under their particular circumstances.
Any gain recognized by a U.S. Holder of Ordinary Shares as a result of the Merger pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.
Non-U.S. Holders
This section applies to you if you are a Non-U.S. Holder. A “Non-U.S. Holder” means a beneficial owner of Ordinary Shares or Common Stock received in the Merger that is, for U.S. federal income tax purposes, a holder (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.

U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders
The Merger is not expected to result in any material U.S. federal income tax consequences to Non-U.S. Holders provided that such Non-U.S. Holder (i) has not been engaged in the conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, such Non-U.S. Holder has not maintained a permanent establishment within the United States), and (ii) is not a non-resident alien individual treated as present in the United States for 183 days or more during the taxable year of the Transaction and certain other requirements are met.
Non-U.S. Holders of Lux Criteo that are corporations for U.S. federal income tax purposes, and that have one or more United States shareholders, may be treated as receiving a deemed dividend under Section 367(b) as a result of the Merger. Such corporate Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such corporate Non-U.S. Holder and to their United States shareholders, of the Merger and of any Section 367(b) deemed dividend.
Ownership and Disposition of Common Stock Received in the Merger
Dividends and Other Distributions on Common Stock
Any distributions made to a Non-U.S. Holder on Common Stock, to the extent paid out of U.S. Criteo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate on an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in the Common Stock and then, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Common Stock, which will be treated as described under “—Dispositions of Common Stock.”
Dividends paid by U.S. Criteo to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements, generally by providing an IRS Form W-8ECI. Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
NON-U.S. HOLDERS OF COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING ELIGIBILITY FOR BENEFITS UNDER ANY APPLICABLE INCOME TAX TREATY WITH RESPECT TO DIVIDENDS PAID BY U.S. CRITEO AFTER THE MERGER AND THE PROPER MANNER FOR CLAIMING SUCH BENEFITS (INCLUDING PROPER CERTIFICATION ON AN APPLICABLE IRS FORM W-8).
Dispositions of Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of Common Stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•U.S. Criteo is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (i) the Common Stock have ceased to be “regularly traded on an established securities market” within the meaning of the Treasury Regulations or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of the shares of Common Stock. As indicated below, Lux Criteo does not expect U.S. Criteo to be classified as a U.S. real property holding corporation immediately after the Transaction.
Gain described in the first bullet above will generally be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A corporate Non-U.S. Holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
An individual Non-U.S. Holder described in the second bullet above generally would be subject to a flat 30% U.S. federal income tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet above applies to a Non-U.S.Holder, gain recognized by such Non-U.S.Holder on the sale, exchange or other disposition of shares of the Common Stock would be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a Non-U.S.Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. U.S. Criteo would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Lux Criteo does not expect U.S. Criteo to be classified as a U.S. real property holding corporation immediately after the Transaction. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether U.S. Criteo is or will be a U.S. real property holding corporation with respect to a Non-U.S.Holder following the Transaction or at any future time. Even if U.S. Criteo is or were to become a U.S. real property holding corporation, so long as the shares of Common Stock are treated as regularly traded on an established securities market, only a Non-U.S. Holder who owns or has owned, directly, indirectly or by attribution, more than 5% of the shares of Common Stock, would be taxable by reason of U.S. Criteo’s classification as a U.S. real property holding corporation.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including shares of Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of shares of Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.
All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Common Stock.
ALL NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

LUXEMBOURG TAX CONSIDERATIONS
Luxembourg Taxation Considerations
The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg resident holders in respect of the deemed disposal of Ordinary Shares in the context of the Merger.
This summary does not purport to address all material tax considerations that may be relevant to a holder of Ordinary Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.
This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change. Holders of Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the deemed disposal of Ordinary Shares.
Luxembourg Income Tax on Capital Gains to Non-Luxembourg Resident Holders
From a Luxembourg tax perspective, the Merger should be treated as a deemed disposal of the Ordinary Shares at their fair market value, which may trigger the application of Luxembourg non-resident capital gain taxation rules for Lux Criteo shareholders if certain conditions are met.
An individual or corporate non-Luxembourg resident holder of Ordinary Shares who/which realizes a gain on disposal (including deemed disposal) thereof (and who/which does not have a permanent establishment or permanent representative in Luxembourg to which Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of Lux Criteo, at any time during the past five years, and either (i) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (ii) the disposal of Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.
Other Taxes
The Merger will be subject to a fixed registration duty of EUR 75 in Luxembourg.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The persons who will serve as directors and officers of U.S. Criteo after giving effect to the Merger are the same persons currently serving as directors and officers of Lux Criteo. Except as described below, the information required to be disclosed with respect to each director and executive officer of Lux Criteo is incorporated by reference from the Annual Report.
Transactions Related to the Merger
Other than as set forth in this proxy statement / prospectus, Lux Criteo is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any shareholder of Lux Criteo holding more than 10% of the voting rights of the Ordinary Shares or an associate or affiliate of any of the foregoing in any transaction since January 1, 2025, or in any proposed or ongoing transaction of Lux Criteo in any matter to be acted upon in the General Meeting.
Indemnification Agreements
U.S. Criteo intends to enter into separate indemnification agreements with its directors and executive officers, the form of which is attached as Exhibit 10.2 to the Registration Statement on Form S-4 that includes this proxy statement / prospectus and is incorporated herein by reference. These agreements, among other things, will require U.S. Criteo to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of U.S. Criteo’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at U.S. Criteo’s request. U.S. Criteo believes that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

DESCRIPTION OF U.S. CRITEO SECURITIES
The following includes a summary of the rights of holders of Common Stock following the Merger under the Certificate of Incorporation and the Bylaws (copies of which are attached as Annex F and Annex G, respectively, to this proxy statement / prospectus) and the DGCL. We encourage you to read the Certificate of Incorporation and the Bylaws in their entirety. In the event of any discrepancy between the terms of the Certificate of Incorporation, the Bylaws, the DGCL and the following summary, the Certificate of Incorporation, the Bylaws and the DGCL will control.
Capital Stock
Authorized Shares
The total number of shares of all classes of stock that U.S. Criteo will have authority to issue is 510,000,000, consisting of 10,000,000 shares of series preferred stock and 500,000,000 shares of Common Stock, in each case with a par value of $0.01 per share.
Issued and Outstanding Shares
Upon completion of the Merger, U.S. Criteo estimates that it will have approximately 48,997,559 shares of Common Stock issued and outstanding (based on the number of Ordinary Shares outstanding as of July 31, 2026), each fully paid and non-assessable, and no shares of preferred stock issued and outstanding.
Dividends
Subject to prior dividend rights of the holders of any preferred shares and any other class or series of shares having a preference as to dividends over the common stock, holders of shares of U.S. Criteo’s common stock will be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose.
Voting Rights
Each outstanding share of Common Stock will be entitled to one vote per share on each matter to be voted on by the holders of Common Stock. The holders of Common Stock will not be entitled to cumulative voting of their shares in elections of directors.
Liquidation Rights
In the event of any liquidation, dissolution or winding up (either voluntary of involuntary) of U.S. Criteo, the holders of Common Stock will be entitled to receive the assets and funds of U.S. Criteo available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any shares of preferred stock that at the time may be outstanding.
Preferred Stock
The Certificate of Incorporation will expressly authorize the Board of Directors to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series: the designation of the series, which may be by distinguishing number, letter, or title; the number of shares of such series; the divided rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative, and if so what the date or dates from which dividends will be cumulative; the amounts payable on shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up; the redemption rights and price or prices, if any, for the shares of such series; the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such series, if any; the voting rights, if any, granted to the holders of the shares of such series in addition to those required by the DGCL or the Certificate of Incorporation; whether the shares of such series will be convertible into shares of the Common Stock or any other class of capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made; an any other rights, preferences, restrictions or conditions relative to the shares of such series as may be permitted by the DGCL or the Certificate of Incorporation.
The issuance of shares of preferred stock may have the effect of diluting the earnings per share and book value per share of the Common Stock. In addition, the Board of Directors may issue shares of preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. There are no current agreements or understandings with respect to the issuance of shares or preferred stock and no present intention to issue any shares of preferred stock.
Certain Anti-Takeover Matters
Certain provisions of the Certificate of Incorporation and Bylaws and of the DGCL could have the effect of delaying, deferring or discouraging another party from acquiring U.S. Criteo. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.
DGCL Section 203
U.S. Criteo will be subject to the provisions of Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
No Stockholder Action by Written Consent
The Certificate of Incorporation and Bylaws will require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.
Additional Authorized Shares of Capital Stock
The additional shares of authorized Common Stock and preferred stock available for issuance under the Certificate of Incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control.
Classified Board
Pursuant to the Certificate of Incorporation and Bylaws, until the seventh annual meeting of the stockholders of U.S. Criteo following the Merger, the Board of Directors will be divided into two classes, with each class serving a staggered two-year term. Beginning at the seventh annual meeting of stockholders of U.S. Criteo following the Merger, each director will serve a one-year term.
Board Size and Vacancies and Removal of Directors
The Certificate of Incorporation and the Bylaws will provide that the Board of Directors will have the power to fix the number of directors, subject to the requirement in the Bylaws that the Board of Directors be comprised of least 3 and no more than 15 directors. The Bylaws will provide that vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the Board of Directors, will be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen will hold office for the remaining term of such directors’ predecessors and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
The DGCL provides that, subject to the Certificate of Incorporation, stockholders may remove directors with or without cause by the affirmative vote of holders of at least a majority of the voting power of a corporation’s then outstanding capital stock. The Certificate of Incorporation will prohibit removal of directors without cause until the seventh annual meeting of the stockholders of U.S. Criteo following the Merger.
Special Stockholder Meetings
The Bylaws will provide that special meetings of the stockholders (i) may be called by the chairperson of the Board of Directors or the chief executive officer of the Company, (ii) will be called by the chairperson of the Board of Directors or the chief executive officer or secretary of the Company upon the written request of a majority of the members of the Board of Directors, and (iii) will be called by the chairperson of the Board of Directors or the chief executive officer or secretary of the Company upon the written request by holders of shares of U.S. Criteo’s voting stock representing at least 25% of the outstanding shares entitled to vote.
The Bylaws will provide that only such business as is specified in the notice of any special meeting of the stockholders may be conducted at such meeting.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Under the Bylaws, stockholders of record will be able to nominate persons for election to the Board of Directors or bring other business constituting a proper matter for stockholder action by providing proper notice to the secretary of the Company, among other means. In the case of stockholder proposals (including director nominations) not submitted for inclusion in our proxy materials, proper notice must be received by our Secretary between 90 and 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the annual meeting date is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting, proper notice must be received (i) no earlier than the 120th day prior to such annual meeting and (ii) no later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public disclosure of the date of the annual meeting was first made.
Proxy Access
The Bylaws will allow one or a group of up to 20 stockholders, collectively owning at least 3% of U.S. Criteo’s outstanding shares of voting stock continuously for at least three years, to nominate for election to the Board of Directors and to be included in the Company’s proxy materials director nominees constituting up to the greater of two individuals and 20% of the members of the Board of Directors (as of the last day on which a nomination notice may be submitted). To nominate such nominees for inclusion in our proxy materials, proper notice must be received by the Company’s secretary between 90 and 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, if the annual meeting of stockholders is not scheduled to be held between 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, proper notice must be received (i) no earlier than the 120th day prior to such annual meeting and (ii) no later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public disclosure of the date of the annual meeting was first made.
Amendments to Certificate of Incorporation and Bylaws
The DGCL provides that the affirmative vote of holders of a majority of the Company’s voting stock then outstanding is required to amend the Certificate of Incorporation. The DGCL also provides that a board of directors may be granted authority to amend the Bylaws if so stated in the corporation’s certificate of incorporation, and the Certificate of Incorporation will provide that the Board of Directors may amend our bylaws. Under Delaware law, stockholders also have the power to amend bylaws, and the Certificate of Incorporation will provide that the Bylaws may be amended by the affirmative vote of holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.
Limitation on Liability of Directors and Indemnification of Directors and Officers
Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and the Certificate of Incorporation will include such an exculpation provision. The Bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. The Bylaws will also provide that the Company will, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, indemnify and advance expenses to our directors, officers and employees, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.
The limitation of liability and indemnification provisions that will be included in the Certificate of Incorporation and Bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
U.S. Criteo intends to enter into separate indemnification agreements with its directors and executive officers. See “Certain Relationships and Related Person Transactions.”
These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s or officer’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers, or employees for which indemnification is sought.
Exclusive Forum
The Certificate of Incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine. The Certificate of Incorporation will further provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. See “Risk Factors — Risks Relating to Being a Delaware Corporation — The Certificate of Incorporation will contain an exclusive forum provision that could limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for such disputes and may discourage lawsuits against us and any of our directors, officers or other employees.”

COMPARISON OF SHAREHOLDER RIGHTS
U.S. Criteo is a Delaware corporation. The rights of stockholders and the duties and responsibilities of directors of U.S. Criteo following the Merger will be governed primarily by the DGCL, the Certificate of Incorporation and the Bylaws.
Lux Criteo is a Luxembourg public limited liability company (société anonyme). The rights of shareholders and the duties and responsibilities of directors of Lux Criteo is governed primarily by the Luxembourg Companies Law and its articles of association (the “Articles”).
Although the rights and privileges of shareholders for Lux Criteo are in certain instances comparable to those for U.S. Criteo, there are a number of notable differences. The following is a summary of certain differences between Lux Criteo and U.S. Criteo as will be in effect following the Merger that the Company considers to be of significance to its shareholders. This summary is not an exhaustive review of the DGCL, Certificate of Incorporation or Bylaws or the Luxembourg Companies Law or Articles. Reference should be made to the full text of the DGCL, Certificate of Incorporation and Bylaws and the Luxembourg Companies Law and Articles. Shareholders should consult their legal or other professional advisors with regard to the implications of the Merger which may be of importance to them.

Lux Criteo (Luxembourg)	U.S. Criteo (Delaware)

Share Capital and Authorized Shares

As of July 31, 2026, the issued share capital of Lux Criteo was EUR 1,230,722.375, which was divided into 49,228,895 shares with a nominal value of EUR 0.025 each, fully paid.
Lux Criteo has an authorized share capital of EUR 123,722.375, excluding the issued and outstanding share capital, which is equal to 10% of the issued and outstanding share capital, which consists of a number of shares equal to such authorized share capital divided by the nominal value of EUR 0.025 per share.
The extraordinary shareholders’ meeting has the power to decide on a capital reduction, with a two-thirds majority of the votes cast by the shareholders present or represented. The Articles include an authorization for a period of five years from the Conversion to the Board of Directors to cancel shares held in treasury from time to time, including any treasury shares. The Board of Directors, or a representative of the Board of Directors is authorized under the Articles to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the share capital reduction resulting from the cancellation of any own shares held by Lux Criteo in accordance with the Articles.

The number of shares of Common Stock that will be issued and outstanding immediately following the Merger will be equal to the share capital of Lux Criteo immediately prior to the Merger divided by the nominal value of EUR 0.025 per share.
The total number of shares of all classes of stock that U.S. Criteo will have authority to issue is 510,000,000, consisting of 10,000,000 shares of series preferred stock and 500,000,000 shares of common stock, in each case with a par value of $0.01 per share.
The increase or reduction of the number of authorized shares of common stock or preferred stock (but not below the number of shares then outstanding) will require the affirmative vote of the holders of a majority of the then outstanding shares of common stock, without the vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders of preferred stock is required pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such preferred stock, and if such holders of preferred stock are entitled to vote, then the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the common stock and the preferred stock so entitled to vote, voting together as a single class.
The Board of Directors will be able to reduce the capital of U.S. Criteo by (i) reducing or eliminate the capital represented by shares of capital stock that have been retired, (ii) applying some or all of the capital that would otherwise be applicable to shares that have been reacquired and retired, or converted or exchanged, to other shares of U.S. Criteo, or (iii) by transferring to surplus some or all of the capital not represented by any particular class of its capital stock or represented by issued shares of its capital stock; in any case provided that the assets of U.S. Criteo remaining after such reduction would be sufficient to pay any debts for which payment has not been otherwise provided. No reduction of capital would release any liability of any stockholder whose shares have not been fully paid.

Share Issuances

The Board of Directors is authorized, for a renewable period of up to five years from the time of the Conversion, to (i) issue new shares, (ii) grant any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, and issue warrants or similar instruments to subscribe for new shares and (iii) issue any other instruments convertible into or repayable by or exchangeable for new shares, within the limits of the authorized capital.
New shares can be issued by (i) the shareholders’ extraordinary meeting with the approval of at least two-thirds of the votes cast or (ii) the Board of Directors within the authorized share capital.
The Nasdaq rules require shareholder approval for transactions, other than public offerings, in which there is an issuance of 20% or more of the common stock or voting power of Lux Criteo at a price that is less than the trading price.

New shares will be issued by the Board of Directors within the authorized number of shares. The NYSE rules would require shareholder approval for transactions, other than public offerings and certain bona fide private financings, in which there would be an issuance of 20% or more of the common stock or voting power of U.S. Criteo.
The authorized preferred stock will be issuable upon determination by the Board of Directors in one or more classes or series, with the voting powers and designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, including without limitation, terms of redemption, dividend rights, dividend rates, rights upon the dissolution or distribution of assets, or conversion rights as determined by the Board of Directors.

Pre-Emptive Rights

Under Luxembourg law, in the event of an issuance of shares for cash, existing shareholders have preferential subscription rights on a pro rata basis. They may nevertheless be limited or withdrawn in relation to an increase of share capital made within the authorized share capital by approval of at least two-thirds of the votes cast at a shareholders’ extraordinary meeting, in each case for a period not to exceed five years.
Pursuant to the Articles, the Board of Directors is authorized to limit or withdraw the preferential subscription rights in respect of any new shares to be issued within the authorized share capital.
Holders of shares of U.S. Criteo common stock will not be entitled to pre-emptive or other similar subscription rights to purchase any U.S. Criteo securities.

Dividends

Lux Criteo must form a legal reserve equal to 10% of its issued share capital. As long as this legal reserve has not been constituted, an amount of at least 5% of any net annual profits generated by Lux Criteo must be allocated to such legal reserve pursuant to Luxembourg law and the Articles.
Pursuant to Luxembourg Companies Law, distributions (including, in particular, the payment of dividends and of interest relating to shares) may not exceed the amount of the profits at the end of the last financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and sums to be placed in reserve.

The Board of Directors will have the ability to declare dividends upon the capital stock of U.S. Criteo out of its surplus or, in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Any such dividends may be paid in cash, in property, or in shares of U.S. Criteo’s capital stock.
Before payment of any dividend, the Board of Directors, in its absolute discretion, will be able to set aside out of any funds of U.S. Criteo available for dividends such sum or sums as it deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of U.S. Criteo, or for equalizing

Except in case of a share capital reduction, no distribution can be made to shareholders when, on the closing date of the last financial year, the net assets as set out in the last approved annual accounts are, or following such a distribution would become, lower than the amount of the subscribed capital plus the reserves which may not be distributed under Luxembourg law or by virtue of the Articles.
Pursuant to the Articles, payment of ordinary dividends declared at the shareholders’ meeting approving the financial accounts for the financial year must be made within nine months after the end of the financial year.
The shareholders’ meeting approving the financial accounts for the financial year may grant each shareholder, for all or part of the dividend to be distributed, a choice between payment in cash or in shares. The same applies to interim dividends declared by the board of directors.
Interim dividends may be declared by Lux Criteo’s board of directors at any time if the following conditions are met:
▪the board of directors draws up interim accounts;
▪the interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal reserve;
▪the board of directors’ decision to distribute an interim dividend cannot be taken more than two months after the date of the interim accounts; and
▪the supervisory auditor (commissaire) or the statutory auditor (réviseur d’entreprises), as applicable, must prepare a report addressed to the board of directors which must verify whether the above conditions have been met.
Dividends are to be distributed to the shareholders in proportion to the shares held by each of them.
In the event of the payment of dividends, the board of directors will suspend the right to dividends with respect to its own shares held in treasury and maintain the distributable profit at the same amount and allocates it among the shares in respect of which the exercise of the rights is not suspended, and matured coupons (dividend entitlements) in respect of shares held in treasury will be cancelled.
dividends, or for repairing or maintaining any property of U.S. Criteo, or for any proper purpose, and the Board of Directors will have the ability to modify or abolish any such reserve.

Repurchase of Shares

Under Luxembourg law the authorization to repurchase shares is given by the shareholders’ meeting, under the following conditions:
▪the authorization is to determine the maximum number of shares to be acquired, the duration of the period for which the authorization is given (and which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;
▪the acquisition (including the holding of shares in treasury from previous transactions and shares acquired by a person acting in his own name but on behalf of the company) may not have the effect of reducing the net assets of the Company lower than the amount of the issued share capital plus the reserves, which may not be distributed by law or under the Articles;
▪the repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company, the Company may repurchase its shares on the stock exchange without having to make an offer to all of its shareholders; and
▪only fully paid-up shares may be repurchased.
No prior authorization by the shareholders’ meeting is required (i) if the acquisition is made to prevent serious and imminent harm to Lux Criteo, provided the Board of Directors informs the next shareholders’ meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either Lux Criteo or by a person acting on behalf of Lux Criteo with a view to distribute the shares to the staff of Lux Criteo or to the staff of a company with which it is in a control relationship in accordance with Luxembourg law, provided that the distribution of such shares is made within 12 months from their acquisition.
Luxembourg law provides for certain further situations where Lux Criteo can acquire own shares and in which the above conditions do not apply. Such acquisitions, and any shares so acquired, are subject to certain further conditions under Luxembourg law, including (i) not to have the effect of reducing Lux Criteo’s net assets below the aggregate of subscribed capital and those reserves which may not be distributed by law or under the Articles and (ii) any shares so acquired have to be disposed and/or cancelled within a specific period, and subject to certain conditions under Luxembourg law.
The Articles provide authorization for a period of 18 months from the Conversion to the Board of Directors
Under Delaware law, U.S. Criteo will be able to purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares except where capital of U.S. Criteo is impaired or when such purchase or redemption would cause any impairment of the capital of U.S. Criteo. Shares so repurchased may be held in treasury or retired.

to acquire and hold own shares in accordance with Article 430-15(1) of the Luxembourg Companies Law, pursuant to the following terms:
(a) the shares so authorized to be acquired will all be fully paid-up issued shares;
(b)the maximum number of shares acquired by Lux Criteo is 11,000,000 (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Conversion);
(c) in the case of acquisition for value, the price to be paid for each share will be as follows:
(i)in the case of acquisitions other than in the circumstances set forth under (ii) below, a net purchase price for each share which shall be (x) no less than the nominal value of the share and (y) no more than 50% above the highest closing price, over the 10 trading days preceding the date of the acquisition (or as the case may be the date of the commitment to the transaction); or
(ii)in the case of a tender offer where a formal offer is published, a net purchase price or a purchase price range for each share, each time within the following parameters: (x) no less than the nominal value of the share and (y) no more than 50% above the closing price over the 10 trading days preceding the publication date, provided however, that if the closing price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to account for such fluctuations;
(d)the acquisitions, including the shares previously acquired and held by Lux Criteo, and shares acquired by a person acting in such person’s own name but on Lux Criteo’s behalf, must not result in the net assets of Lux Criteo being reduced below the thresholds set forth in paragraphs (1) and (2) of Article 461-2 of the Luxembourg Companies Law; and
(e)the offer to acquire must be made on the same conditions to all shareholders being in a similar situation, except for the acquisitions decided unanimously at a general meeting of shareholders at which all the shareholders were present or represented; as long as Lux Criteo is a listed company, it may acquire its own shares on the stock exchange without the need to make an acquisition offer to the shareholders.
The acquisition of shares made in accordance with the foregoing authorization may be carried out for any purpose as may be permitted under applicable law, including, but not limited to, securing availability of shares for any share rights and/or other share-based incentive plans as may be implemented by Lux Criteo from time to time, offering shares in the context of acquisitions of other businesses or reducing the share capital of Lux Criteo.

Voting Rights

Each share entitles the holder to one vote.
Luxembourg law distinguishes between ordinary and extraordinary shareholders decisions.
The ordinary shareholders’ meeting decides by a majority of the votes cast by the shareholders present or represented. Ordinary shareholder decisions include the approval of the annual financial accounts, the appointment or replacement of the members of the Board of Directors, and other decisions as required by law or in accordance with the Articles.
The extraordinary shareholders’ meeting decides by a two-thirds majority of the votes cast by the shareholders present or represented. Extraordinary shareholders decisions include a modification of the Articles, mergers, demergers, cross-border conversions, voluntary dissolution of the company and certain other matters.
The Board of Directors may suspend the voting rights of any shareholder in breach of its obligations as described by the Articles.
A shareholder may individually decide not to exercise, temporarily or permanently, all or part of his voting rights by means of formal waiver of its rights. The waiving shareholder is bound by such waiver and the waiver must be recognized by Lux Criteo upon notification.
The Nasdaq rules require approval of the stockholders by a majority of the votes cast prior to an issuance of securities in connection with:
▪the acquisition of the stock or assets of another company, defined as where, due to the present or potential issuance of stock, (a) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities, or (c) any director, officer or substantial stockholder of Lux Criteo has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more;
▪a resulting change of control of Lux Criteo;

Each share of Common Stock will entitle the holder thereof to one vote.
Delaware law generally provides that stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the stockholders’ meeting and entitled to vote on the subject matter. Important deviations include:
▪the election of directors, which requires the affirmative vote of a majority of the votes cast by the stockholders, provided that a plurality vote standard would apply in contested elections; and
▪amending the Certificate of Incorporation, merger, consolidations, conversions, voluntary dissolution and certain other matters, which requires the affirmative vote of a majority of the outstanding stock entitled to vote.

▪equity-based compensation of officers, directors, employees or consultants where a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultant; or
▪transactions other than public offerings in which there is an issuance of 20% or more of the common stock or voting power of the Company at a price that is less than the trading price.

Number of Directors and Size of Board

The Board of Directors must be composed of at least 3 and no more than 10 directors.	The Board of Directors will be composed of at least 3 and no more than 15 directors.

Director Qualifications

Neither the Luxembourg Companies Law nor the Articles contain provisions relating to the directors’ qualifications. The are no restrictions applicable in respect of the age or gender of the directors, or of the number of directors who are parties to an employment contract.
Nasdaq rules require that a majority of the members of the Board of Directors be independent and that all members of its audit committee and compensation committee be independent, and that director nominees be selected or recommended to the board by a nominating committee of independent directors or, if no such committee exists, by a majority of the independent directors. Members of the audit committee must also be financially literate, and at least one of them must have past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background as being or having been a chief executive officer, chief financial officer or other senior official with financial oversight responsibilities that results in financial sophistication.

Each director of U.S. Criteo must be a natural person.
NYSE rules require that a majority of the members of the Board of Directors be independent and that all members of its audit committee, compensation committee and nominating and corporate governance committee be independent. Members of the audit committee must also be financially literate, and at least one of them must have accounting or related financial management expertise.

Appointment and Election of Directors

The shareholders’ ordinary meeting appoints the directors and determines their number (subject to the minimum and maximum number of directors described above, and subject to the filling of vacancies as described below).	Directors will be elected at the annual meeting of stockholders (subject to the minimum and maximum number of directors described above, and subject to the filling of vacancies as described below).

Vacancies

In case of a vacancy of one or more director positions due to death or resignation, the Board of Directors may, between two shareholders’ ordinary meetings, make temporary appointments.
The director appointed as a replacement for another remains in office for the remaining term of office of its predecessor. The confirmation of its appointment is subject to the approval by the next shareholders’ ordinary meeting.

Vacancies on the Board of Directors, whether resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or otherwise, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen will hold office for the remaining term of such directors’ predecessors and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Term of Directors

Directors will be appointed for a term of office of two years, which may be renewed. It expires at the end of the shareholders’ meeting called on to approve the annual financial accounts for the preceding financial year and held in the year during which the term of office of the said director comes to an end.	Until the seventh annual meeting of the stockholders of U.S. Criteo following the Merger, the Board of Directors will be divided into two classes, with each class serving a staggered two-year term. Beginning at the seventh annual meeting of stockholders of U.S. Criteo following the Merger, each director will serve a one-year term.

Removal of Directors

A director may be removed at any time, with or without cause, at any shareholders’ ordinary meeting without notice, pursuant to a resolution passed by a simple majority vote of the shareholders present or represented.	Removal of directors by stockholders until the seventh annual meeting of the stockholders may be for cause only, and thereafter with or without cause.

Board Quorum and Vote Requirements

For the Board of Directors to validly deliberate, at least half of its members must be present or represented.
Decisions of the Board of Directors will be validly adopted by a majority of the votes cast.
Circular resolutions are written resolutions signed by all the directors shall be valid and binding as if passed at a duly convened and held meeting of the Board of Directors, and will bear the date of the last signature.

A majority of the Board of Directors will constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum is the act of the Board of Directors.
Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent thereto in writing or by electronic transmission.

Director Compensation

Under Luxembourg law, the shareholders’ meeting approves the remuneration of the directors.
As it relates to equity compensation, directors are compensated under existing plans and, under Nasdaq rules, equity compensation plans and any material revisions to the terms of such plans are generally subject to shareholder approval.

Compensation of directors of U.S. Criteo will be determined by the Board of Directors.
As it relates to equity compensation, directors will be compensated under the Omnibus Plan and, under NYSE rules, equity compensation plans and any material revisions to the terms of such plans are generally subject to shareholder approval.

Meetings of Shareholders

An annual meeting of the shareholders is held at least once a year, within six months of the end of the preceding financial year. The annual meeting of shareholders is convened within the same time frame and under the same conditions as any other shareholders’ meeting and at the time and place specified in the notices.
The matters that must be approved at a shareholders’ annual meeting typically include (i) the approval of the statutory financial accounts for the past financial year, (ii) the approval of the consolidated financial accounts for the past financial year, if applicable; (iii) the approval of the allocation of the results for the past financial year; (iv) the renewal of the members of the Board of Directors (if needed); and (v) the annual amount of the directors’ compensation.

Annual meetings of the stockholders will be held on such date and at such time as will be determined by the Board of Directors.
The Bylaws will provide that special meetings of the stockholders (i) may be called by the chairperson of the Board of Directors or the chief executive officer of the Company, (ii) will be called by the chairperson of the Board of Directors or the chief executive officer or secretary of the Company upon the written request of a majority of the members of the Board of Directors, and (iii) will be called by the chairperson of the Board of Directors or the chief executive officer or secretary of the Company upon the written request by holders of shares of U.S. Criteo’s voting stock representing at least 25% of the outstanding shares entitled to vote.

Shareholders’ meetings may be convened by: (i) the board of directors of Lux Criteo; (ii) the supervisory auditor(s), if any; or (iii) following a request from shareholders holding at least 10% of the share capital.
The Bylaws will provide that only such business as is specified in the notice of any special meeting of the stockholders may be conducted at such meeting.

Quorum for Stockholder Meetings

The ordinary shareholders’ meetings, whether convened on first or second notice, may only validly deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote.
Extraordinary shareholders meeting will require a quorum of at least one-half of Lux Criteo’s share capital and if the quorum requirement is not fulfilled on the first convening, a second meeting can be called and deliberated if the shareholders present or represented hold at least one-third of the shares entitled to vote.
The holders of a majority of U.S. Criteo’s capital stock issued and outstanding and entitled to vote present in person or represented by proxy will constitute a quorum at all meetings of the stockholders for the transaction of business.

Notice of Meetings of Shareholders

Written notice of any general meeting shall be given to all shareholders (registered as such in the shareholders’ register) at least ten days prior to the date of the meeting by means of a registered letter or other means in accordance with applicable law, including by means of electronic transmission and/or posting on an electronic network. It must indicate the place, date and hour of the meeting, as well as the agenda, type of meeting and proposed resolutions.
If provided for in the relevant convening notice, a shareholder may participate in any shareholders’ meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting.

Notice of any meeting of the stockholders must be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.
The notice must state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting of stockholders, the purpose for which the meeting is called.

Shareholder Proposals

One or more shareholders holding at least 10% of the share capital of Lux Criteo may request that one or more additional items be put on the agenda of any shareholders’ meeting. This request shall be sent to the registered office by registered mail at least five days prior to the holding of the convened shareholders’ meeting.
Under the Bylaws, stockholders of record will be able to nominate persons for election to the Board of Directors or bring other business constituting a proper matter for stockholder action by providing proper notice to the secretary of the Company, among other means. In the case of stockholder proposals (including director nominations) not submitted for inclusion in our proxy materials, proper notice must be received by our Secretary between 90 and 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the annual meeting date is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting, proper notice must be received (i) no earlier than the 120th day prior to such annual meeting and (ii) no later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public disclosure of the date of the annual meeting was first made.

The Bylaws will allow one or a group of up to 20 stockholders, collectively owning at least 3% of U.S. Criteo’s outstanding shares of voting stock continuously for at least three years, to nominate for election to the Board of Directors and to be included in the Company’s proxy materials director nominees constituting up to the greater of two individuals and 20% of the members of the Board of Directors (as of the last day on which a nomination notice may be submitted). To nominate such nominees for inclusion in our proxy materials, proper notice must be received by the Company’s secretary between 90 and 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, if the annual meeting of stockholders is not scheduled to be held between 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, proper notice must be received (i) no earlier than the 120th day prior to such annual meeting and (ii) no later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public disclosure of the date of the annual meeting was first made.

Stockholder Action by Written Consent

Shareholder decisions cannot be made by written circular form, shareholders can exercise their voting rights at shareholders’ meetings.	Stockholder decisions cannot be made by written consent and must be voted upon at a meeting.

Amendment of Governing Documents

Amendments to the Articles must be approved by a two-thirds majority of the votes cast at a shareholders’ extraordinary meeting held in front of a Luxembourg notary.
Amending the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding stock entitled to vote.
The Board of Directors will have the ability to adopt, amend or repeal bylaws without stockholder approval.
Stockholders will also have the ability to adopt, amend or repeal bylaws where a proposal to so adopt, amend or repeal bylaws is approved by the holders of a majority of the voting power of the issued and outstanding capital stock of U.S. Criteo entitled to vote thereon.

Management and Duties

Lux Criteo is managed by the Board of Directors, that may delegate its management powers, and the power to represent Lux Criteo with respect thereto, to a management committee or to a chief executive officer (directeur général), save for the transfer of any powers relating to the general policy of Lux Criteo or to any acts reserved to the Board of Directors on the grounds of any other provisions of the Luxembourg Companies Law. The members of the management committee or the chief executive officer may or may not be members of the Board of Directors. The Board of Directors is in charge of supervising the management committee or the chief executive officer. The Board of

The business and affairs of U.S. Criteo will be managed by or under the direction of the Board of Directors, with managerial powers delegated to officers who will hold their offices for such terms and exercise such powers and perform such duties as determined from time to time by the Board of Directors. Any officer may be removed at any time by the Board of Directors. The officers will include a chief executive officer, chief financial officer, secretary and any other officers as determined by the Board of Directors.

Directors may revoke the delegation to the chief executive officer given hereunder at any time with or without cause.
While Luxembourg law does not explicitly recognize the concept of “fiduciary duty” for directors as common law jurisdictions do, it considers that directors are bound by a mandate to the company which requires directors to uphold principles of loyalty, honesty, and good faith, always prioritizing the interests of the company as a standalone entity separate from its subsidiaries, shareholders, or other affiliated parties.

Directors and officers owe U.S. Criteo and its stockholders fiduciary duties, including the duty to act (i) on an informed basis and in a considered manner after having considered all material information reasonably available and (ii) solely in the best interests of U.S. Criteo and its stockholders, rather than in one’s own personal interest.

Related-Party Agreements / Conflict of Interest

The provisions on related-party transactions under the Luxembourg Companies Law do not apply to Lux Criteo because its shares are not traded on a regulated market in a Member State of the European Union.
Each director, members of the management committee and the directeur général (chief executive officer) and the daily manager (if appointed) having a direct or indirect financial interest conflicting with that of the company in respect of a decision or operation/transaction carried out by the Board of Directors must advise the Board of Directors accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction shall be submitted to the shareholders at the next shareholders’ meeting, before any vote on any other resolution. When, due to a conflict of interest, the number of directors required by the Articles for the deliberation and vote on a certain item is not reached, the Board of Directors may decide to defer the decision on that item to the shareholders’ meeting.
Under Nasdaq rules, related person transactions must receive appropriate review and oversight for potential conflict of interest situations on an ongoing basis by the audit committee or another independent body of the Board of Directors.

An act or transaction involving or between U.S. Criteo, on the one hand, and one or more of its directors or officers or any other entity or organization in which one or more of its directors or officers are directors, stockholders, partners, managers, members or officers (or have a financial interest), on the other hand, may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of U.S. Criteo because of the foregoing circumstances or the receipt of any benefit by any such director, officer, entity, or organization or because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the act or transaction or was involved in the initiation, negotiation, or approval of the act or transaction, if: (1) the material facts as to the director’s or officer’s relationship or interest are disclosed or are known to all members of the Board of Directors or committee thereof, and the Board of Directors or committee thereof authorizes the act or transaction by the affirmative votes of a majority of the disinterested directors then serving on the Board of Directors or such committee, even though the disinterested directors be less than a quorum; (2) the act or transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or (3) the act or transaction is fair as to U.S. Criteo and its stockholders.
Under NYSE rules, the audit committee or another independent body of the Board of Directors must conduct a reasonable prior review and oversight of related party transactions for potential conflicts of interest and will prohibit such transactions if it determines them to be inconsistent with the interests of U.S. Criteo and its stockholders.

Limitation on Liability of Directors and Officers

The directors, members of the management committee, the directeur général (chief executive officer) and the daily manager (if appointed) are liable to Lux Criteo in accordance with the general law on the execution of the mandate given to them and for any misconduct in the management of Lux Criteo’s affairs. They are jointly and severally liable towards either Lux Criteo or any third parties for damages resulting from the violation of the Luxembourg Companies Law or the Articles.

U.S. Criteo will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of U.S. Criteo, or is or was a director or officer of U.S. Criteo serving at the request of U.S. Criteo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)

In case of breach of duties, directors may face civil or criminal liability. The three main types of civil liability of directors under Luxembourg law are:
(i)contractual liability towards Lux Criteo for management errors on the grounds of breach of mandate;
(ii)civil liability towards the Company and third parties for violations of applicable laws or the Articles; and
(iii)civil liability on the grounds of general principles of torts.
A shareholder may also bring an individual legal action against the directors, provided such shareholder has suffered distinct damages from those suffered by Lux Criteo and that the shareholder can show that the director has committed misconduct that is intentional, particularly serious and therefore incompatible with the normal performance of a director’s duties.
Lux Criteo will maintain in place director and officer liability insurance, the purpose of which is to guarantee said directors against all financial consequences of any liability (excluding certain cases, such as any criminal liability) with respect to the performance of their office. The Articles also includes a clause governing the indemnification principles of directors, officers and other employees that may be covered under the indemnification arrangements of Lux Criteo.

 actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of U.S. Criteo. The directors and officers of U.S. Criteo will each enter into an indemnification agreement with U.S. Criteo providing them with contractual rights to indemnification to the fullest extent permissible by Delaware law.
Further, the Certificate of Incorporation will provide that no director or officer will be personally liable to U.S. Criteo or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, respectively, except with respect to (i) any breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividend or unlawful stock purchase or redemption (which must be willful or negligent) or (iv) transaction from which the director derived an improper personal benefit.
U.S. Criteo will maintain in place director and officer liability insurance.

Anti-Takeover Provisions

Anti-takeover provisions as set out under the Luxembourg takeover law will not apply to Lux Criteo since its shares will not be traded on a regulated market in a Member State of the European Union.	Pursuant to Section 203 of the DGCL, U.S. Criteo cannot engage in a business combination transaction with a holder of 15% or more of its outstanding stock (an “interested stockholder”) for three years unless, (i) before the stockholder became an interested stockholder, the Board of Directors approved the business combination or transaction in which the stockholder became an interested stockholder, (ii) upon consummating the transaction in which the holder became an interested stockholder, the interested stockholder held 85% of the outstanding stock (other than shares held by insiders) or (iii) after the holder becomes an interested stockholder, the transaction is approved by the Board of Directors and holders of two-thirds of outstanding voting stock of U.S. Criteo (other than stock held by the interested stockholder).

Squeeze-out Right

As Lux Criteo is not a company whose shares are traded on a regulated market in a Member State of the European Union, Luxembourg law provisions relating to squeeze-out right of shareholders of Luxembourg companies whose share are traded on a regulated market do not apply.

The DGCL permits a parent corporation that owns at least 90% of the outstanding shares of each class of a subsidiary’s stock to merge the subsidiary into itself (or itself into the subsidiary) by resolution of the Board of Directors alone, without a vote of the subsidiary’s board of directors or its minority stockholders.

The Articles include a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in Lux Criteo (provided that the Board of Directors with at least a two-thirds majority of the directors present or represented recommends to the shareholders that they accept the offer), during a specified offer period of at least one month, the offeror acquires a number of shares which, together with the shares already owned by such offeror prior to the offer, represents at least 95% of the shares of Lux Criteo in issue.
Such sale must be made on the same terms and subject to the same conditions as the offer for all shareholders.

The DGCL also permits completing a merger promptly following a tender offer, without a separate stockholder vote, where the acquirer obtains the number of shares that would otherwise be needed to approve the merger.

Appraisal Rights

While Luxembourg law does not grant broad appraisal rights to shareholders, it does provide that shareholders have, subject to certain procedures and conditions, the right to transfer their shares to the company for adequate cash compensation in connection with specific transactions governed by Title X (Restructurings), Chapter II (Mergers), Section 5 (European-cross border mergers), Chapter III (Divisions), Section 4 (European cross-border divisions) and Chapter VI (Cross-border conversions), Section 2 (European cross-border conversions) of the Luxembourg Companies Law.	Certain transactions such as mergers provide stockholders with judicial appraisal rights in respect of their stock. Absent fraud or illegality, recourse for stockholders who disapprove of a merger is generally limited to appraisal rights, i.e., a court’s determination of the fair value for the stock. Dissenting stockholders seeking appraisal rights generally must not vote in favor of the transaction or accept the merger consideration offered, and they would instead be entitled to the value that is determined by the court (which may be higher, equal to or lower than the merger consideration that was otherwise offered).

Shareholder Suits

A shareholder may take any legal actions against Lux Criteo and/or its officers and directors in case of breach of the Luxembourg Companies Law or of a provision of the Articles, if such shareholder has suffered a loss or damage that is independent and separate from the damage suffered by Lux Criteo.
Shareholders do not generally have authority to initiate legal action on Lux Criteo’s behalf. However, the shareholders’ meeting may vote to initiate legal action against directors on grounds that such directors have failed to discharge their duties. Luxembourg procedural law does not recognize the concept of class actions.
In addition, minority shareholders representing at least 10% of the voting rights (and up to a maximum of 50%) attached to Lux Criteo’s shares can act on behalf of Lux Criteo against directors (action minoritaire).

Stockholders will have the ability to assert certain claims on behalf of U.S. Criteo in derivative suits. Although a stockholder would bring the action, the claims asserted in a derivative lawsuit would belong to U.S. Criteo. Therefore, U.S. Criteo would be an indispensable party to a stockholder derivative lawsuit and receives any damages awarded. To initiate a stockholder derivative action, the stockholder must (i) have standing to sue, (ii) demonstrate that they can fairly and adequately represent stockholders and (iii) have previously made a demand to the Board of Directors to take a specified action or plead why such a demand would be futile and therefore not required. Courts will often consolidate multiple derivative actions brought in the same jurisdiction that involve similar alleged violations.
Alternatively, stockholders may also bring claims individually or as the representative of a class. In a direct stockholder lawsuit, the stockholder(s) assert(s) claims for harm done to the individual stockholder(s) and need to prove that they personally suffered harm as a result of U.S. Criteo’s actions. The stockholder(s) directly benefits from any damages awarded.

A class action lawsuit requires, among other things, that the class participants be numerous such that it would be impractical to join all members individually (e.g., numerous similarly situated stockholders), the claims of such class to have questions of law or fact that are in common and the person representing the class to fairly and adequately represent the class’s interests.

Right to Ask Questions on Management Operations

One or more shareholders representing at least 10% of the share capital or 10% of the votes attached to all existing securities, either individually or by forming a group of any form whatsoever, may ask the management body questions in writing on the Company’s management operations (operations de gestion) or those of other companies which it controls and which are included in its consolidated accounts (if any). In the latter case, the request must be assessed with regard to the interests of the companies included in the consolidation requirements. A copy of the reply must be sent to the person responsible for auditing the accounts. Failing a reply within one month, those shareholders may request the president of the chamber of the District Court (Tribunal d’Arrondissement) dealing with commercial matters, ruling as in summary proceedings, to appoint one or more experts to prepare a report on the management operations referred to in the written request. If the request is accepted, the ruling will determine the experts’ powers and the extent of their mission.
While stockholders do not have the right to ask questions of the management of U.S. Criteo, the DGCL provides stockholders with limited rights to review the books and records of U.S. Criteo, and U.S. Criteo will remain subject to disclosure requirements of the SEC and will become subject to the disclosure requirements of the NYSE.

Exclusive Forum

The Articles will provide that the courts of the Grand Duchy of Luxembourg have exclusive jurisdiction over arising out of or in connection with the Articles, including derivative actions, breaches of directors’ or officers’ duties and claims arising under Luxembourg law. However, the foregoing does not apply to (i) suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations promulgated thereunder or any other claim for which the U.S. federal courts have exclusive jurisdiction and (ii) any complaint asserting a cause of action arising under the Securities Act, for which the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution thereof unless the Company consents in writing to the selection of an alternative forum.
U.S. federal securities laws and the rules and regulations thereunder requires that shareholders enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder in U.S. federal courts.

The Certificate of Incorporation will provide that, unless U.S. Criteo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or the federal district court in the State of Delaware if the Court of Chancery does not have subject matter jurisdiction) is the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of U.S. Criteo’s current or former directors, officers or other employees or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. The Certificate of incorporation will further provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act.

The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions in the Certificate of Incorporation will not relieve U.S. Criteo of its duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of Ordinary Shares as of July 31, 2026 (unless otherwise indicated) for:
•Each beneficial owner of more than 5% of our outstanding Ordinary Shares;
•each of our named executive officers, directors and director nominees; and
•all of our executive officers, directors and director nominees as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include Ordinary Shares issuable upon the exercise of share options and warrants that are immediately exercisable or exercisable within 60 days after July 31, 2026, and Ordinary Shares issuable upon the vesting of RSUs within 60 days after July 31, 2026. Such Ordinary Shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, warrant or free share, but not the percentage ownership of any other person. The percentage ownership information shown in the table is based upon 48,997,559 Ordinary Shares outstanding as of July 31, 2026.
Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to the Ordinary Shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise indicated in the table below, addresses of our named executive officers, directors, director nominees, and named beneficial owners are in care of Criteo S.A., 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Name of Beneficial Owner of 5% Shareholders:
Neuberger Berman Group LLC(1)	7,953,728	16.23%
DNB Asset Management AS(2)	5,486,161	11.20%
Senvest Management LLC(3)	4,597,322	9.38%
Morgan Stanley(4)	4,474,503	9.13%
Barclays PLC(5)	3,035,479	6.20%
Named Executive Officers, Directors and Director Nominees:
Michael Komasinski(6)	33,623	*
Megan Clarken(7)	194,980	*
Sarah Glickman(8)	275,328	*
Ryan Damon(9)	54,727	*
Brian Gleason(10)	—	*
Nathalie Balla	41,063	*
Stefanie Jay	4,444	*
Frederik van der Kooi	26,600	*
Marie Lalleman	42,736	*
Edmond Mesrobian	94,432	*
Rachel Picard	59,363	*
Ernst Teunissen	12,471	*
All executive officers, directors and director nominees as a group (12 persons)	839,767	1.71%
__________________
*Represents beneficial ownership of less than 1%.
(1)Based on a Schedule 13G/A filed by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC on March 3, 2026 and includes 7,953,728 shares held by individual advisory clients and various registered mutual funds that may be deemed beneficially owned by Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC. Neuberger Berman Group LLC has shared voting power of 5,867,080 shares and shared dispositive power of 7,953,728 shares. Neuberger Berman Investment Advisers LLC has shared voting power of 5,731,390 shares and shared dispositive power of 7,818,038 shares. The principal business address of Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC is 1290 Avenue of the Americas, New York, NY 10104.
(2)Based on a Schedule 13G/A filed by DNB Asset Management AS (“DNB”) on February 4, 2026 and includes 5,486,161 shares held by a number of funds and managed accounts for which DNB is the investment manager and of which DNB may be deemed to be the beneficial owner in its capacity as investment manager to such clients. The principal address of DNB is Dronning Eufemias Gate 30, 0191 Oslo, Norway.
(3)Based on a Schedule 13G/A filed by Senvest Management, LLC and Richard Mashaal on May 14, 2026 and includes shares in the account of Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP (collectively, the “Investment Vehicles”). Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Senvest Management, LLC’s position as investment manager of the Investment Vehicles. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal’s status as the managing member of Senvest Management, LLC. Senvest Management, LLC and Richard Mashaal have shared voting power of 4,597,322 shares and shared dispositive power of 4,597,322 shares. The principal business address of Senvest Management, LLC and Richard Mashaal is 540 Madison Avenue, 32nd Floor, New York, NY 10022.
(4)Based on a Schedule 13G/A filed by Morgan Stanley and Morgan Stanley & Co. International plc on February 11, 2026 and includes 4,474,503 shares. Morgan Stanley has shared voting power of 4,456,486 shares and shared dispositive power of 4,474,503 shares. Morgan Stanley & Co. International plc has shared voting power of 3,036,144 shares and shared dispositive power of 3,036,144 shares. The principal business address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The principal business address of Morgan Stanley & Co. International plc is 25 Cabot Square Canary Wharf, London, E14 4QA, United Kingdom.
(5)Based on a Schedule 13G filed by Barclays PLC on August 12, 2025. Barclays PLC has sole voting power of 775,479 shares, shared voting power of 2,260,000 shares, sole dispositive power of 775,479 shares and shared dispositive power of 2,260,000 shares. The principal place of business of Barclays PLC is 1 Churchill Place, London—E14 5HP.
(6)Includes 33,623 Ordinary Shares issuable within 60 days after July 31, 2026 upon vesting of RSUs.

(7)Ms. Clarken retired from the Board of Directors and her position as our Chief Executive Officer, effective February 15, 2025, and her beneficial ownership is based on information available to the Company as of July 31, 2026.
(8)Includes 26,651 Ordinary Shares issuable within 60 days after July 31, 2026 upon vesting of RSUs.
(9)Includes 54,727 Ordinary Shares issuable within 60 days after July 31, 2026 upon vesting of RSUs.
(10)Mr. Gleason resigned from his position as Chief Revenue Officer and President, Retail Media, effective July 29, 2025, and his beneficial ownership is based on information available to the Company as of July 31, 2026.

LEGAL MATTERS
The legality of the Common Stock issuable as part of the Merger will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP. Certain Luxembourg tax matters will be passed upon by Loyens & Loeff Luxembourg SARL. Certain U.S. federal tax matters will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.
EXPERTS
The financial statements of Criteo S.A. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this proxy statement / prospectus, and the effectiveness of Criteo S.A.’s internal control over financial reporting have been audited by Deloitte & Associés, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Availability of Reports and Other Information
Lux Criteo is subject to the continuous disclosure requirements of Nasdaq and the Exchange Act, and in accordance therewith, files periodic reports and other information relating to its business, financial condition and other matters. Lux Company’s shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at www.sec.gov. We make available, free of charge on our investor website at criteo.investorroom.com, all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this proxy statement / prospectus and does not constitute part of this proxy statement / prospectus unless specifically so designated and filed with the SEC.
Incorporation by Reference
Applicable securities laws allow us to “incorporate by reference” information into this proxy statement / prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents filed by Criteo with the SEC are incorporated by reference herein:
▪the Company’s Registration Statement on Form S-4 (Registration No. 333-291227) filed with the SEC on November 3, 2025, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed with the SEC on January 7, 2026 (as so amended, the “Conversion Registration Statement”);
▪the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026, as amended by Amendment No. 1 to such Annual Report April 28, 2026 (as so amended, the “Annual Report”);
▪the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 6, 2026 and August 5, 2026, respectively (collectively, the “Quarterly Reports”);
▪the Company’s Current Reports on Form 8-K, filed with the SEC on January 7, 2026, February 11, 2026 (excluding information furnished pursuant to Item 2.02), February 13, 2026, February 27, 2026, April 28, 2026, May 6, 2026 (excluding information furnished pursuant to Item 2.02), June 29, 2026, July 29, 2026, July 31, 2026 and August 5, 2026 (excluding information furnished pursuant to Item 2.02 and Item 7.01);
▪the information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2026 (the “Annual Proxy Statement”); and
▪the Company’s Form 8-A12B, filed with the SEC on October 25, 2013.

In addition, we incorporate by reference any future filings Criteo makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement / prospectus (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement / prospectus, effective as of the date such documents are filed. Any statement contained in this proxy statement / prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement / prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement / prospectus.
These documents are available on the SEC’s website at www.sec.gov or on the Company’s investor website at criteo.investorroom.com. We will provide without charge to each person, including any beneficial owner, to whom a proxy statement / prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:
Attention: Investor Relations
Criteo S.A.
5 Place de la Gare, L-1616 Luxembourg
Grand Duchy of Luxembourg
InvestorRelations@criteo.com
Any statement contained in any document incorporated by reference into this proxy statement / prospectus shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this proxy statement / prospectus or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement / prospectus.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL GENERAL MEETING OF STOCKHOLDERS
Any stockholder desiring to present a proposal for inclusion in U.S. Criteo’s proxy statement for the 2027 annual meeting of stockholders of U.S. Criteo pursuant to Rule 14a-8 under the Exchange Act must deliver such proposal to U.S. Criteo at the address below no later than January 8, 2027. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the proxy statement for the 2027 annual meeting of stockholders of U.S. Criteo.
Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice to U.S. Criteo at the address below no later than 60 calendar days prior to the anniversary of the Company’s previous year’s annual meeting as U.S. Criteo’s predecessor (no later than April 30, 2027 for the 2027 annual meeting of stockholders of U.S. Criteo) or 60 calendar days prior to the date of the 2027 annual meeting of stockholders of U.S. Criteo if the meeting date has changed more than 30 days from the date of the 2026 annual meeting. Any such notice of intent to solicit proxies must also comply with all other requirements of Rule 14a-19 under the Exchange Act.
In addition, under the Bylaws, stockholders of record will be able to nominate persons for election to the Board of Directors or bring other business constituting a proper matter for stockholder action by providing proper notice to the secretary of the Company, among other means. In the case of stockholder proposals (including director nominations) not submitted for inclusion in our proxy materials, proper notice must be received by our secretary between 90 and 120 days prior to the first anniversary of the preceding year’s annual meeting (which will be deemed to be June 29, 2026 for the 2026 annual meeting of the stockholders, which is the date of the Company’s annual meeting); provided that, in the event that the annual meeting date is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting, proper notice must be received (i) no earlier than the 120th day prior to such annual meeting and (ii) no later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public disclosure of the date of the annual meeting was first made.
The Bylaws will allow one or a group of up to 20 stockholders, collectively owning at least 3% of U.S. Criteo’s outstanding shares of voting stock continuously for at least three years, to nominate for election to the Board of Directors and to be included in the Company’s proxy materials director nominees constituting up to the greater of two individuals and 20% of the members of the Board of Directors (as of the last day on which a nomination notice may be submitted). To nominate such nominees for inclusion in our proxy materials, proper notice must be received by the Company’s secretary between 90 and 120 days prior to the first anniversary of the preceding year’s annual meeting (which will be deemed to be June 29, 2026 for the 2026 annual meeting of the stockholders, which is the date of the Company’s annual meeting); provided that, if the annual meeting of stockholders is not scheduled to be held between 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, proper notice must be received (i) no earlier than the 120th day prior to such annual meeting and (ii) no later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public disclosure of the date of the annual meeting was first made.
All submissions pursuant to the foregoing should be made to:
Criteo Holdings, Inc.
387 Park Ave South, 12th Floor
New York, NY 10016
AGM@criteo.com
Attention: Secretary

OTHER MATTERS
The Board of Directors knows of no matters that may be submitted for consideration at the General Meeting other than those referred to in this proxy statement / prospectus and the possible submission of one or more additional items to be put to the agenda of the General Meeting as permitted under Luxembourg law, which may be presented by one or more shareholders holding at least 10% of the share capital of Lux Criteo by registered mail to the registered office of the Company at least five days prior to the holding of the General Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
We have either mailed to you with this proxy statement a copy of our Annual Report, including audited financial statements, or sent you a Notice of Internet Availability of Proxy Materials with the web address for accessing the Annual Report online. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and the Annual Report, or the Notice of Internet Availability, as applicable, by delivering a single set of proxy materials to an address shared by two or more holders of Ordinary Shares, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the proxy materials in the future. If you hold Ordinary Shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact the Company’s Investor Relations department at Criteo S.A., 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg, or by email at InvestorRelations@criteo.com.

Annex A
CRITEO
Société anonyme
Siège social: 17, Boulevard F.W. Raiffeisen
L-2411 Luxembourg
Grand-Duché de Luxembourg
R.C.S. Luxembourg: in process of registration
(the Company)

REPORT OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE PURPOSES OF ARTICLE 441-7 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES OF 10 AUGUST 1915, AS AMENDED DATED JULY 29, 2026

Dear shareholders,
This report is drawn up by the board of directors of the Company (the Board) in respect of the conflict of interest of Edmond Mosrobian, Nathalie Balla and Rachel Picard (the Conflicted Directors) declared at the meeting of the Board held on July 29, 2026 (the Meeting) in relation to the Declared Item (as defined below).
According to (i) article 441-7 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended (the Law) and (ii) article 13.1 of the articles of association of the Company (the Articles), any director, who, directly or indirectly, has an interest of a financial nature in a decision or operation/transaction carried out by the Board, other than in the ordinary course of business, which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction shall be submitted to the shareholders at the next general meeting of shareholders, before any vote on any other resolution.
The Board is hereby informing the shareholders of the Company that the Conflicted Directors, each of whom holds outstanding non-employee warrants (bons de souscription d'actions, BSAs) issued by the Company under individual BSA subscription agreements (the BSA Agreements), have declared a conflict of interest of a financial nature during the Meeting resolving upon (i) the waiver of any change of control, acceleration, forfeiture, lapse or similar provision that would otherwise be triggered under the BSA Agreements by the Company’s merger with and into Criteo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered agent’s office at c/o National Registered Agents, Inc. 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346 (Criteo Holdings)(the Merger) (ii) confirming that all outstanding BSAs shall remain valid and continue in full force and effect on their existing terms following the effectiveness of the Merger, exercisable for a number of shares of common stock of Criteo Holdings equal to the number of shares of the Company for which they were exercisable immediately prior to the Merger (iii) confirm that no BSA holder shall be deemed to have forfeited or lost any rights under their BSAs, and no BSA shall be deemed null, void or having lapsed or expired, solely by reason of non-exercise prior to the effectiveness of the

Merger and (iv) authorize the CEO, the CFO and the CLTO, acting individually with full power of substitution and sub-delegation, to take all steps, execute all documents and issue all notices necessary to implement this resolution (the Declared Item).
In accordance with article 441-7 of the Law and article 13.1 of the Articles, the declarations on the conflict of interest of the Conflicted Directors in respect of the Declared Item were recorded in the minutes of the Meeting, the Conflicted Directors did not take part in the deliberations of the Board on the Declared Item and abstained from voting thereon, and the Declared Item was resolved upon by the non-conflicted directors only.
Thus, in accordance with (i) article 441-7 of the Law and (ii) article 13.1 of the Articles, the Board submits this Report on the conflict of interest of the Conflicted Directors with respect to the Declared Item to the general meeting of shareholders to be held on or around December 15, 2026, prior to any other resolution being put to the vote.
[signature page follows]

SIGNATURE PAGE TO THE REPORT OF THE BOARD OF DIRECTORS OF CRITEO FOR THE PURPOSES OF ARTICLE 441-7 OF THE OF THE LUXEMBOURG LAW DATED 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED
CRITEO

/s/ Richard van t’ Hof
Name: Richard van t’ Hof
Title: Daily manager and authorised representative of the Board of Criteo

Annex B

CRITEO
Société anonyme
Registered office:	17, Boulevard F.W. Raiffeisen
L-2411 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg:	in the process of registration
(the Absorbed Company)

MANAGEMENT REPORT ON COMMON DRAFT TERMS OF CROSS BORDER MERGER BETWEEN CRITEO AND CRITEO HOLDINGS, INC. IN ACCORDANCE WITH ARTICLE
1021-5 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL
COMPANIES, AS AMENDED

The board of directors of Criteo, a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, in the process of registration with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (the RCS) having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration of the Absorbed Company with the RCS) (the Board) has prepared this report (the Report) in accordance with article 1021-5 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the Luxembourg Companies Law), in connection with the contemplated cross-border merger by absorption of the Absorbed Company by Criteo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc., 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346 (the Acquiring Company and, together with the Absorbed Company, the Merging Companies).
1.OVERVIEW OF THE TRANSACTION
1.1.Description of the contemplated Merger
The contemplated transaction consists of a cross-border merger by absorption within the meaning of article 1020-3 of the Luxembourg Companies Law (the Merger), whereby the Absorbed Company simultaneously with its dissolution without liquidation, transfers to the Acquiring Company (as surviving entity) all its assets and liabilities under a universal title of succession in exchange for the issuance of shares in the Acquiring Company to the shareholders of the Absorbed Company, in accordance with, and pursuant to the provisions of Title X, Chapter II, Section 1 of the Luxembourg Companies Law, the General Corporation Law of the State of Delaware (DGCL), the common draft terms of cross-border merger dated 5 August 2026 by and between the Merging Companies to be published in the RESA (Recueil électronique des sociétés et associations) (the RESA) (the Draft Terms) and the agreement and plan of merger governed by the laws of the State of Delaware dated 5 August 2026 by and between the Merging Companies (the Merger Agreement).
The Draft Terms, together with the Merger Agreement, set out inter alia the legal framework in respect of the Merger, including the identification of the Merging Companies, the proposed share exchange ratio, the terms for the delivery of the shares in the Acquiring Company, certain rights attached to such shares, the accounting effective date, the effects of the Merger on employees, the conditions to the Merger and the formalities to be completed for the implementation of the Merger. As a result of the Merger, the Absorbed Company shall cease to exist as a separate legal entity as from the effective time of the Merger, and the Acquiring Company shall continue to exist under the name Criteo Holdings, Inc. as a corporation organized under the laws of the State of Delaware.

1.2.Effective time of the contemplated Merger
Pursuant to article 1021-16 (1) of the Luxembourg Company Law and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions to the Merger as set out in Section 6 of the Draft Terms, the Merger will become effective between the Merging Companies in accordance with the Merger Agreement and the applicable laws of the State of Delaware, pursuant to which the Merging Companies shall inter alia cause a certificate of merger or a certificate of ownership and merger with respect to the Merger, as applicable, to be duly executed and filed with the Secretary of State of the State of Delaware indicating the time on which the Merger takes effect (hereinafter referred to as the Effective Time).
Under the Draft Terms, for accounting purposes, the operations of the Absorbed Company will be treated as being carried out on behalf of the Acquiring Company as from 12:00:00 a.m., Central European Time, on 1 January 2027.
1.3.Identification of the Merging Companies
1.3.1.The Acquiring Company
Criteo Holdings, Inc. is a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc., 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346.
The Absorbed Company is currently the sole stockholder of the Acquiring Company.
The Acquiring Company has registered a French branch office with the Paris Trade and Companies Register under number 994 414 126, with registered address at 32, rue Blanche, 75009 Paris, France. Its financial year begins on 1 January and ends on 31 December of each year.
As at the date of the Draft Terms, the share capital of the Acquiring Company amounts to one United States Dollar (USD 1.00), divided into one hundred (100) shares of common stock, with a par value of one hundredth of one United States Dollar (USD 0.01) each, fully paid up. These initial shares will be cancelled with effect as of the Effective Time.
1.3.2.The Absorbed Company
Criteo is a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, in the process of registration with the RCS, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration with the RCS).
The Absorbed Company has a French branch office currently in the process of being registered with the Paris Trade and Companies Register, with address at 32, rue Blanche, 75009 Paris, France.
As at the date of the Draft Terms, the issued share capital of the Absorbed Company amounts to one million, two hundred thirty thousand, seven hundred twenty-two point three seven five Euros (EUR 1,230,722.375) and is divided into forty-nine million, two hundred twenty-eight thousand, eight hundred ninety-five (49,228,895) shares in registered form, with a nominal value of twenty-five thousandths of one Euro cent (EUR 0.025) each, fully paid up.
The Absorbed Company’s shares are registered pursuant to the Securities Exchange Act of 1934 and are listed for trading on the Nasdaq stock exchange (NASDAQ) under the ticker symbol “CRTO”.

2.STRATEGIC AND ECONOMIC RATIONALE
2.1.Business rationale for the Merger
The decision to pursue the Merger follows a thorough evaluation by the Board and the executive leadership team. It is believed that the redomiciliation of the Absorbed Company to the United States by way of completion of the Merger, and thereafter, listing of the common stock of the Acquiring Company on the New York Stock Exchange (NYSE), would position the Acquiring Company for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices.
The vision, strategy, and operations of Criteo will remain unchanged upon effectiveness of the Merger. Criteo’s Commerce Intelligence platform is built for the future of commerce shopping, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning Criteo to capture the most important shifts in commerce and advertising.
2.2.Organisational and structural changes
The Merger will result in the Acquiring Company becoming the surviving parent entity of the Criteo group. The business operations of the Criteo group are expected to continue without interruption as a result of the Merger.
3.EXCHANGE RATIO AND VALUATION
3.1.Explanation of the share exchange ratio
The proposed share exchange ratio is one (1) share of common stock of the Acquiring Company for one (1) outstanding share in the share capital of the Absorbed Company (‘outstanding shares’ for the purposes hereof being the difference between the aggregate amount of issued shares in the share capital of the Absorbed Company immediately prior to the Effective Time and the shares held in treasury immediately prior to the Effective Time). Accordingly, shareholders holding outstanding shares of the Absorbed Company immediately prior to the Effective Time will receive shares in the Acquiring Company on a one-for-one basis. Hence, the shareholders of the Absorbed Company will receive shares in the Acquiring Company in exactly the same number of shares and the same proportion as their ownership in the Absorbed Company. The exchange of the outstanding shares of the Absorbed Company into shares of the Acquiring Company will occur automatically at the Effective Time.
Any shares of the Absorbed Company held in treasury immediately prior to the Effective Time will be cancelled ipso jure by virtue of, and simultaneously with, the effectiveness of the Merger, without being exchanged for shares of the Acquiring Company.
The Board considers the proposed exchange ratio to be appropriate, in particular because the Absorbed Company currently owns 100% of the share capital of the Acquiring Company and the initial shares of the Acquiring Company (i.e. one hundred (100) shares of common stock, with a par value of one hundredth of one United States Dollar (USD 0.01) each) will be cancelled with effect as of the Effective Time in accordance with the provisions of the Merger Agreement and the law of the State of Delaware.
No fractional shares in the share capital of the Acquiring Company will be issued in connection with the Merger and no additional compensation, whether in cash or otherwise, will be granted to the shareholders of the Absorbed Company.
3.2.Description of the valuation methodologies used
For the purpose of determining the share exchange ratio, the Board has taken into account:
(i)the fair market value of the outstanding shares of the Absorbed Company, determined by reference to the closing price of such shares on NASDAQ on 30 June 2026; and

(ii)the fair market value of the shares of the Acquiring Company, calculated by reference to the accounting net asset value as the most appropriate method for evaluating the assets and liabilities of the Acquiring Company as recorded in its interim accounts as at 30 June 2026.
The exchange ratio will be submitted for examination to Makery S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), with registered office at 7, Rue Robert Stümper, L-2557 Luxembourg and registered with the RCS under number B298863 (the Independent Expert), acting as independent expert (réviseur d’entreprises) appointed by the Absorbed Company pursuant to article 1021-6 of the Luxembourg Companies Law.
The Acquiring Company, having the Absorbed Company as its sole shareholder, is exempt from the application of article 1021-6 of the Luxembourg Companies Law pursuant to article 1021-6(5) of the Luxembourg Companies Law and will therefore not appoint a separate independent expert in respect of the Merger.
3.3.Difficulties encountered in valuation
The Board has not encountered any special valuation difficulties in applying the valuation method described above.
4.CONSEQUENCES FOR SHAREHOLDERS
4.1.Impact of the Merger on shareholders
As a result of the Merger, the shareholders of the Absorbed Company will cease to hold shares in the Absorbed Company and will instead receive shares in the Acquiring Company in accordance with the exchange ratio. The currently outstanding shares of the Acquiring Company, all of which are held by the Absorbed Company, will be cancelled.
No shareholder has special rights against the Absorbed Company and no special right or privilege will be granted to the shareholders of the Absorbed Company pursuant to or in connection with the Merger.
4.2.Rights attached to the new shares issued in the Merger
The newly issued shares in the share capital of the Acquiring Company will entitle their holders to the rights as will be set forth in the Acquiring Company’s certificate of incorporation and pursuant to the DGCL.
4.3.Documents to be made available to the shareholders
In accordance with Luxembourg law, the shareholders of the Merging Companies will be entitled to inspect the following documents at least one (1) month before the date of the extraordinary general meeting of the shareholders of the Absorbed Company resolving on the Merger:
(i)the Draft Terms;
(ii)the annual accounts and, if applicable, annual reports of the Absorbed Company drawn up under French GAAP for the last three (3) financial years;
(iii)the annual accounts and, if applicable, annual reports of the Acquiring Company drawn up under U.S. GAAP for the financial year ended 31 December 2025;
(iv)the interim financial statements of the Absorbed Company drawn up under French GAAP as at 30 June 2026, with explanatory note(s) in respect of any reconciliation of such interim financial statements under French GAAP and Luxembourg GAAP;
(v)the interim financial statements of the Acquiring Company drawn up under U.S. GAAP as at 30 June 2026;
(vi)this Report and the written report by the board of directors of the Acquiring Company, each as referred to, and prepared in accordance with, article 1021-5 of the Luxembourg Companies Law; and

(vii)the report by the Independent Expert referred to, and prepared in accordance with, article 1021-6 of the Luxembourg Companies Law.
A copy of the above-mentioned documents will be granted free of charge upon request by a shareholder as further set out in the Draft Terms.
5.CONSEQUENCES FOR EMPLOYEES
5.1.Impact of the Merger on employment relationships at the Absorbed Company
As of the date hereof, the Absorbed Company has 3 employees based in Luxembourg employed in accordance with the applicable Luxembourg laws (the Luxembourg Employees). The Absorbed Company has not instituted a staff delegation and/or other employee representative body or trade union delegation representing the Luxembourg Employees of the Absorbed Company.
At the Effective Time of the Merger, the employment contracts of the Luxembourg Employees will have been terminated in accordance with their terms. The Absorbed Company will not have any Luxembourg Employees at the Effective Time of the Merger.
5.2.Impact of the Merger on employment relationships at the French branch of the Absorbed Company
As of the date hereof, the French branch of the Absorbed Company has 16 employees based in France and employed under the applicable French laws (the French Employees).
As of the date hereof, a Social and Economic Committee (comité social et économique) (the CSE) has been elected at the level of the economic and social unit (unité économique et sociale) to which the French branch of the Absorbed Company belongs. The CSE has been duly informed and consulted in accordance with articles L. 2312-8 et seq. of the French Labor Code with respect to the Merger and its consequences for the French Employees prior to the Effective Time.
5.3.Holders of securities other than shares
The Absorbed Company has issued certain equity-linked instruments, including non-employee warrants (bons de souscription d’actions), time-based restricted stock units and performance-based restricted stock units.
The rights attached to the non-employee warrants and the terms and conditions for the subscription of shares upon exercise of such warrants will remain unchanged upon effectiveness of the Merger, except that they will represent the right to obtain shares of common stock of the Acquiring Company in lieu of shares of the Absorbed Company on a one-to-one basis. All rights and obligations of the Absorbed Company under the relevant warrant agreements will be transferred to, and assumed by, the Acquiring Company.
The rights attached to the restricted stock units and performance-based restricted stock units will also remain unchanged upon the Effective Time, except that they will represent the right to obtain shares of common stock of the Acquiring Company in lieu of shares of the Absorbed Company on a one-to-one basis. All rights and obligations of the Absorbed Company under the relevant equity plans will be transferred to, and assumed by, the Acquiring Company.
6.CONSEQUENCES FOR CREDITORS
The Merger is not expected to have any consequences for the creditors of the Merging Companies. Pursuant to article 1021-17 of the Luxembourg Companies Law, the Merger shall ipso jure result in the universal transfer, both as between the Absorbed Company and the Acquiring Company and vis-à-vis third parties, of all of the assets and liabilities of the Absorbed Company, including all contracts, credits, rights and obligations, to the Acquiring Company.
Pursuant to article 1021-9 of the Luxembourg Companies Law, creditors of the merging companies, whose claims predate the date of publication of the documents recording the merger provided for by article 1021-14 of the

Luxembourg Companies Law may, within two months following their publication, ask the judge presiding the chamber of the tribunal d’arrondissement dealing with commercial matters for the district where the debtor company has its registered office for a summary judgment requiring the establishment of guarantees for any matured or unmatured debts, provided that they can credibly prove that the merger constitutes a risk for the exercise of their rights, and that the company has not provided them with sufficient guarantees. The president of the court will reject this request if the creditor has sufficient guarantees available, or, if taking the company’s financial situation after the merger into account, no guarantees are necessary. The debtor company may set this request aside by paying the creditor, even if the debt is at term. If a guarantee is not provided by the deadline fixed, the claim becomes due immediately.
7.CONCLUSION
Having reviewed the Draft Terms, the Merger Agreement and the legal, economic and strategic rationale in respect of the contemplated Merger, the Board considers that the Merger is in the best interests of the Absorbed Company and its shareholders.
[Remainder page intentionally left blank – Signature page follows]

SIGNATURE PAGE TO THE MANAGEMENT REPORT ON COMMON DRAFT TERMS OF CROSS BORDER MERGER BETWEEN CRITEO AND CRITEO HOLDINGS, INC. IN ACCORDANCE WITH ARTICLE 1021-5 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED
On 5 August 2026
On behalf of the Board of Criteo

/s/ Richard van t’ Hof
Name:	Richard van t’ Hof
Title:	Daily manager and authorised representative of the Board of Criteo

Annex C

Criteo Holdings, Inc.
Corporation
Registered office:	c/o National Registered Agents, Inc.
1209 Orange Street, Wilmington
County of New Castle, Delaware 19801
United States of America
Secretary of State of Delaware File No.: 10390346

(the Acquiring Company)

MANAGEMENT REPORT ON COMMON DRAFT TERMS OF CROSS BORDER MERGER
BETWEEN CRITEO AND CRITEO HOLDINGS, INC. IN ACCORDANCE WITH ARTICLE
1021-5 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL
COMPANIES, AS AMENDED

The board of directors of Criteo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc., 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346 (the Board) has prepared this report (the Report) in accordance with article 1021-5 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the Luxembourg Companies Law), in connection with the contemplated cross-border merger by absorption of Criteo, a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, in the process of registration with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (the RCS) having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration of the Absorbed Company with the RCS) (the Absorbed Company and, together with the Acquiring Company, the Merging Companies).
1.OVERVIEW OF THE TRANSACTION
1.1.Description of the contemplated Merger
The contemplated transaction consists of a cross-border merger by absorption within the meaning of article 1020-3 of the Luxembourg Companies Law (the Merger), whereby the Absorbed Company simultaneously with its dissolution without liquidation, transfers to the Acquiring Company (as surviving entity) all its assets and liabilities under a universal title of succession in exchange for the issuance of shares in the Acquiring Company to the shareholders of the Absorbed Company, in accordance with, and pursuant to the provisions of Title X, Chapter II, Section 1 of the Luxembourg Companies Law, the General Corporation Law of the State of Delaware (DGCL), the common draft terms of cross-border merger dated 5 August 2026 by and between the Merging Companies to be published in the RESA (Recueil électronique des sociétés et associations) (the RESA) (the Draft Terms) and the agreement and plan of merger governed by the laws of the State of Delaware dated 5 August 2026 by and between the Merging Companies (the Merger Agreement).
The Draft Terms, together with the Merger Agreement, set out inter alia the legal framework in respect of the Merger, including the identification of the Merging Companies, the proposed share exchange ratio, the terms for the delivery of the shares in the Acquiring Company, certain rights attached to such shares, the accounting effective date, the effects of the Merger on employees, the conditions to the Merger and the formalities to be completed for the implementation of the Merger. As a result of the Merger, the Absorbed Company shall cease to exist as a separate legal entity as from the effective time of the Merger, and the Acquiring Company shall continue to exist under the name Criteo Holdings, Inc. as a corporation organized under the laws of the State of Delaware.

1.2.Effective time of the contemplated Merger
Pursuant to article 1021-16 (1) of the Luxembourg Company Law and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions to the Merger as set out in Section 6 of the Draft Terms, the Merger will become effective between the Merging Companies in accordance with the Merger Agreement and the applicable laws of the State of Delaware, pursuant to which the Merging Companies shall inter alia cause a certificate of merger or a certificate of ownership and merger with respect to the Merger, as applicable, to be duly executed and filed with the Secretary of State of the State of Delaware indicating the time on which the Merger takes effect (hereinafter referred to as the Effective Time).
Under the Draft Terms, for accounting purposes, the operations of the Absorbed Company will be treated as being carried out on behalf of the Acquiring Company as from 12:00:00 a.m., Central European Time, on 1 January 2027.
1.3.Identification of the Merging Companies
1.3.1.The Acquiring Company
Criteo Holdings, Inc. is a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc., 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346.
The Absorbed Company is currently the sole stockholder of the Acquiring Company.
The Acquiring Company has registered a French branch office with the Paris Trade and Companies Register under number 994 414 126, with registered address at 32, rue Blanche, 75009 Paris, France. Its financial year begins on 1 January and ends on 31 December of each year.
As at the date of the Draft Terms, the share capital of the Acquiring Company amounts to one United States Dollar (USD 1.00), divided into one hundred (100) shares of common stock, with a par value of one hundredth of one United States Dollar (USD 0.01) each, fully paid up. These initial shares will be cancelled with effect as of the Effective Time.
1.3.2.The Absorbed Company
Criteo is a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, in the process of registration with the RCS, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration with the RCS).
The Absorbed Company has a French branch office currently in the process of being registered with the Paris Trade and Companies Register, with address at 32, rue Blanche, 75009 Paris, France.
As at the date of the Draft Terms, the issued share capital of the Absorbed Company amounts to one million, two hundred thirty thousand, seven hundred twenty-two point three seven five Euros (EUR 1,230,722.375) and is divided into forty-nine million, two hundred twenty-eight thousand, eight hundred ninety-five (49,228,895) shares in registered form, with a nominal value of twenty-five thousandths of one Euro cent (EUR 0.025) each, fully paid up.
The Absorbed Company’s shares are registered pursuant to the Securities Exchange Act of 1934 and are listed for trading on the Nasdaq stock exchange (NASDAQ) under the ticker symbol “CRTO”.

2.STRATEGIC AND ECONOMIC RATIONALE
2.1.Business rationale for the Merger
The decision to pursue the Merger follows a thorough evaluation by the Board and the executive leadership team. It is believed that the redomiciliation of the Absorbed Company to the United States by way of completion of the Merger, and thereafter, listing of the common stock of the Acquiring Company on the New York Stock Exchange (NYSE), would position the Acquiring Company for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indices.
The vision, strategy, and operations of Criteo will remain unchanged upon effectiveness of the Merger. Criteo’s Commerce Intelligence platform is built for the future of commerce shopping, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning Criteo to capture the most important shifts in commerce and advertising.
2.2.Organisational and structural changes
The Merger will result in the Acquiring Company becoming the surviving parent entity of the Criteo group. The business operations of the Criteo group are expected to continue without interruption as a result of the Merger.
3.EXCHANGE RATIO AND VALUATION
3.1.Explanation of the share exchange ratio
The proposed share exchange ratio is one (1) share of common stock of the Acquiring Company for one (1) outstanding share in the share capital of the Absorbed Company (‘outstanding shares’ for the purposes hereof being the difference between the aggregate amount of issued shares in the share capital of the Absorbed Company immediately prior to the Effective Time and the shares held in treasury immediately prior to the Effective Time). Accordingly, shareholders holding outstanding shares of the Absorbed Company immediately prior to the Effective Time will receive shares in the Acquiring Company on a one-for-one basis. Hence, the shareholders of the Absorbed Company will receive shares in the Acquiring Company in exactly the same number of shares and the same proportion as their ownership in the Absorbed Company. The exchange of the outstanding shares of the Absorbed Company into shares of the Acquiring Company will occur automatically at the Effective Time.
Any shares of the Absorbed Company held in treasury immediately prior to the Effective Time will be cancelled ipso jure by virtue of, and simultaneously with, the effectiveness of the Merger, without being exchanged for shares of the Acquiring Company.
The Board considers the proposed exchange ratio to be appropriate, in particular because the Absorbed Company currently owns 100% of the share capital of the Acquiring Company and the initial shares of the Acquiring Company (i.e. one hundred (100) shares of common stock, with a par value of one hundredth of one United States Dollar (USD 0.01) each) will be cancelled with effect as of the Effective Time in accordance with the provisions of the Merger Agreement and the law of the State of Delaware.
No fractional shares in the share capital of the Acquiring Company will be issued in connection with the Merger and no additional compensation, whether in cash or otherwise, will be granted to the shareholders of the Absorbed Company.
3.2.Description of the valuation methodologies used
For the purpose of determining the share exchange ratio, the Board has taken into account:
(i)the fair market value of the outstanding shares of the Absorbed Company, determined by reference to the closing price of such shares on NASDAQ on 30 June 2026; and

(ii)the fair market value of the shares of the Acquiring Company, calculated by reference to the accounting net asset value as the most appropriate method for evaluating the assets and liabilities of the Acquiring Company as recorded in its interim accounts as at 30 June 2026.
The exchange ratio will be submitted for examination to Makery S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), with registered office at 7, Rue Robert Stümper, L-2557 Luxembourg and registered with the RCS under number B298863 (the Independent Expert), acting as independent expert (réviseur d’entreprises) appointed by the Absorbed Company pursuant to article 1021-6 of the Luxembourg Companies Law.
The Acquiring Company, having the Absorbed Company as its sole shareholder, is exempt from the application of article 1021-6 of the Luxembourg Companies Law pursuant to article 1021-6(5) of the Luxembourg Companies Law and will therefore not appoint a separate independent expert in respect of the Merger.
3.3.Difficulties encountered in valuation
The Board has not encountered any special valuation difficulties in applying the valuation method described above.
4.CONSEQUENCES FOR SHAREHOLDERS
4.1.Impact of the Merger on shareholders
As a result of the Merger, the shareholders of the Absorbed Company will cease to hold shares in the Absorbed Company and will instead receive shares in the Acquiring Company in accordance with the exchange ratio. The currently outstanding shares of the Acquiring Company, all of which are held by the Absorbed Company, will be cancelled.
No shareholder has special rights against the Absorbed Company and no special right or privilege will be granted to the shareholders of the Absorbed Company pursuant to or in connection with the Merger.
4.2.Rights attached to the new shares issued in the Merger
The newly issued shares in the share capital of the Acquiring Company will entitle their holders to the rights as will be set forth in the Acquiring Company’s certificate of incorporation and pursuant to the DGCL.
4.3.Documents to be made available to the shareholders
In accordance with Luxembourg law, the shareholders of the Merging Companies will be entitled to inspect the following documents at least one (1) month before the date of the extraordinary general meeting of the shareholders of the Absorbed Company resolving on the Merger:
(i)the Draft Terms;
(ii)the annual accounts and, if applicable, annual reports of the Absorbed Company drawn up under French GAAP for the last three (3) financial years;
(iii)the annual accounts and, if applicable, annual reports of the Acquiring Company drawn up under U.S. GAAP for the financial year ended 31 December 2025;
(iv)the interim financial statements of the Absorbed Company drawn up under French GAAP as at 30 June 2026, with explanatory note(s) in respect of any reconciliation of such interim financial statements under French GAAP and Luxembourg GAAP;
(v)the interim financial statements of the Acquiring Company drawn up under U.S. GAAP as at 30 June 2026;
(vi)this Report and the written report by the board of directors of the Absorbed Company, each as referred to, and prepared in accordance with, article 1021-5 of the Luxembourg Companies Law; and

(vii)the report by the Independent Expert referred to, and prepared in accordance with, article 1021-6 of the Luxembourg Companies Law.
A copy of the above-mentioned documents will be granted free of charge upon request by a shareholder as further set out in the Draft Terms.
5.CONSEQUENCES FOR EMPLOYEES
5.1.Impact of the Merger on employment relationships at the Acquiring Company
As of the date hereof, the Acquiring Company has no employee and will not have any employees at the Effective Time. The French branch of the Absorbed Company is expected to have, at the Effective Time, 16 employees based in France and employed under the applicable French laws (the French Employees). Upon completion of the Merger and with effect as of the Effective Time, all rights and obligations resulting from the existing employment contracts between the Absorbed Company and each of the French Employees will be automatically transferred to the Acquiring Company by operation of law pursuant to article L. 1224-1 of the French Labor Code.
5.2.Impact of the Merger on employment relationships at the French branch of the Acquiring Company
It is the intention of the Acquiring Company that the employment relationships with the French Employees be continued through the French branch of the Acquiring Company, such that the French Employees shall retain their individual rights and perform their duties under their respective employment contracts at the French branch of the Acquiring Company as their place of employment, on the same terms and conditions as were applicable immediately prior to the Effective Time.
It is also the intention of the Acquiring Company that the French branch of the Acquiring Company will join the economic and social unit (unité économique et sociale) to which the French branch of the Absorbed Company belongs prior to the Effective Time, such that the French Employees shall retain their collective rights, as well as the benefit of company-level agreements in force at the Effective Time.
5.3.Holders of securities other than shares
The Absorbed Company has issued certain equity-linked instruments, including non-employee warrants (bons de souscription d’actions), time-based restricted stock units and performance-based restricted stock units.
The rights attached to the non-employee warrants and the terms and conditions for the subscription of shares upon exercise of such warrants will remain unchanged upon effectiveness of the Merger, except that they will represent the right to obtain shares of common stock of the Acquiring Company in lieu of shares of the Absorbed Company on a one-to-one basis. All rights and obligations of the Absorbed Company under the relevant warrant agreements will be transferred to, and assumed by, the Acquiring Company.
The rights attached to the restricted stock units and performance-based restricted stock units will also remain unchanged upon the Effective Time, except that they will represent the right to obtain shares of common stock of the Acquiring Company in lieu of shares of the Absorbed Company on a one-to-one basis. All rights and obligations of the Absorbed Company under the relevant equity plans will be transferred to, and assumed by, the Acquiring Company.
6.CONSEQUENCES FOR CREDITORS
The Merger is not expected to have any consequences for the creditors of the Merging Companies. Pursuant to article 1021-17 of the Luxembourg Companies Law, the Merger shall ipso jure result in the universal transfer, both as between the Absorbed Company and the Acquiring Company and vis-à-vis third parties, of all of the assets and liabilities of the Absorbed Company, including all contracts, credits, rights and obligations, to the Acquiring Company.

Pursuant to article 1021-9 of the Luxembourg Companies Law, creditors of the merging companies, whose claims predate the date of publication of the documents recording the merger provided for by article 1021-14 of the Luxembourg Companies Law may, within two months following their publication, ask the judge presiding the chamber of the tribunal d’arrondissement dealing with commercial matters for the district where the debtor company has its registered office for a summary judgment requiring the establishment of guarantees for any matured or unmatured debts, provided that they can credibly prove that the merger constitutes a risk for the exercise of their rights, and that the company has not provided them with sufficient guarantees. The president of the court will reject this request if the creditor has sufficient guarantees available, or, if taking the company’s financial situation after the merger into account, no guarantees are necessary. The debtor company may set this request aside by paying the creditor, even if the debt is at term. If a guarantee is not provided by the deadline fixed, the claim becomes due immediately.
7.CONCLUSION
Having reviewed the Draft Terms, the Merger Agreement and the legal, economic and strategic rationale in respect of the contemplated Merger, the Board considers that the Merger is in the best interests of the Acquiring Company and its shareholder.
[Remainder page intentionally left blank – Signature page follows]

SIGNATURE PAGE TO THE MANAGEMENT REPORT ON COMMON DRAFT TERMS OF CROSS BORDER MERGER BETWEEN CRITEO AND CRITEO HOLDINGS, INC. IN ACCORDANCE WITH ARTICLE 1021-5 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED
On 5 August 2026
On behalf of the Board of Criteo Holdings, Inc.

/s/ Ryan Damon
Name: Ryan Damon
Title: President and Secretary

Annex D

AGREEMENT AND PLAN OF MERGER
by and between
CRITEO
and
CRITEO HOLDINGS, INC.
dated as of
August 5, 2026

TABLE OF CONTENTS

	Page

ARTICLE I

MERGER

Section 1.1	The Merger	2
Section 1.2	Governing Documents	2
Section 1.3	Officers and Directors	3

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1	Treatment of Ordinary Shares.	3
Section 2.2	Direct Registration of Common Stock.	3
Section 2.3	Treatment of Lux Criteo Equity Awards	4
Section 2.4	Withholding	4

ARTICLE III

FRENCH TAX MATTERS

Section 3.1	French corporate income tax	5
Section 3.2	French tax consolidation group	7
Section 3.3	French registration duties	7
Section 3.4	French VAT	7
Section 3.5	Other Taxes	8

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LUX CRITEO

Section 4.1	Qualification, Organization, Subsidiaries, etc.	8
Section 4.2	Capitalization	8
Section 4.3	Corporate Authority Relative to this Agreement; No Violation	9
Section 4.4	Finders and Brokers	9
Section 4.5	Taxes	9

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF U.S. CRITEO

Section 5.1	Qualification, Organization, etc	9
Section 5.2	Capitalization	10

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Common Draft Terms of Cross-Border Merger
Exhibit B	Form of Amended and Restated Certificate of Incorporation
Exhibit C	Form of Amended and Restated Bylaws
Exhibit D	Form of Omnibus U.S. Equity Incentive Plan

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 5, 2026, is by and between Criteo, a public limited liability company (société anonyme), organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration of Lux Criteo (as defined below) with the RCS), and in the process of registering with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) (“Lux Criteo”), and Criteo Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Lux Criteo (“U.S. Criteo”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement. Lux Criteo and U.S. Criteo are sometimes referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, concurrently herewith, Lux Criteo and U.S. Criteo entered into the Common Draft Terms of Cross-Border Merger, a copy of which is attached hereto as Exhibit A (the “Draft Terms”);
WHEREAS, it is proposed that the Parties effect the absorption of Lux Criteo by U.S. Criteo through the cross-border merger of Lux Criteo with and into U.S. Criteo, with U.S. Criteo surviving;
WHEREAS, the board of directors of each Party has (a) determined that this Agreement and the Draft Terms are advisable and fair to, and in the best interests of, its respective stockholder(s), (b) approved this Agreement and the Draft Terms, and (c) recommended to its respective shareholders and stockholder the approval and adoption of this Agreement and the Draft Terms and the transactions contemplated hereby and thereby, including the Merger (collectively, the “Transactions”);
WHEREAS, the Parties intend that: (a) for United States federal and applicable state and local income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, to which each of the Parties are parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Section 1.368-2(g) of the Treasury Regulations promulgated thereunder; and (b) for French tax purposes, the Merger will benefit from (i) the favorable corporate income tax merger regime provided for by Article 210 A of the French Tax Code, (ii) the transfer tax regime applying to mergers pursuant to Article 816 of the French Tax Code, (iii) the rollover regime provided for by Articles 38-7 bis and 150-0 B of the French Tax Code, (iv) the regime provided for by Article 115-1 and 121 of the French Tax Code, (v) the VAT regime provided for by Article 257 bis of the French Tax Code and (vi) the benefit of Article 223 S of the French Tax Code (collectively, the “Intended Tax Treatment”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
ARTICLE I
MERGER
Section 1.1    The Merger.
(a)    Upon the terms and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement and the Draft Terms, and in accordance with the applicable provisions of the Luxembourg Companies Law and the DGCL, at the Effective Time, Lux Criteo shall be merged with and into U.S. Criteo (the “Merger”), whereupon Lux Criteo shall cease to exist by way of dissolution without liquidation, and U.S. Criteo shall continue as the surviving corporation (the “Surviving Corporation”), such that following the Merger, the Surviving Corporation shall be a Delaware corporation. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the Draft Terms and the applicable provisions of the DGCL and the Luxembourg Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all of the assets, property, rights, privileges, powers and franchises of Lux Criteo immediately before the Effective Time shall vest in, and become the assets, property, privileges, powers and franchises of, the Surviving Corporation, and (ii) the debts, liabilities and duties of Lux Criteo shall become the debts, liabilities and duties of the Surviving Corporation.
(b)    The Merger shall become effective between the Parties at 12:00:01 a.m., New York City time, on January 1, 2027, unless another date or time or place is agreed to by the respective board of directors of each Party or its duly appointed representative(s) (the time and date on which the Merger takes effect are referred to herein as the “Effective Time” and “Closing Date,” respectively), subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the Conditions in accordance with Article VII.
(c)    On or prior to December 31, 2026, unless another date is agreed to by the respective board of directors of each Party or its duly appointed representative(s), the Parties shall cause a certificate of merger or a certificate of ownership and merger with respect to the Merger, as applicable (the “Certificate of Merger”), to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings, confirmations or publications required to be made by the Parties under the DGCL or the Luxembourg Companies Law in connection with the Merger to be effective at the Effective Time.

Section 1.2    Governing Documents. At the Effective Time, the certificate of incorporation and the bylaws of U.S. Criteo shall be amended and restated in their entirety to read substantially in the forms attached hereto as Exhibit B (the “A&R Certificate”) and Exhibit C (the “A&R Bylaws”), respectively, and, as so amended and restated, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein and under the DGCL.
Section 1.3    Officers and Directors. The directors of Lux Criteo immediately prior to the Effective Time shall be all of the directors of the Surviving Corporation at and immediately following the Effective Time, and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. The officers of Lux Criteo immediately prior to the Effective Time shall be all of the officers of the Surviving Corporation at and immediately following the Effective Time, and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
ARTICLE II
TREATMENT OF SECURITIES
Section 2.1    Treatment of Ordinary Shares.
(a)    At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Lux Criteo or of U.S. Criteo, each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) shall automatically be cancelled, and U.S. Criteo shall issue the holder thereof in exchange therefor validly issued, fully paid and non-assessable shares of Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding Taxes, subject to the provisions of this Article II. From and after the Effective Time, all such Ordinary Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Ordinary Shares (other than any Treasury Shares) shall cease to have any rights with respect thereto, except for the right to receive shares of Common Stock in accordance with this Section 2.1(a).
(b)    At the Effective Time, each (i) Ordinary Share issued and outstanding immediately prior to the Effective Time that is held in treasury by Lux Criteo (the “Treasury Shares”) and (ii) shares of Common Stock issued and outstanding immediately prior to the Effective Time (all of which are held by Lux Criteo) shall be cancelled by virtue of and simultaneously with the Merger and shall cease to exist.
Section 2.2    Direct Registration of Common Stock.
(a)    At the Effective Time, (i) record ownership of the Common Stock into which the issued and outstanding Ordinary Shares were exchanged in accordance with Section 2.1 shall, except as provided in clause (ii), be kept in uncertificated, book entry form by the Surviving Corporation’s transfer agent, and (ii) any certificate representing such Ordinary Shares shall automatically represent the same numbers of shares of Common Stock.
(b)    At the Effective Time, the stock transfer books of Lux Criteo shall be closed and from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Ordinary Shares that were outstanding immediately prior to the Effective Time.
Section 2.3    Treatment of Lux Criteo Equity Awards.
(a)    At the Effective Time, each right and obligation under the equity-based benefit and compensation plans and programs, grant letters and agreements of Lux Criteo providing for the grant or award of warrants, time-based restricted stock units or performance-based restricted stock units (collectively, the “Equity Plans”), including the Amended and Restated 2015 Time-Based Restricted Stock Units Plan and the Amended and Restated 2015 Performance-Based Restricted Stock Units Plan, shall be assumed by the Surviving Corporation and shall be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis.
(b)    At the Effective Time, each of the Equity Plans shall be assumed by the Surviving Corporation, and the outstanding awards or benefits available under the terms of the Equity Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, be exercisable, payable, issuable or available upon the same terms and conditions as under such Equity Plans, and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price) except that all references to the Company, Lux Criteo or French Criteo in the Equity Plans shall be references to the Surviving Corporation.
(c)    At the Effective Time, subject to the receipt of any requisite approval by the shareholders of Lux Criteo as may be required by the Exchange, the Surviving Corporation shall adopt an omnibus U.S. equity incentive plan substantially in the form attached hereto as Exhibit D (the “U.S. Omnibus Plan”). Upon the U.S. Omnibus Plan becoming effective, the U.S. Omnibus Plan shall be the sole stockholder-approved vehicle for the grant of equity-based awards and the Equity Plans shall no longer be used for the grant of equity-based awards; provided that outstanding equity awards as of the Effective Time shall remain outstanding and shall be treated as set forth herein.
(d)    As soon as reasonably practicable following the Effective Time, the Surviving Corporation shall file with the SEC post-effective amendments to Lux Criteo’s Registration Statements on Form S-8 and a Registration Statement on Form S-8 covering the securities issuable pursuant to equity awards granted under the Equity Plans and the U.S. Omnibus Plan, respectively.
Section 2.4    Withholding. Lux Criteo and U.S. Criteo shall be entitled to deduct and withhold from any payments made pursuant to this Agreement, any amounts as are required to be withheld or deducted with respect to such amounts under the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that any amounts are so deducted and withheld and remitted to the proper Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
FRENCH TAX MATTERS
Section 3.1    French corporate income tax.
(a)    The Merger, being an operation whereby Lux Criteo, on being dissolved without going into liquidation, transfers all its assets and liabilities to U.S. Criteo in exchange for the issue to its shareholders of securities representing the capital of U.S. Criteo, will qualify as a merger in accordance with the provisions of Article 210-0 A of the French Tax Code.
(b)    Prior to the date hereof, U.S. Criteo has established a branch in France and shall maintain until the Effective Time such branch, to which the assets and liabilities Lux Criteo holds through its own French branch shall be allocated for income tax purposes as a result of the Merger, and each of U.S. Criteo and Lux Criteo shall cooperate with respect thereto. U.S. Criteo represents to Lux Criteo that its French branch is subject to corporate income tax in France since its establishment, and Lux Criteo represents to U.S. Criteo that its French branch is subject to corporate income tax in France since its establishment.
(c)    U.S. Criteo and Lux Criteo each agree to carry out the Merger, which involves two entities having French branches subject to French corporate income tax, for French tax purposes under the preferential tax regime set out in Articles 210 A et seq. of the French Tax Code, and U.S. Criteo and Lux Criteo each agree to undertake the requirements of Articles 210 A et seq. of the French Tax Code. Without limiting the foregoing, U.S. Criteo, acting through its French branch, shall fulfill all applicable conditions provided by Articles 210 A and 210 C, 2 of the French Tax Code, including:
i.record for French tax purposes, as from the Effective Time , in the balance sheet of the French branch, all the assets and liabilities received in the Merger and which Lux Criteo previously held through its French branch, along with all the off-balance undertakings of Lux Criteo’s French branch that will be transferred to U.S. Criteo;
ii.record as liabilities in the balance of the French branch:
a.the provisions or reserves recorded by Lux Criteo’s French branch and subject to deferred taxation and which do not become irrelevant by virtue of the Merger, and

b.as may be applicable, the special reserve in which Lux Criteo (as regards its French branch) recorded the long-term capital gains previously subject to the reduced rate of 10%, 15%, 18%, 19% or 25%, as well as the reserve in which the provisions for price fluctuations were recorded in application of the sixth paragraph of point 5° of paragraph 1 of Article 39 of the French Tax Code;
iii.substitute itself for Lux Criteo’s French branch with respect to the recapture of any income relating to the transferred assets the taxation of which has been deferred at the level of Lux Criteo’s French branch;
iv.compute the capital gains realized by the French branch after completion of the Merger upon the transfer of the non-depreciable fixed assets which are contributed to it in the Merger by reference to the fiscal value which they had in the balance sheet of Lux Criteo’s French branch;
v.add back to the taxable income of the French branch the capital gains generated by the contribution of depreciable assets by Lux Criteo’s French branch, under the conditions set forth in Article 210 A, 3, d of the French Tax Code, including (x) the recapture of capital gains ratably over a period of fifteen years for buildings and rights relating to buildings, as well as for plantations and land improvements depreciable over a period at least equal to this duration in other cases, and (y) the recapture of other capital gains ratably over a period of five years. When the total of the net capital gains on buildings, plantations and land improvements exceeds 90% of the overall net capital gain on depreciable items, the recapture of the capital gains relating to buildings, plantations and land improvements is carried out ratably over a period equal to the weighted average depreciation period of these assets. This undertaking includes the obligation to tax immediately, if and when one of the transferred depreciable assets is disposed of, the portion of the capital gains related to this asset which may not yet have been recaptured at the date of said disposal. In return, subsequent depreciation and capital gains relating to depreciable items are calculated on the basis of the value attributed to them at the time of the contribution; and
vi.either record in the balance sheet of its French branch items other than fixed assets at the value they had, for tax purposes, in the accounts of Lux Criteo’s French branch or, failing that, include in its taxable income for the financial year of the Merger the profit corresponding to the difference between the new value of these items and the value they had, for tax purposes, in the books of the Lux Criteo’s French branch.

(d)    U.S. Criteo, acting through its French branch, shall, to the extent applicable, (i) file within 45 days as from the publication of the Merger, a statement of discontinuance of business in accordance with Article 201 of the French Tax Code, (ii) file within 60 days of the same date a tax return pursuant to Article 201, 3 of the French Tax Code, together with a statement of the tax values of the contributed assets benefiting from a tax deferral, provided by Article 54 septies I of the French Tax Code and Article 38 quindecies of Appendix III to the French Tax Code, drawn up according to the model provided by the French tax authorities, and (iii) comply with all filing formalities, including those of Article 54 septies I of the French Tax Code (as regards the “Etat de suivi des plus-values”) and relating to the items listed in Article 38 quindecies of Appendix III to the French Tax Code, and of Article 54 septies II of the French Tax Code regarding the maintaining of a specific registry pertaining to capital gains on non-depreciable assets benefitting from a rollover regime.
(e)    Pursuant to Article 210-0 A, IV of the French Tax Code and in compliance with the provisions of Article 46 quater-0 ZS ter of Appendix III to the French Tax Code, the specific return required to assess the reasons and consequences of the Merger will have to be filed by the Parties within the same timeframe as the tax return mentioned in paragraph (d) above.
Section 3.2    French tax consolidation group. Each Party represents to the other that Lux Criteo’s French branch is the parent entity of a French tax consolidation group and that U.S. Criteo’s French branch is included in such French tax consolidation since January 1, 2026. Consequently, pursuant to Article 223 S of the French Tax Code, the Merger will not trigger the termination of the existing French tax consolidation group. Such French tax consolidation group, currently headed by Lux Criteo (through its French branch), will remain in place, with U.S. Criteo becoming the head of such group, through its French branch.
Section 3.3    French registration duties. The parties declare that the Merger will be subject to the favorable regime provided by Articles 816 of the French Tax Code and 301-B of Appendix II to the French Tax Code. As a result, the contribution resulting from the Merger will be registered within the month of its date of completion without any registration fee in accordance with Article 816 of the French Tax Code.
Section 3.4    French VAT. Each Party represents to the other that the Merger entails the contribution of a totality of assets (universalité de biens) between persons subject to VAT as defined by Article 257 bis of the French Tax Code. As a result, for VAT purposes, U.S. Criteo, through its French branch, will be treated as continuing the person of Lux Criteo’s French branch and will replace Lux Criteo’s French branch in all its rights and obligations. Therefore, pursuant to Article 257 bis of the French Tax Code, the Merger will not be a taxable event for VAT purposes. Lux Criteo’s French branch will transfer to U.S. Criteo’s French branch any VAT credit available at the Effective Time. U.S. Criteo’s French branch will, as the case may be, carry out the VAT deduction right adjustments provided under Articles 206 and 207 of Appendix II to the French Tax Code that would have been made by Lux Criteo’s French branch had it continued its operation of the assets and liabilities transferred. Pursuant to Article 287-5. c) of the French Tax Code, U.S. Criteo’s French branch will include the total amount (net of tax) of the contribution under the Merger on the line “Other non-taxable transactions” of its next VAT return following the Effective Time.
Section 3.5    Other Taxes. With respect to all other taxes, imposts, duties or other charges of any nature whatsoever, U.S. Criteo’s French branch will succeed to the rights and obligations of Lux Criteo’s French branch. In particular, U.S. Criteo’s French branch shall replace Lux Criteo’s French branch in its entirety with respect to (i) the payment of any such taxes or charges and (ii) the filing of any tax returns relating to the computation and the payment of any taxes for which Lux Criteo’s French branch remains liable on or prior to the Effective Time. U.S. Criteo’s French branch will benefit or will assume any tax undertakings that may have been previously entered into by Lux Criteo’s French branch in connection with previous transactions that benefited from a favorable tax regime, including without limitation in respect of registration fees, corporate income tax and/or VAT. As from the Effective Time, U.S. Criteo’s French branch shall assume and substitute itself for Lux Criteo’s French branch for the performance of all the tax undertakings and tax obligations related to the assets and liabilities transferred in the Merger.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF LUX CRITEO
Except as disclosed in the SEC Documents and publicly available prior to the date hereof (but excluding, in each case, any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section or any other disclosures included therein to the extent they are predictive or forward-looking in nature), Lux Criteo represents and warrants to U.S. Criteo as follows.
Section 4.1    Qualification, Organization, Subsidiaries, etc. Lux Criteo and each of its Subsidiaries is a legal entity duly organized or incorporated, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Lux Criteo and each of its Subsidiaries is qualified to do business and, where relevant, is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.2    Capitalization. All the outstanding Ordinary Shares are, and all Ordinary Shares reserved for issuance under outstanding equity compensation awards shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable.

Section 4.3    Corporate Authority Relative to this Agreement; No Violation.
(a)    Lux Criteo has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Shareholder Approval and the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement and the Draft Terms, to consummate the Transactions. The execution and delivery of this Agreement and the Draft Terms and the consummation of the Transactions have been duly and validly authorized by the board of directors of Lux Criteo. This Agreement has been duly and validly executed and delivered by Lux Criteo and, assuming this Agreement constitutes the valid and binding agreement of U.S. Criteo, constitutes the valid and binding agreement of Lux Criteo, enforceable against Lux Criteo in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and subject to general principles of equity (the “Bankruptcy and Equity Exceptions”).
(b)    Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Act, (iii) the Exchange Act, (iv) the Luxembourg Companies Law and (v) any applicable requirements of the Exchange, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Lux Criteo of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.4    Finders and Brokers. Neither Lux Criteo nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions.
Section 4.5    Taxes. Neither Lux Criteo nor any of its Subsidiaries has taken any action that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF U.S. CRITEO
Except as disclosed in the SEC Documents and publicly available prior to the date hereof (but excluding, in each case, any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section or any other disclosures included therein to the extent they are predictive or forward-looking in nature), U.S. Criteo represents and warrants to Lux Criteo as follows.
Section 5.1    Qualification, Organization, etc. U.S. Criteo is a legal entity duly organized or incorporated, validly existing and, where relevant, in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. U.S. Criteo is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. U.S. Criteo does not have any Subsidiaries.
Section 5.2    Capitalization. All the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.
Section 5.3    Corporate Authority Relative to this Agreement; No Violation.
(a)    U.S. Criteo has all requisite corporate power and authority to enter into this Agreement and, subject to approval and adoption by Lux Criteo in its capacity as the sole stockholder of U.S. Criteo and the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement and the Draft Terms, to consummate the Transactions. The execution and delivery of this Agreement and the Draft Terms and the consummation of the Transactions have been duly and validly authorized by the board of directors of U.S. Criteo. This Agreement has been duly and validly executed and delivered by U.S. Criteo and, assuming this Agreement constitutes the valid and binding agreement of Lux Criteo, constitutes the valid and binding agreement of U.S. Criteo, enforceable against U.S. Criteo in accordance with its terms, except as may be limited by Bankruptcy and Equity Exceptions.
(b)    Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Act, (iii) the Exchange Act, (iv) the Luxembourg Companies Law and (v) any applicable requirements of the Exchange, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by U.S. Criteo of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.4    Taxes. U.S. Criteo has not taken any action, nor to the knowledge of U.S. Criteo are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1    Tax Matters. The Parties (i) hereby agree and acknowledge that, for U.S. federal, and applicable state and local, income Tax purposes, it is intended that the Merger qualify for the Intended Tax Treatment, (ii) shall not, and shall not permit or cause any of their Subsidiaries to, knowingly take any action, or fail to take any action, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment, and (iii) shall not take any position inconsistent with (whether in audits, Tax returns or otherwise) such treatment unless required to do so pursuant to a “determination” (within the meaning of Section 1313(a) of the Code).

Section 6.2    Director and Officer Resignations. U.S. Criteo shall cause to be delivered to Lux Criteo prior to the Closing Date resignations executed by each director and officer of U.S. Criteo in office as of immediately prior to the Effective Time and effective upon the Effective Time. For the avoidance of doubt, the directors and officers of U.S. Criteo in office as of immediately prior to the Effective Time shall not be prevented from serving as directors and officers of the Surviving Corporation following the Effective Time, and the Surviving Corporation, in its discretion and in accordance with the A&R Certificate and A&R Bylaws, may appoint such Persons as directors and officers following the Effective Time, and any such Person who is a director or officer of Lux Criteo as of immediately prior to the Effective Time shall continue to hold the applicable office of the Surviving Corporation as set forth in Section 1.3.
Section 6.3    Further Assurances and Closing Conditions. Each of the Parties shall use its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the Transactions and (b) cause the conditions set forth in Article VII to be satisfied as soon as reasonably practicable after the date of this Agreement.
ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1    Conditions to Each Party’s Obligations to Effect the Merger. The obligations of Lux Criteo and U.S. Criteo to effect the Merger shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the respective board of directors of each Party or its duly appointed representative(s) as of 12:00:00 p.m., Luxembourg time, on December 31, 2026, unless another date or time is agreed to by the respective board of directors of each Party or its duly appointed representative(s) (the time and date on which the Conditions are satisfied or waived are referred to herein as the “Condition Completion Time” and “Condition Completion Date,” respectively), each of the following conditions (collectively, the “Conditions”), provided that the satisfaction or waiver of the Conditions shall be confirmed by or on behalf of the board of directors of Lux Criteo or its duly appointed representative(s) or the directeur général (chief executive officer) of Lux Criteo at or after the Condition Completion Time (and in any event no later than at the Effective Time), and such confirmation shall be further recorded in an acknowledgment (constat) deed enacted by a Luxembourg notary on the Condition Completion Date (and in any event no later than on the Closing Date) (the “Constat Deed”):
(a)    Stockholder Approval. The (i) Shareholder Approval shall have been obtained and (ii) Lux Criteo in its capacity as the sole stockholder of U.S. Criteo shall have approved and adopted this Agreement, the Draft Terms and the Transactions;
(b)    Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect at the Condition Completion Time and no proceeding to that effect shall have been commenced or threatened that has not been withdrawn at the Condition Completion Time;

(c)    Adverse Laws or Orders. At the Condition Completion Time, no Adverse Law or Order shall have occurred or be in effect, and neither of the Parties shall be subject to any decree, order or injunction that prohibits the consummation of the Transactions;
(d)    Listing. The Common Stock to be issued in the Merger shall have been approved for listing on an Exchange, subject to any applicable official notice of issuance; and
(e)    Authorization. Other than the filing of the Certificate of Merger and the enactment of the Constat Deed, all material consents and authorizations of, filings or registrations with, and notices to, any Governmental Entity required for the effectiveness of the Merger have been obtained or made.
ARTICLE VIII
TERMINATION
Section 8.1    Termination. This Agreement may be terminated and any of the Transactions may be abandoned by mutual written consent of Lux Criteo and U.S. Criteo.
Section 8.2    Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become null and void, and there shall be no liability on the part of any Party, except that the last sentence of this Section 8.2, Section 9.3 through Section 9.13 shall survive such termination.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Amendment and Modification; Waiver.
(a)    Subject to applicable Law, this Agreement may be amended, modified and supplemented by written agreement of the Parties. This Agreement may not be amended, modified and supplemented except by an instrument in writing signed on behalf of each of the Parties.
(b)    At any time and from time to time prior to the Effective Time, either Lux Criteo, on one hand, or U.S. Criteo, on the other hand, may, to the extent legally permitted and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties made by the other Party, or (iii) waive compliance with any of the agreements by the other Party.
Section 9.2    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This

Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
Section 9.3    Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses.
Section 9.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), delivered through electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service (notice shall be deemed to be given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Lux Criteo, to:

Criteo S.A.
5 Place de la Gare, L-1616 Luxembourg
Grand Duchy of Luxembourg

Attention:	Richard van t Hof
Email: ****

Attention: Ryan Damon, Chief Legal and Transformation Officer
Email: ****

Attention: Olivia Homo, SVP, Head of Legal and Assistant Corporate Secretary
Email: ****

Attention: Tracy Meer, Associate General Counsel – Head of Corporate Legal
Email: ****

if to U.S. Criteo, to:

Criteo Holdings, Inc.
387 Park Ave South, 12th Floor
New York, NY 10016

Attention:	Ryan Damon
Email:	****

Attention: Olivia Homo, SVP, Head of Legal and Assistant Corporate Secretary

Email: ****

Attention: Tracy Meer, Associate General Counsel – Head of Corporate Legal
Email: ****

in each case, with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:	Thaddeus P. Hartmann and Arash Attar-Rezvani
Email:	****

and

Loyens & Loeff Luxembourg SARL
18-20, rue Edward Steichen
L-2540 Luxembourg
Grand Duchy of Luxembourg

Attention:	Frédéric Franckx
Email:	****
Section 9.5    Definitions. For the purposes of this Agreement, the term:
“A&R Certificate” has the meaning set forth in Section 1.2.
“A&R Bylaws” has the meaning set forth in Section 1.2.
“Adverse Law or Order” means (i) any statute, rule or regulation that has been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Transactions, or (ii) there shall be in effect any order or injunction of a court of competent jurisdiction preventing the consummation of the Transactions.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 4.3(a).
“Certificate of Merger” has the meaning set forth in Section 1.1(c).
“Closing Date” has the meaning set forth in Section 1.1(b).
“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means common stock, par value $0.01 per share, of U.S. Criteo or the Surviving Corporation, as the case may be.
“Conditions” has the meaning set forth in Section 7.1.
“Condition Completion Date” has the meaning set forth in Section 7.1.
“Condition Completion Time” has the meaning set forth in Section 7.1.
“Constat Deed” has the meaning set forth in Section 7.1.
“DGCL” means the General Corporation Law of the State of Delaware.
“Draft Terms” has the meaning set forth in the recitals of this Agreement.
“Effective Time” has the meaning set forth in Section 1.1(b).
“Equity Plans” has the meaning set forth in Section 2.3(a).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange” means a nationally recognized U.S. securities exchange mutually selected by the Parties for the listing of the Common Stock.
“French Criteo” means Criteo S.A., a public limited liability company (société anonyme), incorporated and having existed under the laws of the Republic of France, prior to its cross-border conversion, without having been dissolved, wound up or placed into liquidation, to Lux Criteo.
“French Tax Code” means the French Code général des impôts.
“Form S-4” means a registration statement on Form S-4 to be filed with the SEC by U.S. Criteo (and any amendments thereto) in connection with the offer and issuance of the Common Stock to be issued pursuant to the Merger.
“Governmental Entity” means (a) any national, federal, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition.
“Intended Tax Treatment” has the meaning set forth in the recitals of this Agreement.
“Law” means any federal, state, local or foreign law (including common law), statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.

“Lux Criteo” has the meaning set forth in the recitals of this Agreement.
“Luxembourg Companies Law” means the Luxembourg Law of August 10, 1915 on commercial companies, as amended.
“Material Adverse Effect” means, with respect to a Party, any change, effect, event or development that is materially adverse to the assets, properties, liabilities, financial condition, business or results of operations of such Party and its Subsidiaries, taken as a whole, or that would prevent, materially impede or materially delay the ability of such Party to consummate the Transactions.
“Merger” has the meaning set forth in Section 1.1(a).
“Ordinary Shares” means ordinary shares in registered form, with nominal value of EUR 0.025 per share, of Lux Criteo.
“Party” and “Parties” have the meanings set forth in the preamble of this Agreement.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“SEC Documents” means all reports, schedules, statements and other documents filed or furnished by Lux Criteo or any of its predecessors, including French Criteo, or U.S. Criteo under the Securities Act or the Exchange Act, including all certifications required pursuant to the Sarbanes-Oxley Act.
“Shareholder Approval” means the vote in favor of approving and adopting this Agreement, the Draft Terms and the Transactions by at least two-thirds (2/3) of the votes validly cast at an extraordinary general meeting of the shareholders of Lux Criteo duly convened and held in accordance with the articles of association of Lux Criteo, as amended from time to time, and the Luxembourg Companies Law.
“Surviving Corporation” has the meaning set forth in Section 1.1(a).
“Transactions” has the meaning set forth in the recitals of this Agreement.
“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Tax” or “Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Entity, including all income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, assessments, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Entity in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.
“Treasury Shares” has the meaning set forth in Section 2.1(b).
“U.S. Criteo” has the meaning set forth in the recitals of this Agreement.
“U.S. Omnibus Plan” has the meaning set forth in Section 2.3(c).
“VAT” means any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), or any successor or implementation legislation.
Section 9.6    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” in this Agreement shall not be exclusive (unless the context indicates otherwise). The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits hereto, and not to any particular provision of this Agreement. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if.” The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.7    Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 9.8    Entire Agreement; No Third-Party Beneficiaries.
(a)    This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)    This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.
Section 9.9    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
Section 9.10    Governing Law; Jurisdiction.
(a)     This Agreement and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)     Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Delaware Superior Court, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Delaware Superior Court, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Delaware Superior Court, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.10(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
Section 9.11    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 9.11.
Section 9.12    Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 9.13    Enforcement; Remedies.
(a)    Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)    The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Article IX, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief. In the event any Party seeks any remedy referred to in this Section 9.13, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

CRITEO S.A.

By:/s/ Richard Van t’Hof
Name: Richard Van t’Hof
Title: Authorized Representative

CRITEO HOLDINGS, INC.

By:/s/ Ryan Damon
Name: Ryan Damon
Title: President and Secretary
[Signature Page to Agreement and Plan of Merger]

Annex E

COMMON DRAFT TERMS OF CROSS-BORDER MERGER
Criteo Holdings, Inc.
Corporation
c/o National Registered Agents, Inc.
1209 Orange Street, Wilmington
County of New Castle, Delaware 19801
United States of America
Secretary of State of Delaware File No.: 10390346
as
the Acquiring Company
Criteo
Société anonyme
5 Place de la Gare, L-1616 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B
as
the Absorbed Company
DATED 5 AUGUST 2026

The board of directors of:
(1)Criteo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc. 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346 (the Acquiring Company); and
the board of directors of:
(2)Criteo, a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, in the process of registration with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (the RCS), having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration of the Absorbed Company with the RCS) (the Absorbed Company and, together with the Acquiring Company, the Merging Companies and each, a Merging Company);
have jointly drawn up these common draft terms of cross-border merger (these Draft Terms) for the purpose of proposing to their respective shareholders a cross-border merger in accordance with the provisions of Title X, Chapter II, Section 1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the Luxembourg Companies Law), and the General Corporation Law of the State of Delaware (the DGCL).
1.DESCRIPTION OF THE CONTEMPLATED MERGER
1.1Background and effects of the contemplated Merger
The board of directors of the Acquiring Company and the board of directors of the Absorbed Company propose to carry out a cross-border merger by absorption within the meaning of article 1020-3 of the Luxembourg Companies Law (the Merger) whereby the Absorbed Company simultaneously with its dissolution without liquidation, transfers to the Acquiring Company (as surviving entity) all its assets and liabilities under a universal title of succession in exchange for the issuance of shares in the Acquiring Company to the shareholders of the Absorbed Company, in accordance with, and pursuant to the provisions of the Luxembourg Companies Law (in particular article 1021-17), these Draft Terms and the agreement and plan of merger dated as of the date hereof and entered into between the Merging Companies (the Merger Agreement) and the DGCL.
In accordance with article 1021-17 (1) 4° of the Luxembourg Companies Law, any shares of the Absorbed Company held in treasury immediately prior to the Effective Time, will be cancelled ipso jure by virtue of, and simultaneously with, the effectiveness of the Merger at the Effective Time, without being exchanged with shares of the Acquiring Company.
The board of directors of each of the Acquiring Company and the Absorbed Company believe that the Merger is in the best interests of the respective company and its shareholder(s) because it would position the Acquiring Company (as surviving entity) for broader inclusion in major U.S. stock indices and would thus enable broader access to the vast pool of passive capital that tracks such indexes.

2.INFORMATION TO BE PROVIDED PURSUANT TO ARTICLE 1021-1 (2) OF THE LUXEMBOURG COMPANIES LAW AND OTHER MERGER TERMS
2.1.Form, corporate name and registered office of the Merging Companies
2.1.1.The Acquiring Company
Criteo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc. 1209 Orange Street, Wilmington, DE, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346.
The Absorbed Company is the sole stockholder of the Acquiring Company.
The Acquiring Company has registered a French branch office with the Paris Trade and Companies Register with number 994 414 126, and registered address at 32, rue Blanche, 75009 Paris, France.
The Acquiring Company's financial year begins on 1 January of each year and ends on 31 December of each year.
On the date of these Draft Terms, the share capital of the Acquiring Company is one United States Dollars (USD 1.00) and is divided into one hundred (100) shares of common stock, with a par value of one hundredth of one United States Dollar (USD 0.01) each, fully paid up (collectively, the Initial Shares of the Acquiring Company). The Initial Shares of the Acquiring Company will be cancelled with effect as of the Effective Time in accordance with the provisions of the Merger Agreement and the law of the State of Delaware.
2.1.2.The Absorbed Company
Criteo, a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (such registered office to be transferred to 5 Place de la Gare, L-1616 Luxembourg, Grand Duchy of Luxembourg with effect as of the registration of the Absorbed Company with the RCS).
The Absorbed Company is the parent company of a global technology group specialized in digital advertising, particularly in performance marketing and personalized retargeting.
The Absorbed Company has a French branch office currently in the process of being registered with the Paris Trade and Companies Register, and address at 32, rue Blanche, 75009 Paris, France.
The Absorbed Company's financial year begins on 1 January of each year and ends on 31 December of each year.
On the date of these Draft Terms, the issued share capital of the Absorbed Company is one million, two hundred thirty thousand, seven hundred twenty-two point three seven five Euros (EUR 1,230,722.375) represented by forty-nine million, two hundred twenty-eight thousand, eight hundred ninety-five (49,228,895) ordinary shares in registered form, with a nominal value of twenty-five thousandths Euro cents (EUR 0.025) each, fully paid up and, whereof a portion of those shares are held in treasury by the Absorbed Company (and any such amount of shares held in treasury immediately prior to the Effective Time being referred to hereinafter as the Treasury Shares and the difference between the aggregate amount of issued shares in the share capital of the Absorbed Company immediately prior to the Effective Time and the Treasury Shares, is being referred to hereinafter as the Outstanding Shares). The shares of the Absorbed Company are registered pursuant to the Securities Exchange Act of 1934 and are listed for trading on the Nasdaq stock exchange (NASDAQ) under the ticker symbol "CRTO".
In addition to its shares, the Absorbed Company has other issued and outstanding equity-linked instruments, including:
–non-employee warrants (bons de souscription d’actions);
–time-based restricted stock units (RSUs); and
–performance-based restricted stock units (PSUs);
(collectively, the Equity Instruments, and the respective plans or agreements (as applicable) governing such Equity Instruments, the Equity Plans).
2.1.3.The Acquiring Company pursuant to the Merger
Upon the Effective Time, the Acquiring Company will continue to exist under the name “Criteo Holdings, Inc.” a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o National Registered Agents, Inc., 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 10390346.
The Acquiring Company will seek to list its shares on NYSE with effect as of, or shortly after, the Effective Time (and, for the avoidance of doubt, the shares of the Absorbed Company listed on NASDAQ as of the date of these Draft Terms will be simultaneously delisted from NASDAQ).
2.2.Share exchange ratio
For the purpose of determining the share exchange ratio of the Merger, the board of directors of the Acquiring Company and the board of directors of the Absorbed Company noted (a) the fair market value of the Outstanding Shares as determined pursuant to the closing price of the Outstanding Shares on the NASDAQ on 30 June 2026 (being USD 18.28) (the Closing Price; the aggregate Closing Price of all Outstanding Shares (being the aggregate fair market value of the equity of the Absorbed Company) is hereby referred to as the Contribution Value)) and (b) the fair market value of the shares of the Acquiring Company (i.e., negative USD 21,648), calculated by reference to the accounting net asset value, as the most appropriate method for evaluating the assets and liabilities of the Acquiring Company as recorded in the interim accounts of the Acquiring Company as at 30 June 2026.
Having made reasonable inquiries, the board of directors of the Acquiring Company and the board of directors of the Absorbed Company are not aware of any indications related to limitations in the free float, other trading restrictions or lack of liquidity of the Outstanding Shares that might indicate that the abovementioned Closing Price does not reflect the fair market value of the equity of the Absorbed Company at such date.
The board of directors of the Acquiring Company and the board of directors of the Absorbed Company propose an exchange ratio for the Merger of one (1) share of common stock of the Acquiring Company in exchange for one (1) Outstanding Share in the share capital of the Absorbed Company (the Exchange Ratio), meaning that the shareholders holding Outstanding Shares of the Absorbed Company will receive shares in the share capital of the Acquiring Company on a one (1) for one (1) basis. For the avoidance of doubt, no fractional shares in the share capital of the Acquiring Company will be issued in connection with the Merger and no additional compensation (in any form) will be granted to the shareholders of the Absorbed Company. Hence, the shareholders of the Absorbed Company will receive shares in the Acquiring Company in exactly the same number of shares and the same proportion as their ownership of

Outstanding Shares in the Absorbed Company (i.e., the Merger will not have any dilutive effect on the shareholders of the Absorbed Company).
The Exchange Ratio has been considered appropriate by the board of directors of the Acquiring Company and the board of directors of the Absorbed Company based on the fact that the Absorbed Company currently owns 100% of the share capital in the Acquiring Company, and the Initial Shares of the Acquiring Company will be cancelled as set out in Section 2.1.2 hereof.
Based on the Exchange Ratio, it is proposed that the Acquiring Company shall, in exchange for the transfer of all the assets and liabilities of the Absorbed Company pursuant to the Merger, amend its certificate of incorporation (as so amended, the Certificate of Incorporation) and allocate the Contribution Value as follows: each Outstanding Share immediately prior to the Effective Time will automatically be cancelled and the Acquiring Company will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable shares in the Acquiring Company to the shareholders of the Absorbed Company, calculated by application of the Exchange Ratio.
The Exchange Ratio so established by the board of directors of the Acquiring Company and the board of directors of the Absorbed Company has been submitted for examination to Makery S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), with registered office at 7, Rue Robert Stümper, L-2557 Luxembourg and registered with the R.C.S. Luxembourg under number B298863, acting as an independent expert (réviseur d’entreprises) appointed by the Absorbed Company pursuant to article 1021-6 of the Luxembourg Companies Law (the Independent Expert).
The Acquiring Company having the Absorbed Company as its sole shareholder, is exempt from the application of article 1021-6 of the Luxembourg Companies law pursuant to article 1021-6 (5) of the Luxembourg Companies Law and will not appoint an independent expert in respect of the Merger.
2.3.Terms for the delivery of the shares in the Acquiring Company
By virtue of the Merger, the Acquiring Company shall increase its share capital through the issuance of new shares in the share capital of the Acquiring Company by application of the Exchange Ratio set out in Section 2.2 hereof.
The exchange of the Outstanding Shares into shares of the Acquiring Company will occur automatically at the Effective Time, whereupon record ownership of shares of the Acquiring Company into which the Outstanding Shares were exchanged in accordance with this Section 2.3 shall be kept in uncertificated, book entry form by the Acquiring Company’s transfer agent.
2.4.Date as from which the newly issued shares will carry the right to share in the profits and any special condition regarding such right
The newly issued shares in the share capital of the Acquiring Company will entitle the holders thereof to participate in the profits of the Acquiring Company as from the Effective Time and, from that date onwards, such holders acquire all rights attached to these shares, including the right to dividends, or any other distribution, to be distributed out of the profit of the current accounting period and/or out of the accumulated reserves and carried forward profits or otherwise.
2.5.Date as from which the operations of the Absorbed Company will be treated, for accounting purposes, as being carried out on behalf of the Acquiring Company
For accounting purposes, the operations of the Absorbed Company will be treated as being carried out on behalf of the Acquiring Company as from 00:00:00 on 1 January 2027 Central European Time (CET).

2.6.Rights guaranteed by the Acquiring Company to shareholders having special rights and to holders of securities other than shares (or the measures it intends to take in their regard)
2.6.1.Shareholders
(a)No shareholder has special rights against the Absorbed Company.
(b)No special right or privilege will be granted to the shareholders of the Absorbed Company pursuant to or in connection with the Merger.
2.6.2.Holders of Equity Instruments
(a)The rights attached to the non-employee warrants (bons de souscription d’actions), as well as the terms and conditions for the subscription of shares upon exercise of such warrants, will remain unchanged upon effectiveness of the Merger and the protection of the holders of the stock subscription warrants issued prior to the Effective Time will be maintained in accordance with the terms and conditions set forth in the relevant warrant agreements, and applicable Law - it being understood that all rights and obligations of the Absorbed Company under the warrant agreements shall be automatically transferred at the Effective Time to, and shall be assumed by, the Acquiring Company by operation of law and the warrants of the Absorbed Company will become warrants of the Acquiring Company. Upon exercise of such warrants of the Acquiring Company after the Effective Time, the Acquiring Company will have the authority to issue and deliver shares in the share capital of the Acquiring Company under the same terms and conditions as those set forth in the relevant warrant agreements; for the purposes of these Draft Terms, (i) the term Law means any federal, state, local or foreign law (including common law), statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law and (ii) the term Governmental Entity means (a) any national, federal, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition.
(b)The rights attached to the RSUs and PSUs will remain unchanged upon the Effective Time, it being noted that all rights and obligations of the Absorbed Company under the relevant Equity Plans shall be automatically transferred at the Effective Time to, and shall be assumed by, the Acquiring Company by operation of law and as a result thereof, the RSUs and PSUs of the Absorbed Company will become RSUs and PSUs of the Acquiring Company. After the Effective Time, the Acquiring Company will deliver existing shares or issue new shares in the share capital of the Acquiring Company under the same terms and conditions as those set forth in the relevant Equity Plans.
(a)No stock-options will be outstanding on the Effective Time, and the Absorbed Company does not intend to grant any prior to that date.
2.6.3.None of the Merging Companies have issued securities conferring voting rights other than shares.
2.7.Special advantages granted to the Independent Expert, to the members of the administrative, executive, supervisory or monitoring bodies of the Merging Companies

Edmond Mosrobian, Nathalie Balla and Rachel Picard, members of the board of directors of the Absorbed Company (collectively, the Warrant Holders and each individually, a Warrant Holder), have been granted warrants by the Absorbed Company (the Warrants) in accordance with the terms and conditions set out in a French law-governed warrant agreements entered into between the Absorbed Company and each Warrant Holder respectively (the Warrant Agreements). Under each Warrant Agreement, in the event inter alia of an execution of a merger agreement by way of absorption of the Absorbed Company by another company (the Merger Operation), the Warrants shall be accelerated in a way that the Warrant Holder can exercise a number of ordinary shares corresponding to 100% of the Warrants not exercisable at the date of completion of the Merger Operation. Unless otherwise decided by the board of directors of the Absorbed Company, unexercised Warrants will be deemed null and void at the latest immediately prior to the completion of the Merger Operation (the Warrant Exercise Obligation). The board of directors of the Absorbed Company at the meeting held on 29 July 2026 resolved – in the context of the Merger - to waive the Warrant Exercise Obligation in respect of each of the Warrant Holders, which shall continue to hold their respective Warrants in accordance with the terms and conditions of the Warrant Agreements upon effectiveness of the Merger.
The closing of the Merger is included as one of several performance milestones for our Chief Executive Officer and Chief Legal and Transformation Officer with respect to each of their annual bonus opportunities under Lux Criteo’s Executive Bonus Plan for fiscal year 2026. Specifically, the closing comprises up to 6% of our Chief Executive Officer’s maximum annual bonus opportunity (i.e., up to $90,000) and up to 10% of our Chief Legal and Transformation Officer’s maximum annual bonus opportunity (i.e., up to $68,600).
Other than the foregoing, no special advantages will be granted to the Independent Expert or to the members of the management, executive, supervisory or monitoring bodies of the Merging Companies in connection with, or as a result of, the Merger.
The Absorbed Company shall pay fees in the amount of eighty thousand euros (EUR 80,000) (excluding VAT) to the Independent Expert.
3.EFFECTIVE TIME
3.1.Pursuant to article 1021-16 (1) of the Luxembourg Company Law and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the Conditions (as defined below) in accordance with Section 6 hereof, the Merger will become effective between the Merging Companies in accordance with the Merger Agreement, the Certificate of Merger (as defined below) and the applicable laws of the State of Delaware (the time and date on which the Merger takes effect are referred to herein as the Effective Time and Closing Date, respectively).
3.2.In accordance with the terms of the Merger Agreement, the Merging Companies shall cause a certificate of merger or a certificate of ownership and merger with respect to the Merger, as applicable (the Certificate of Merger), to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL.
4.FRENCH TAX MATTERS
4.1.The Merger, being an operation whereby the Absorbed Company, on being dissolved without going into liquidation, transfers all its assets and liabilities to the Acquiring Company in exchange for the issue to its shareholders of securities representing the capital of the Acquiring Company, will qualify as a merger in accordance with the provisions of Article 210-0 A of the French Code général des impôts (the French Tax Code).
Corporate income tax

4.2.Prior to the date hereof, the Acquiring Company has established a branch in France and shall maintain until the Effective Time such branch to which the assets and liabilities which the Absorbed Company holds through its own French branch shall be allocated for income tax purposes as a result of the Merger, and each of the Acquiring Company and the Absorbed Company shall cooperate to that effect. The Acquiring Company represents that its French branch is subject to corporate income tax in France since the date of its establishment, being November 20, 2025; the Absorbed Company represents that its French branch is subject to corporate tax in France since the date of its establishment, being July 29, 2026.
4.3.From a French tax standpoint, the Merging Companies agree to carry out the Merger, which involves two entities having French branches subject to French corporate income tax, for French tax purposes, under the preferential tax regime set out in Articles 210 A et seq. of the French Tax Code. To this end, the Acquiring Company and the Absorbed Company will take the commitments required under Articles 210 A et seq. of the French Tax Code, and include such commitments herein and in the Merger Agreement.
4.4.In this respect, the Acquiring Company, acting through its French branch, hereby undertakes, to the extent applicable, to fulfil all conditions provided by Articles 210 A and 210 C, 2 of the French Tax Code, including:
4.4.1.record for French tax purposes, as from the Effective Date, in the balance sheet of the French branch, all the assets and liabilities received in the Merger and which the Absorbed Company previously held through its French branch, along with all the off-balance undertakings of the Absorbed Company’s French branch that will be transferred to the Acquiring company;
4.4.2.record as liabilities in the balance of the French branch:
(i)the provisions or reserves recorded by the Absorbed Company’s French branch and subject to deferred taxation and which do not become irrelevant by virtue of the Merger, and
(ii)as may be applicable, the special reserve in which the Absorbed Company (as regards its French branch) recorded the long-term capital gains previously subject to the reduced rate of 10%, 15%, 18%, 19% or 25%, as well as the reserve in which the provisions for price fluctuations were recorded in application of the sixth paragraph of point 5° of paragraph 1 of Article 39 of the French Tax Code;
4.4.3.substitute itself for the Absorbed Company’s French branch with respect to the recapture of any income relating to the transferred assets the taxation of which has been deferred at the level of the Absorbed Company’s French branch;
4.4.4.compute the capital gains realized by the French branch after completion of the Merger upon the transfer of the non-depreciable fixed assets which are contributed to it in the Merger by reference to the fiscal value which they had in the balance sheet of the Absorbed Company’s French branch;
4.4.5.add back to the taxable income of the French branch the capital gains generated by the contribution of depreciable assets by the Absorbed Company’s French branch, under the conditions set forth in Article 210 A, 3, d of the French Tax Code, including (x) the recapture of capital gains ratably over a period of fifteen years for buildings and rights relating to buildings, as well as for plantations and land improvements depreciable over a period at least equal to this duration; in other cases, and (y) the recapture of other capital gains ratably over a period of five years. When the total of the net capital gains on buildings, plantations and land improvements exceeds 90 percent of the overall net capital gain on depreciable items, the recapture of the capital gains relating to buildings, plantations and land improvements is carried out ratably over a period equal to the weighted average depreciation period of these assets. This undertaking includes the obligation to tax immediately, if and when one of the transferred depreciable assets is disposed of, the portion of the capital gains related to this asset which may not yet have been recaptured at the date of said disposal. In return, subsequent depreciation and capital gains relating to depreciable items are calculated on the basis of the value attributed to them at the time of the contribution;
4.4.6.either record in the balance sheet of its French branch items other than fixed assets at the value they had, for tax purposes, in the accounts of the Absorbed Company’s French branch or, failing that, include in its taxable income for the financial year of the Merger the profit corresponding to the difference between the new value of these items and the value they had, for tax purposes, in the books of the Absorbed Company’s French branch.
4.5.The Acquiring Company (acting through its French branch) undertakes, to the extent applicable, (i) to file within forty-five days as from the publication of the Merger, a statement of discontinuance of business in accordance with Article 201 of the French Tax Code, (ii) to file within sixty days of the same date a tax return pursuant to Article 201,3 of the French Tax Code, together with a statement of the tax values of the contributed assets benefiting from a tax deferral, provided by Article 54 septies I of the French Tax Code and Article 38 quindecies of Appendix III to the French Tax Code, drawn up according to the model provided by the French tax authorities, and (iii) more generally to comply with all filing formalities, including those of Article 54 septies I of the French Tax Code (as regards the “Etat de suivi des plus-values”) and relating to the items listed in Article 38 quindecies of Appendix III to the French Tax Code, and of Article 54 septies II of the French Tax Code regarding the maintaining of a specific registry pertaining to capital gains on non-depreciable assets benefitting from a rollover regime. Further, pursuant to Article 210-0 A, IV of the French Tax Code and in compliance with the provisions of Article 46 quater-0 ZS ter of Appendix III to the French Tax Code, the specific return required to assess the reasons and consequences of the Merger will have to be filed by the Parties within the same timeframe as the tax return mentioned above.
French tax consolidated group
4.6.The Parties represent that the Absorbed Company’s French branch is the parent entity of a French tax consolidation group and that the Acquiring Company’s French branch is included in such French tax consolidation since January 1, 2026. Consequently, pursuant to Article 223 S of the French Tax Code, the Merger will not trigger the termination of the existing French tax consolidation group. Such French tax consolidation group, currently headed by the Absorbed Company (through its French branch), will remain in place, with the Acquiring Company becoming the head of such group, through its French branch.
Registration duties
4.7.The parties declare that the Merger will be subject to the favorable regime provided by Articles 816 of the French Tax Code and 301-B of Appendix II to the French Tax Code. As a result, the contribution resulting from the Merger will be registered within the month of its date of completion without any registration fee in accordance with Article 816 of the French Tax Code.
Value added tax (VAT)
4.8.The Merging Companies represent that the Merger entails the contribution of a totality of assets (universalité de biens) between persons subject to VAT as defined by Article 257 bis of the

French Tax Code. As a result, for VAT purposes, the Acquiring Company, through its French branch, will be treated as continuing the person of the Absorbed Company’s French branch and will replace the Absorbed Company’s French branch in all its rights and obligations. Therefore, pursuant to Article 257 bis of the French Tax Code, the Merger will not be a taxable event for VAT purposes.
4.9.The Absorbed Company’s French branch will transfer to the Acquiring Company’s French branch any VAT credit available at the Effective Time.
4.10.The Acquiring Company’s French branch will, as the case may be, carry out the VAT deduction right adjustments provided under Articles 206 and 207 of Appendix II to the French Tax Code that would have been made by the Absorbed Company’s French branch had it continued its operation of the assets and liabilities transferred.
4.11.Pursuant to Article 287-5. c) of the French Tax Code, the Acquiring Company’s French branch will include the total amount (net of tax) of the contribution under the Merger on the line “Other non-taxable transactions” of its next VAT return following the Effective Time.
Other Taxes
4.12.With respect to all other taxes, imposts, duties or other charges of any nature whatsoever, the Acquiring Company’s French branch will succeed to the rights and obligations of the Absorbed Company’s French branch. In particular, the Acquiring Company’s French branch undertakes to replace the Absorbed Company’s French branch in its entirety with respect to (i) the payment of any such taxes or charges, and (ii) the filing of any tax returns relating to the computation and the payment of any taxes, for which the Absorbed Company’s French branch remains liable on or prior to the Effective Time.
4.13.The Acquiring Company’s French branch will benefit or will assume any tax undertakings that may have been previously entered into by the Absorbed Company’s French branch in connection with previous transactions that benefited from a favorable tax regime, including without limitation in respect of registration fees, corporate income tax and/or VAT. More generally and as from the Effective Date, the Acquiring Company’s French branch undertakes to procure that it shall assume and shall substitute itself for the Absorbed Company’s French branch for the performance of all the tax undertakings and tax obligations related to the assets and liabilities transferred in the Merger.
5.EFFECTS OF THE MERGER ON EMPLOYMENT
5.1.Absorbed Company
As of the date hereof, the Absorbed Company has 3 employees based in Luxembourg employed in accordance with the applicable Luxembourg laws (the Luxembourg Employees). The Absorbed Company has not instituted a staff delegation and/or other employee representative body or trade union delegation representing the Luxembourg Employees of the Absorbed Company.
At the Effective Time of the Merger, the employment contracts of the Luxembourg Employees will have been terminated in accordance with their terms. The Absorbed Company will not have any Luxembourg Employees at the Effective Time of the Merger.
Regarding the preservation of the rights of relevant holders under the Equity Plans, please refer to Section 2.6.2 hereof.

5.2.French branch of the Absorbed Company
As of the date hereof, the French branch of the Absorbed Company has 16 employees based in France and employed under the applicable French laws (the French Employees).
As of the date hereof, a Social and Economic Committee (comité social et économique) (the CSE) has been elected at the level of the economic and social unit (unité économique et sociale) to which the French branch of the Absorbed Company belongs. The CSE has been duly informed and consulted in accordance with articles L. 2312-8 et seq. of the French Labor Code with respect to the Merger and its consequences for the French Employees prior to the Effective Time.
5.3.Acquiring Company
As of the date hereof, the Acquiring Company has no employees and will not have any employees at the Effective Time. Upon completion of the Merger and with effect as of the Effective Time, all rights and obligations resulting from the existing employment contracts between the Absorbed Company and each of the French Employees will be automatically transferred to the Acquiring Company by operation of law pursuant to article L. 1224-1 of the French Labor Code.
5.4.French branch of the Acquiring Company
It is the intention of the Acquiring Company that the employment relationships with the French Employees be continued through the French branch of the Acquiring Company, such that the French Employees shall perform their duties under their respective employment contracts at the French branch of the Acquiring Company as their place of employment, on the same terms and conditions as were applicable immediately prior to the Effective Time.
It is also the intention of the Acquiring Company that the French branch of the Acquiring Company will join the economic and social unit (unité économique et sociale) to which the French branch of the Absorbed Company belongs prior to the Effective Time, such that the French Employees shall retain their individual and collective rights, as well as the benefit of collective bargaining agreements and company-level agreements in force on the Effective Time.
6.CONDITIONS PRECEDENT
6.1.The obligations of the Merging Companies to effect the Merger shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the respective boards of directors of each Merging Company or their duly appointed representative(s) as of 12:00:00 p.m., Luxembourg time, on 31 December 2026, unless another date or time is agreed to by the respective board of directors of each Merging Company or its duly appointed representative(s) (the time and date on which the Conditions are satisfied or waived are referred to herein as the Condition Completion Time and Condition Completion Date, respectively), each of the following conditions (collectively, the Conditions), provided that the satisfaction or waiver of the Conditions shall be confirmed by or on behalf of the board of directors of the Absorbed Company or its duly appointed representative(s) or the directeur général (chief executive officer) of the Absorbed Company at or after the Condition Completion Time (and in any event no later than at the Effective Time), and such confirmation shall be further recorded in an acknowledgment (constat) deed enacted by a Luxembourg notary on the Condition Completion Date (and in any event no later than on the Closing Date) (the Constat Deed):
(i)(x) these Draft Terms, the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger (the Transactions), shall have been approved by a vote of at least two-thirds (2/3) of the votes validly cast at an extraordinary meeting of the shareholders of the Absorbed Company duly convened and held in accordance with the articles of association of the Absorbed Company, as amended from time to time, and the Luxembourg Company Law, and (y) the Absorbed Company in its capacity as the sole stockholder of the Acquiring Company shall have approved and adopted these Draft Terms, the Merger Agreement and the Transactions;
(ii)The Registration Statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the SEC) in connection with the offer and issuance of the common stock of the Acquiring Company to be issued pursuant to the Merger shall have become effective in accordance with the provisions of the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and remain in effect at the Conditions Completion Time and no proceeding to that effect shall have been commenced or threatened that has not been withdrawn at the Conditions Completion Time;
(iii)At the Conditions Completion Time, no Adverse Laws or Order shall have occurred or be in effect, and neither of the Merging Companies shall be subject to any decree, order or injunction that prohibits the consummation of the Transactions; for the purposes of these Draft Terms, the term Adverse Laws or Order means (i) any statute, rule or regulation that has been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Transactions, or (ii) there shall be in effect any order or injunction of a court of competent jurisdiction preventing the consummation of the Transactions;
(iv)The common stock of the Acquiring Company to be issued in the Merger shall have been approved for listing on a nationally recognized U.S. securities exchange mutually selected by the Merging Companies for the listing, subject to any applicable official notice of issuance;
(v)Other than the filing of the Certificate of Merger and the enactment of the Constat Deed, all material consents and authorizations of, filings or registrations with, and notices to, any Governmental Entity required for the effectiveness of the Merger have been obtained or made; and
(vi)At the Conditions Completion Time, the Merger Agreement shall be in full force and effect.
7.ADDITIONAL PROVISIONS
(a)The costs of the Merger will be incurred by the Merging Company incurring such costs.
(b)The Acquiring Company will carry out all required and necessary formalities in order to carry out the Merger as well as the transfer of all assets and liabilities of the Absorbed Company to the Acquiring Company.
(c)The shareholders of the Merging Companies will be entitled to inspect the following documents at least one (1) month before the date of the extraordinary general meeting of the shareholders of the Absorbed Company resolving on the Merger:
(i)these Draft Terms;

(ii)the annual accounts and, if applicable, annual reports of the Absorbed Company drawn up under French GAAP for the last three (3) financial years;
(iii)the annual accounts and, if applicable, annual reports of the Acquiring Company drawn up under U.S. GAAP for the financial year ended 31 December 2025;
(iv)the interim financial statements of the Absorbed Company drawn up under French GAAP as at 30 June 2026, with explanatory note(s) in respect of any reconciliation of such interim financial statements under French GAAP and Luxembourg GAAP;
(v)the interim financial statements of the Acquiring Company drawn up under U.S. GAAP as at 30 June 2026;
(vi)the written reports by the board of directors of the Acquiring Company and the board of directors of the Absorbed Company referred to, and prepared in accordance with, article 1021-5 of the Luxembourg Companies Law; and
(vii)the report by the Independent Expert referred to, and prepared in accordance with, article 1021-6 of the Luxembourg Companies Law.
(d)A copy of the above-mentioned documents will be granted free of charge upon request by a shareholder.
(e)Full powers are granted to the members of the board of directors of the Merging Companies and to any lawyer or employee of Loyens & Loeff Luxembourg SARL and Skadden, Arps, Slate, Meagher & Flom LLP each acting individually and severally, with full power of substitution, to carry out all filings, notifications and publications as necessary or desirable for these Draft Terms and the Merger.
(f)These Draft Terms may be signed in separate counterparts which shall together form one and the same Draft Terms.
(g)These Draft Terms have been drawn up on 5 August 2026 in English and are followed by a French language version. In case of discrepancies between the English and the French versions, the English version shall prevail.
(h)The terms of the Merger Agreement are consistent with these Draft Terms. For Luxembourg law purposes, in the event of any discrepancy between these Draft Terms and the Merger Agreement, these Draft Terms shall prevail.
(i)These Draft Terms are governed by Luxembourg law.
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SIGNATURE PAGE OF THE COMMON DRAFT TERMS OF CROSS-BORDER MERGER

For and on behalf of Criteo S.A.

/s/ Richard Van t’Hof
By: Richard Van t’Hof
Title: Authorised representative

For and on behalf of Criteo Holdings Inc.

/s/ Ryan Damon
By: Ryan Damon
Title: President and Secretary

Annex F
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CRITEO HOLDINGS, INC.
(this “Certificate of Incorporation”)
ARTICLE I
NAME
The name of the corporation is Criteo Holdings, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is National Registered Agents, Inc.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
A.    Authorized Shares of Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 510,000,000, consisting of 500,000,000 shares of common stock, with a par value of $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, with a par value of $0.01 per share (“Preferred Stock”). Subject to the terms of any Preferred Stock Resolution (as defined below) and irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation, and no separate vote of the holders of the Common Stock or the Preferred Stock, or of any class or series thereof, shall be required.
B.    Common Stock. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges per share of Common Stock. Unless otherwise required by, and subject in all respects to, the DGCL, this Certificate of Incorporation or any Preferred Stock Resolution, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(1)    Voting. The holders of Common Stock shall have the sole right to vote for the election of directors of the Corporation or on any other matter. The holders of Common Stock shall be entitled to one vote for each share held. The holders of shares of Common Stock shall not have cumulative voting rights.
(2)    Dividends. Holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors (as defined below) from time to time out of assets or funds of the Corporation legally available therefor.
(3)    Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution therefor after payments to creditors in proportion to the number of shares held by them.
(4)    No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
C.    Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL (each, a “Preferred Stock Resolution”), including, without limitation, the authority to provide that any such class or series may be, in each case as shall be set forth in any Preferred Stock Resolution: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments.
ARTICLE V
BOARD OF DIRECTORS
A.    General. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors (the “Board of Directors”). The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, each of whom shall be a natural person, the exact number of which shall be fixed from time to time in the manner provided in the bylaws of the Corporation (the “Bylaws”). Election of directors need not be by written ballot unless the Bylaws so provide. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. In addition to the powers and authority hereinbefore or by statute expressly conferred upon the Board of Directors, the Board of Directors is hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation except as otherwise provided in the DGCL, this Certificate of Incorporation, the Bylaws or other applicable law; provided, however, that no Bylaws hereafter adopted, amended or repealed shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been so adopted, amended or repealed.
B.    Board Structure. The directors constituting the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be determined by the Board of Directors. The term of each initial Class I director shall terminate on the date of the annual meeting of the stockholders of the Corporation (“Annual Meeting”) in 2027 and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal, and the term of each initial Class II director shall terminate on the date of the Annual Meeting in 2028 and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal. At each such respective Annual Meeting and each Annual Meeting thereafter until the Annual Meeting in 2033, the successor to each director whose term expires in accordance with such director’s class shall be elected for a two-year term and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal. Commencing at the Annual Meeting in 2033, the Board of Directors shall cease to be classified under Section 141(d) of the DGCL, the directors shall no longer be divided into two classes and each director shall be elected at such Annual Meeting and each Annual Meeting thereafter for a one-year term and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal. Notwithstanding anything to the contrary in this Article V, any directors elected pursuant to any Preferred Stock Resolution shall be elected for such terms and in accordance with such procedures as set forth in such Preferred Stock Resolution.
C.    Vacancies. Subject to any Preferred Stock Resolution, and unless otherwise required by applicable law, any vacancy on the Board of Directors resulting from any increase in the number of directors constituting the Board of Directors or resulting from the death, resignation, retirement, disqualification or removal of a director shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director (and, for the avoidance of doubt, not by the stockholders). If the number of directors is changed prior to the Annual Meeting in 2033, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any incoming director elected to fill a vacancy on the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of a predecessor director shall have the same remaining term as that of such predecessor director and until such incoming director’s successor shall have been duly elected and qualified, or until such incoming director’s prior death, resignation, retirement, disqualification or removal.
D.    Removal. Subject to any Preferred Stock Resolution, and unless otherwise required by applicable law, any director or the entire Board of Directors may be removed from office at any time, but only for cause until the Annual Meeting in 2033, and thereafter with or without cause, and in any case by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. In no case will a decrease in the number of directors shorten the term of any incumbent director.
ARTICLE VI
STOCKHOLDER ACTION
A.    Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of stockholders, for any purpose or purposes, shall be called in the manner provided in the Bylaws.
B.    No Action in Writing. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
ARTICLE VII
EXCULPATION AND INDEMNIFICATION
A.    Exculpation. No director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this paragraph A of Article VII shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, repeal or elimination. All references in this paragraph A of Article VII to an officer shall be to a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer” as defined in Section 102(b)(7) of the DGCL.
B.    Indemnification. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this paragraph B of Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this paragraph B of Article VII. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this paragraph B of Article VII to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this paragraph B of Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws or any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any right to indemnification or to advancement of expenses arising under this paragraph B of Article VII shall not be eliminated or impaired by an amendment to, or repeal or elimination of, this paragraph B of Article VII after the occurrence of the act or omission that is the subject of any proceeding for which indemnification or advancement of expenses is sought.
ARTICLE VIII
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article VIII with respect to any current or future actions or claims.
ARTICLE IX
BOOKS AND RECORDS
The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.
ARTICLE X
AMENDMENTS
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
* * * *

Annex G

FORM OF
AMENDED AND RESTATED
BYLAWS
OF
CRITEO HOLDINGS, INC.
A Delaware Corporation
Effective [January 1, 2027]

TABLE OF CONTENTS

AMENDED AND RESTATED
BYLAWS
OF
CRITEO HOLDINGS, INC.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
Section 1.    Registered Office. The registered office of the Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.
Section 2.    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.    Annual Meetings. Annual meetings of stockholders (each, an “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at an Annual Meeting. For purposes of these bylaws (these “Bylaws”), the Annual Meeting for the year 2026 shall be deemed to have been held on June 29, 2026.
Section 3.    Special Meetings.
(a)    Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders (each, a “Special Meeting”), for any purpose or purposes, (i) may be called by either the Chairperson (as defined below) or the Chief Executive Officer (as defined below), (ii) shall be called by the Chairperson at the written request of a majority of the members of the Board of Directors, which request shall state the purpose or purposes of the proposed meeting, and (iii) shall be called by the Secretary (as defined below) pursuant to a valid Special Meeting Request (as defined below). At a Special

Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
(b)    One or more stockholders representing at least twenty-five percent (25%) of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote on a matter or matters (the “Requisite Percentage”) may deliver a written request to the Secretary at the principal executive offices of the Corporation to call a Special Meeting to vote upon such matter or matters (a “Special Meeting Request”). A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request, or such stockholder’s duly authorized agent (each, a “Requesting Stockholder”), collectively representing the Requisite Percentage, and includes (i) a statement of the specific purpose(s) of the Special Meeting and the reasons for conducting such business at the Special Meeting, (ii) as to any director nominations proposed to be presented at the Special Meeting, and any matter (other than a director nomination) proposed to be conducted at the Special Meeting, and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 5 of this Article II and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 4 of this Article II, as applicable, (iii) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the Special Meeting to present the proposal(s) or business to be brought before the Special Meeting, (iv) an agreement by each Requesting Stockholder to notify the Corporation promptly in the event of any disposition prior to the record date for the Special Meeting of voting shares of capital stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares, (v) the number of shares of common stock owned of record by each such Requesting Stockholder, and (vi) documentary evidence that the Requesting Stockholders in the aggregate own the Requisite Percentage as of the date on which the Special Meeting Request is delivered. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that all information provided or required to be provided therein shall be true and correct as of the record date for the Special Meeting, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date) shall be delivered to the Secretary in writing at the principal executive offices of the Corporation not later than five (5) business days after the record date for the Special Meeting and (y) promptly provide any other information reasonably requested by the Corporation.
(c)    A Special Meeting Request shall not be valid, and a Special Meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with Section 3(b) of this Article II, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors), (iii) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding Annual Meeting and ending on the earlier of (x) the date of the next

Annual Meeting and (y) thirty (30) days after the first anniversary of the date of the previous Annual Meeting, (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an Annual Meeting or Special Meeting held not more than twelve (12) months before the Special Meeting Request is delivered, (v) a Similar Item was presented at an Annual Meeting or Special Meeting held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an Annual Meeting or Special Meeting that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request, or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.
(d)    Special Meetings called pursuant to a Special Meeting Request shall be held at such place, on such date and at such time as the Board of Directors shall fix; provided, however, that the Special Meeting shall not be held more than one hundred twenty (120) days after receipt by the Corporation of a valid Special Meeting Request.
(e)    The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the Special Meeting. If at any point following the earliest dated Special Meeting Request the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (iv) of Section 3(b) of this Article II) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Special Meeting.
(f)    In determining whether a Special Meeting has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered in writing to the Secretary at the principal executive offices of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.
(g)    If none of the Requesting Stockholders appear or send a duly authorized agent to present the business specified in the Special Meeting Request, the Corporation need not present such business for a vote at the Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(h)    Business transacted at any Special Meeting called pursuant to a Special Meeting Request shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders, and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the Special Meeting.
Section 4.    Nature of Business at Meetings of Stockholders.
(a)    Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 5 or Section 16 of this Article II) may be transacted at an Annual Meeting as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 of Article II and on the record date for the Annual Meeting and (y) who complies with the notice procedures set forth in this Section 4 of Article II.
(b)    In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(c)    To be timely, a stockholder’s notice to the Secretary must be delivered in writing to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (x) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting; and (y) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to the Corporation or the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(e)    A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 of Article II shall be true and correct as of the record date for the Annual Meeting and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the Annual Meeting.
(f)    No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 4 of Article II; provided, however, that once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 4 of Article II shall be deemed to preclude discussion by any stockholder of any such business. If the chairperson of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, such chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
(g)    Nothing contained in this Section 4 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 5.    Nomination of Directors.
(a)    Only persons who are nominated in accordance with the following procedures, or with the procedures set forth in Section 16 of this Article II, shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, or at any Special Meeting called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 of Article II and on the record date for such Annual Meeting or Special Meeting, (y) who complies with the notice procedures set forth in this Section 5 of Article II and (z) who complies with the requirements of Rule 14a-19 promulgated under the Exchange Act.
(b)    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered in writing to the Secretary at the principal executive offices of the Corporation, (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs, and (ii) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (x) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (y) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders or Special Meeting of Stockholders to nominate the persons named in its notice, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must include all other information required by Rule 14a-19 under the Exchange Act and must be accompanied by, for each proposed nominee, such nominee’s Director Nominee Requirements (as defined below).

(d)    A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of Article II shall be true and correct as of the record date for the Annual Meeting or Special Meeting, as applicable, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for such Annual Meeting or Special Meeting, as applicable, and (ii) to provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such Annual Meeting or Special Meeting, as applicable.
(e)    Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5 or Section 16 of Article II. If the chairperson of an Annual Meeting or Special Meeting determines that a nomination was not made in accordance with the foregoing procedures or that the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, the chairperson of such Annual Meeting or Special Meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 6.    Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 7.    Adjournments and Postponements. Any meeting of the stockholders may be adjourned or postponed from time to time by the chairperson of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 6 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 6 of this Article II shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date is fixed for the adjourned or postponed meeting, the Corporation shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting.
Section 8.    Quorum. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article II, until a quorum shall be present or represented.
Section 9.    Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the chairperson of a meeting of the stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 10.    Proxies.
(a)    Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(i)    A stockholder may execute a document authorizing another person or persons to act for such stockholder as proxy.

(ii)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
(iii)    The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.
(b)    Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.
Section 11.    List of Stockholders Entitled to Vote. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 12.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to notice of and to vote at the adjourned meeting.
Section 13.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 11 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address of each such stockholder and the number, types, class and series, as applicable, of shares of capital stock of the Corporation registered in the name of each such stockholder, and all issuances and transfer of capital stock of the Corporation are recorded in accordance with Section 224 of the DGCL.
Section 14.    Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairperson, or in the Chairperson’s absence, the Chief Executive Officer, or in both the Chairperson’s and the Chief Executive Officer’s absence, the Secretary. The Board of Directors shall have the authority to appoint a temporary chairperson to serve at any meeting of the stockholders if the Chairperson, the Chief Executive Officer and the Secretary are unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.
Section 15.    Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairperson, the Chief Executive Officer or the Secretary shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 16.    Proxy Access.
(a)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting, subject to the provisions of this Section 16 of Article II, the Corporation shall include in its proxy statement for such Annual Meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 16 of Article II (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 16 of Article II (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 16 of Article II. For purposes of this Section 16 of Article II, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).
(b)    To be timely, the Notice of Proxy Access Nomination must be delivered in writing to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held in the previous year or if the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, the Notice of Proxy Access Nomination must be delivered in writing to the Secretary at the principal executive offices of the Corporation by the close of business not more than one hundred sixty-five (165) days prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the one hundred thirty-fifth (135th) day prior to the date of such Annual Meeting or (y) the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 16 of Article II.
(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting shall not exceed the greater of (i) two (2) and (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 16 of Article II (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 16 of Article II has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 16 of Article II whose nomination is subsequently withdrawn; (y) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 16 of Article II whom the Board of Directors decides to nominate for election to the Board of Directors; and (z) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two (2) preceding Annual Meetings (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 16 of Article II shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 of Article II exceeds the maximum number of Stockholder Nominees provided for in this Section 16 of Article II. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 of Article II exceeds the maximum number of Stockholder Nominees provided for in this Section 16 of Article II, the highest ranking Stockholder Nominee who meets the requirements of this Section 16 of Article II from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 16 of Article II from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 16 of Article II from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(d)    In order to make a nomination pursuant to this Section 16 of Article II, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary in accordance with this Section 16 of Article II and the record date for the Annual Meeting, and must continue to own the Required Shares through the date of the Annual Meeting. For purposes of this Section 16 of Article II, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (II) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 16 of Article II, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)    To be in proper form for purposes of this Section 16 of Article II, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(i)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered in writing to the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date of the Annual Meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii)    a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)    the information, consent, agreements, representations and any other materials that would be required to be included in or with a stockholder’s notice of a nomination pursuant to Section 5 of this Article II (including the Director Nominee Requirements);
(iv)    a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the Annual Meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 16 of Article II, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the Annual Meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the Annual Meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;
(v)    a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one (1) year following the Annual Meeting; and
(vi)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 16 of Article II, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 16 of Article II.
(f)    The Eligible Stockholder may, at its option, deliver in writing to the Secretary at the principal executive offices of the Corporation, at the time the Notice of Proxy Access Nomination is delivered, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one

Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 16 of Article II, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(g)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary in writing of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 16 of Article II shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the Annual Meeting and as of the date that is ten (10) business days prior to such Annual Meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting (in the case of the update and supplement required to be made as of such record date), and not later than seven (7) business days prior to the date of the Annual Meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the Annual Meeting).
(h)    Notwithstanding anything to the contrary contained in this Section 16 of Article II, the Corporation shall not be required to include, pursuant to this Section 16 of Article II, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary receives notice that the Eligible Stockholder or any other stockholder intends to nominate one (1) or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 5 of this Article II, (ii) if such Stockholder Nominee would not be an independent director under the Independence Standards (as defined below), as determined by the Board of Directors or any committee thereof, (iii) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the Exchange (as defined below) or any applicable state or federal law, rule or regulation, (iv) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vi) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 16 of Article II that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (vii) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 16 of Article II.
(i)    Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 16 of Article II or (ii) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 16 of Article II or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board of Directors, any committee thereof or the chairperson of the Annual Meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the Annual Meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chairperson of the Annual Meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the Annual Meeting to present any nomination pursuant to this Section 16 of Article II, such nomination shall be disregarded as provided in clause (z) above.
(j)    Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 16 of Article II that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the definition of Required Shares), (ii) a breach of any obligation, agreement or representation under this Section 16 of Article II by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one (1) member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 16 of Article II (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the definition of Required Shares, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 16(d) of this Article II) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access

Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any Annual Meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the Annual Meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 16(i) of this Article II.
(k)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 16 of Article II for the next two (2) Annual Meetings. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 5 of this Article II.
(l)    Other than Rule 14a-19 under the Exchange Act, this Section 16 of Article II provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
ARTICLE III
DIRECTORS
Section 1.    Number, Election and Requirements of Directors.
(a)    The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, each of whom shall be a natural person, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, or as otherwise required by applicable law or the Certificate of Incorporation, each nominee for the Board of Directors shall be elected if the votes cast by the stockholders for such nominee’s election exceed the votes cast by the stockholders against such nominee’s election; provided, however, that at a contested election meeting, directors shall be elected by a plurality of the votes cast by the stockholders, in each case, present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of the foregoing sentence, a “contested election meeting” is any meeting of stockholders where the number of nominees for the Board of Directors, whether nominated by the Board of Directors or stockholders, exceeds the number of directors to be elected, provided that any such nominations by stockholders have been made in compliance with Article II and not been withdrawn (such that the number of nominees no longer exceeds the number of directors to be elected) on or prior to the tenth (10th) day preceding the date the Corporation first gives notice of such meeting to the stockholders as required in Article II.
(b)    The directors constituting the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be determined by the Board of Directors. The term of each initial Class I director shall terminate on the date of the Annual Meeting in 2027 and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal, and the term of each initial Class II director shall terminate on the date of the Annual Meeting in 2028 and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal. At each such respective Annual Meeting and each Annual Meeting thereafter until the Annual Meeting in 2033, the successor to each director whose term expires in accordance with such director’s class shall be elected for a two-year term and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal.
(c)    Commencing at the Annual Meeting in 2033, the Board of Directors shall cease to be classified under Section 141(d) of the DGCL, the directors shall no longer be divided into two classes and each director shall be elected at such Annual Meeting and each Annual Meeting thereafter for a one-year term and until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal.
(d)    To be eligible to be a nominee for election as a director, a person must deliver to the Secretary: (i) a completed and signed written questionnaire with respect to the background, qualification and independence of such person (which questionnaire shall be in the form provided by the Secretary upon written request); (ii) such person’s written consent to being named as a nominee in any proxy statement relating to the Annual Meeting or Special Meeting, as applicable, and to serve as a director of the Corporation if elected; (iii) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement, (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors, (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors, and (E) will tender, promptly following such person’s election as a director, an irrevocable resignation that will be effective upon (x) the failure to receive the required number of votes for reelection at the next Annual Meeting at which such person faces reelection and (y) the acceptance of such resignation by the Board of Directors; and (iv) such other information (x) that the Corporation may reasonably request to determine whether such person would be independent under the rules and listing standards of any

U.S. securities exchanges upon which the securities of the Corporation are listed or traded (the “Exchange”), any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person and (z) that may reasonably be required to determine the eligibility of such person to serve on the Board of Directors or any of its committees (clauses (i) through (iv), collectively, the “Director Nominee Requirements”).
(e)    If an incumbent director nominee fails to receive the required number of votes for reelection, the Board of Directors (excluding the director in question) shall, within ninety (90) days after certification of the election results, determine whether to accept the director’s resignation.
Section 2.    Vacancies. Unless otherwise required by applicable law or the Certificate of Incorporation, any vacancy on the Board of Directors resulting from any increase in the number of directors constituting the Board of Directors or resulting from the death, resignation, retirement, disqualification or removal of a director shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director (and, for the avoidance of doubt, not by the stockholders). If the number of directors is changed prior to the Annual Meeting in 2033, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any incoming director elected to fill a vacancy on the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of a predecessor director shall have the same remaining term as that of such predecessor director and until such incoming director’s successor shall have been duly elected and qualified, or until such incoming director’s prior death, resignation, retirement, disqualification or removal.
Section 3.    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation except as otherwise provided in the DGCL, the Certificate of Incorporation, these Bylaws, the rules and regulations of the Exchange or other applicable law.
Section 4.    Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairperson, the Chief Executive Officer or a majority of the members of the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairperson of such committee, the Chief Executive Officer or a majority of the members of such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 5.    Chairperson. The Board of Directors shall choose a director to be the chairperson of the Board of Directors (the “Chairperson”), who shall preside at all Annual Meetings, Special Meetings and meetings of the Board of Directors (except in the case of the Chairperson’s absence from a meeting for any reason, in which case such meeting shall be presided, in the case of an Annual Meeting or Special Meeting, in accordance with Section 14 of Article II, and in the case of a meeting of the Board of Directors, by a vice chairperson of the Board of Directors, if there be one, or if there is none or in such person’s absence, by the Chief Executive Officer if such person is a director, or if there is no vice chairperson of the Board of Directors and the Chief Executive Officer is not a director, or otherwise in their absence, by another director chosen by the Board of Directors) and perform such other duties and exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
Section 6.    Secretary. The Secretary shall act as secretary at each meeting of the Board of Directors and of each committee thereof, or if the Secretary shall be absent for any reason from any meeting of the Board of Directors or of any committee thereof, an assistant secretary or other designee of the Chairperson or chairperson of such committee, as the case may be, shall perform the duties of secretary at such meeting.
Section 7.    Resignations and Removals of Directors.
(a)    Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairperson, the Chief Executive Officer or the Secretary and, in the case of a committee, to the chairperson of such committee. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director (as required, for example, by the Director Nominee Requirements) may provide that it is irrevocable.
(b)    Except as otherwise required by applicable law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed from office at any time, but only for cause until the Annual Meeting in 2033, and thereafter with or without cause, and in any case by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 8.    Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of the Exchange, at all meetings of the Board of

Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 9.    Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
Section 10.    Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 of Article III shall constitute presence in person at such meeting.
Section 11.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may appoint a chairperson for each such committee or, in the absence of such appointment by the Board of Directors, each such committee may appoint its chairperson, who shall preside at any meeting of such committee (or in such person’s absence for any reason, a member of such committee chosen by such committee shall preside). Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of the Exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of the Exchange, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 12.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities or any combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.
ARTICLE IV
OFFICERS
Section 1.    General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chief executive officer (the “Chief Executive Officer”), a chief financial officer (the “Chief Financial Officer”), a secretary (the “Secretary”) and any other officers as may be determined by the Board of Directors. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.
Section 2.    Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, retirement, disqualification or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.    Chief Executive Officer. The Chief Executive Officer shall, subject to the oversight and control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers or agents of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. The Chief Executive Officer shall preside at Annual Meetings, Special Meetings and, if the Chief Executive Officer is also a director, meetings of the Board of Directors, in each case in accordance with Section 14 of Article II or Section 5 of Article III, as applicable. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to the Chief Executive Officer by these Bylaws or by the Board of Directors.
Section 5.    Chief Financial Officer. The Chief Financial Officer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as the Chief Financial Officer and of the financial condition of the Corporation.
Section 6.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record or cause to be recorded all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no assistant secretary of the Corporation, then either the Board of Directors, the Chairperson or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 7.    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V
STOCK
Section 1.    Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.
Section 2.    Lost Certificates. The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
Section 3.    Transfers. The capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an assistant secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 4.    Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 6.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI
NOTICES
Section 1.    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any member of the Board of Directors or committee thereof or to a stockholder, such notice may be given in writing directed to such person’s mailing address (or by electronic transmission directed to such person’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such person’s address; or (c) if given by electronic mail, when directed to such person’s electronic mail address unless such person has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 1 without obtaining the consent required by the second sentence of this Section 1. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (x) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (y) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
Section 2.    Waivers of Notice. Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any member of the Board of Directors or committee thereof or to a stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Meeting or any regular or special meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 9 of Article III hereof), and may be paid in cash, property or shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.    Fiscal Year. The fiscal year of the Corporation shall be the calendar year ending on December 31 unless otherwise fixed by resolution of the Board of Directors.
ARTICLE VIII
INDEMNIFICATION
Section 1.    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 4.    Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.
Section 5.    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 6.    Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any agreement with the Corporation, the vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.
Section 8.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.    Certain Definitions. For purposes of this Article VIII:
(a)    references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;
(b)    references to “another enterprise” shall include any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent;
(c)    references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;
(d)    references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and
(e)    a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”
Section 10.    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11.    Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
Section 12.    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX
AMENDMENTS
Section 1.    Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote thereon or by a majority of the entire Board of Directors then in office. Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.
Section 2.    Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
* * *

Annex H
CRITEO HOLDINGS, INC.
2027 OMNIBUS INCENTIVE PLAN
Section 1.    Purpose.
(a)    Purpose of the Plan. The name of the Plan is the Criteo Holdings, Inc. 2027 Omnibus Incentive Plan. The purposes of the Plan are to provide incentives, including performance incentives, to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to (i) promote the success and long-term growth of the Company’s business, (ii) strengthen the commitment of participants to the Company and its Affiliates, (iii) motivate participants to faithfully and diligently perform their responsibilities and to achieve performance objectives and (iv) attract and retain talented and dedicated persons for positions of substantial responsibility. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.
(b)    Replacement of Prior Plans. As of the Effective Date, (i) no additional awards may be granted under the Prior Plans and all remaining shares available for issuance under the Prior Plans will be cancelled; (ii) no Returning Shares will again become available for issuance; and (iii) all outstanding awards granted under the Prior Plans will remain subject to their respective governing plan documents, grant letters and agreements (including any applicable appendices attached thereto), subject to applicable law.
Section 2.    Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)    “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, which shall administer the Plan in accordance with Section 3 hereof.
(b)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
(c)    “Agreed Leave” refers to any leave of absence of more than three months having received a prior approval from the Company or requiring no prior approval under U.S. laws. Agreed Leaves shall include leaves for illnesses, military leave, and any other personal leave or conditions about which the employee has advance knowledge. Agreed Leave shall not include any absence considered as effective working time, such as maternity leave, of whatever duration, which shall not automatically result in a termination of the employment relationship between the Participant and the Company or applicable Affiliate.
(d)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.
(e)    “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company containing such terms and conditions as the Administrator shall determine in its sole discretion.
(f)    “Base Price” has the meaning set forth in Section 8(b) hereof.
(g)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h)    “Board” means the Board of Directors of the Company.
(i)    “Cash Award” means an Award granted pursuant to Section 12 hereof.

(j)    “Cause” will have the meaning ascribed to such term in any employment agreement, management agreement, offer letter, or similar agreement between the Participant and the Company or one of its Subsidiaries in which “Cause” is defined, or in the absence of such definition, means (i) the Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under a law of the United States or any state thereof or any similar non-U.S. law to which the Participant may be subject, (ii) the Participant’s being or having been engaged in conduct constituting a material breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of its Subsidiaries or the performance of the Participant’s duties, (iii) the Participant’s willful failure to (A) perform the Participant’s duties to the Company or any of its Affiliates, (B) follow a reasonable and lawful directive of any member of the Group at which the Participant is employed or provides services, or of the Board or (C) comply with any written policies or procedures of the member of the Group at which the Participant is employed or to which the Participant provides services or (iv) the Participant’s material violation of the Participant’s employment agreement, management agreement, offer letter, or similar agreement with the Company or any of its Subsidiaries or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the Participant is subject. Furthermore, if within 60 days following the Participant’s termination of employment or service for any reason, the Company first discovers facts that would have established “Cause” for termination, and those facts were not known by the Company at the time of the termination, then the Administrator may provide the Participant with written notice, including the facts establishing that the purported “Cause” was not known at the time of the termination, in which case the Participant’s termination of employment or service will be considered a for “Cause” termination.
(k)    “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended, modified or supplemented from time to time.
(l)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.
(m)    “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
(1)    any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below;
(2)    the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(3)    there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or
(4)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(n)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(o)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.
(p)    “Common Stock” means the common stock, par value $0.01 per share, of the Company.
(q)    “Company” means Criteo Holdings, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(r)    “Disability” means (a) if the Participant is a party to an employment agreement or offer letter with the Company or one of its Subsidiaries in which “Disability” is defined, the occurrence of any circumstances defined as “Disability” in such employment agreement or offer letter, or (b) if the Participant is not a party to an employment agreement or offer letter with any member of the Group in which “Disability” is defined, “Disability” means that the Participant, as determined by the Administrator in its sole discretion, is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(s)    “Effective Date” has the meaning set forth in Section 23 hereof.
(t)    “Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(v)    “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase the Shares issuable upon the exercise of such Option.
(w)    “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise determined by the Administrator, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the last preceding trading day on which there was a sale of such share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.
(x)    “Free Standing Right” has the meaning set forth in Section 8(a) hereof.
(y)    “Group” means the Company and the Company’s direct and indirect wholly-owned subsidiaries.
(z)    “Group Company” shall mean any member of the Group.
(aa)    “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(bb)    “Nonqualified Stock Option” means an Option that is not designated as an ISO.
(cc)    “Option” means an option to purchase Shares granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(dd)    “Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.
(ee)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.
(ff)    “Performance Conditions” means performance-based conditions based on criteria selected by the Administrator in its sole discretion. The Administrator shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Administrator, in its sole discretion.
(gg)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(hh)    “Plan” means this Criteo Holdings, Inc. 2027 Omnibus Incentive Plan, as may be amended and/or restated from time to time.
(ii)    “Prior Plans” means the Company’s Amended and Restated 2015 Time-Based Restricted Stock Units Plan, Amended and Restated 2015 Performance-Based Restricted Stock Units Plan and Amended 2016 Stock Option Plan.
(jj)    “Related Right” has the meaning set forth in Section 8(a) hereof.
(kk)    “Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
(ll)    “Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.
(mm)    “Returning Shares” means shares subject to outstanding share awards granted under the Prior Plans and that following the Effective Date: (A) are not issued because such share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (B) are not issued because such share award or any portion thereof is settled in cash; or (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.
(nn)    “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
(oo)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(pp)    “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(qq)    “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
(rr)    “Stock Bonus” means a bonus payable in fully vested Shares granted pursuant to Section 11 hereof.
(ss)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(tt)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
(uu)    “Transfer” has the meaning set forth in Section 19 hereof.
Section 3.    Administration.
(a)    The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of the Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)    to select those Eligible Recipients who shall be Participants;
(2)    to determine whether and to what extent Awards are to be granted hereunder to Participants;
(3)    to determine the number of Shares to be covered by each Award granted hereunder;
(4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Conditions and performance periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating or waiving the vesting schedule or other conditions of such Awards);
(5)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)    to determine the Fair Market Value in accordance with the terms of the Plan;

(7)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan, including whether a leave of absence constitutes an Agreed Leave;
(8)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)    to (i) establish, prescribe, amend and modify sub-plans or addendums established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; (ii) modify the terms and conditions of Awards, including exercise procedures, granted to Eligible Recipients or held by Participants who are employed outside of the United States or are subject to foreign tax, securities or other laws and (iii) take such other actions as the Administrator may deem necessary or appropriate with respect to Awards granted to non-U.S. Participants to address applicable foreign tax laws, regulatory requirements or customary business practices or to foster and promote achievement of the purposes of the Plan. The terms and conditions of such sub-plans and Awards may be modified under this Section 3(b)(9) in a manner that is inconsistent with the terms of the Plan, as long as such modification does not contravene any applicable law or regulation or require approval of the Company's stockholders; and
(10)    to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)    Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s stockholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.
(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. The provisions and administration of each Award need not be the same with respect to each Participant. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Certificate of Incorporation and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(e)    The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.
Section 4.    Shares Reserved for Issuance; Certain Limitations
(a)    Subject to adjustment as provided in Section 5 hereof, the maximum aggregate number of shares of Common Stock reserved for issuance under the Plan shall be …….. Shares, less the number of Shares subject to any awards that were granted under the Prior Plans after September 30, 2026 and prior to the Effective Date on a 1.57 to one basis to take into account the fungible ratio that applied under the Prior Plans).. Subject to adjustment as provided in Section 5 hereof, …….. Shares shall be the maximum aggregate number of Shares that may be issued pursuant to the exercise of ISOs. Notwithstanding any other provision of the Plan to the contrary, any Awards granted under the Plan (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash-denominated Awards and (iii) Awards to non-employee directors of the Company that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date, provided that the Administrator may grant any such Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof.
(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award under the Plan are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Substitute Awards shall not be counted against the aggregate number of Shares available for awards under the Plan, subject to the requirements of applicable law or any stock exchange on which the Shares are traded. In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, may not again be available for subsequent Awards under the Plan.
(c)    No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director's cash fees with respect to such calendar year, exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company's financial reporting purposes). The Administrator may make exceptions to increase such limit to $1,000,000 for an individual non-employee director in the non-employee director’s first year of service or in any year during which the non-employee director serves in a position of board leadership (e.g., as the non-executive chair or lead independent director of the Board), as the Administrator may determine in its sole discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.
Section 5.    Equitable Adjustments.
(a)    In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, in the manner determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Conditions and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made in the manner determined by the Administrator, in its sole discretion.
(b)    The determinations made by the Administrator pursuant to this Section 5 and Section 13 hereof shall be final, binding and conclusive.

Section 6.    Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients, provided that ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code).
Section 7.    Options.
(a)    General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be by default a Nonqualified Stock Option). More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement or in connection with Substitute Awards, and subject to Section 7(f) hereof, in no event shall the Exercise Price of an Option be less than 100% of the Fair Market Value of the related Shares on the date of grant.
(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Conditions, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f)    ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan.
(i)    ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than 10% of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code), the term of the ISO shall not exceed five years from the time of grant of such ISO and the Exercise Price shall be at least 110% of the Fair Market Value of the Shares on the date of grant.

(ii)    $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(iii)    Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(iv)     No Liability. Neither the Company nor the Administrator will be liable to a Participant, or to any other party, if an ISO fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.
(g)    Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 18 hereof.
(h)    Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(i)    Other Change in Employment or Service Status. Subject to the provisions of the Plan, an Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 8.    Stock Appreciation Rights.
(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)    Base Price. Except as provided in the applicable Award Agreement or in connection with Substitute Awards, each Stock Appreciation Right shall be granted with a base price that is not less than 100% of the Fair Market Value of the related Shares on the date of grant (such amount, the “Base Price”).
(c)    Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 18 hereof.

(d)    Exercisability.
(1)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.
(e)    Consideration Upon Exercise.
(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.
(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(f)    Termination of Employment or Service.
(1)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(2)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g)    Term.
(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.
(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten years after the date such right is granted.
(h)    Other Change in Employment or Service Status. Subject to the provisions of the Plan, Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 9.    Restricted Stock and Restricted Stock Units.
(a)    General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance

Conditions (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Conditions and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant.
(b)    Rights as Stockholder. Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. Any dividends declared during the Restricted Period with respect to shares of Restricted Stock shall, to the extent set forth in an Award Agreement, be payable either at the time (and to the extent) that the underlying shares of Restricted Stock vest, or in the form of additional shares of Restricted Stock that are subject to the same vesting and other terms and conditions as the underlying shares of Restricted Stock. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code and in the discretion of the Administrator, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant either at the time (and to the extent) that the Shares in respect of the related Restricted Stock Units are delivered to the Participant, or in the form of additional Restricted Stock Units that are subject to the same vesting and other terms and conditions as the related Restricted Stock Units.
(c)    Termination of Employment or Service. Subject to the provisions of the Plan, the rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)    Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.    Other Stock-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than, in the case of dividend equivalents, in connection with Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of Shares to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.
Section 11.    Stock Bonuses.
In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.
Section 12.    Cash Awards.
The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Conditions.

Section 13.    Change in Control Provisions.
(a)    In the event that a Change in Control occurs, each then-outstanding Award shall be treated as determined by the Administrator in accordance with this Section 13, without requiring the consent of the Participant to such treatment and without any obligation to treat all Awards in the same manner. Such treatment shall provide for one or more of the following (or substantially equivalent treatment, as determined by the Administrator in its sole discretion):
(1)    the continuation of such Awards by the Company (if the Company is the successor entity), with appropriate adjustments thereto in accordance with Section 5 hereof;
(2)    the assumption of such Awards, or the substitution of substantially equivalent awards with respect thereto, by the successor or acquiring entity (if any) in such Change in Control (or any parent thereof), which assumption or substitution shall be binding on all Participants, with appropriate adjustments thereto in accordance with Section 5 hereof; and/or
(3)    subject in all events to the requirements of Section 409A of the Code, the cancellation of such Awards in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Awards, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Subject to Section 409A of the Code, and in the discretion of the Administrator, such payment may be made in installments and may be deferred until the date or dates when such Awards would have otherwise become exercisable or vested.
(b)    In the event that a Change in Control occurs and any then-outstanding Award is not assumed, substituted or cancelled in connection therewith pursuant to Section 13(a) hereof, then: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable effective as of immediately prior to the consummation of the Change in Control, and to the extent such Award is not exercised prior to the consummation of the Change in Control, it shall terminate and cease to be outstanding upon the consummation of the Change in Control and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any Awards shall lapse and such Awards shall be deemed fully vested and shall be settled deemed to be settled in full effective immediately prior to the consummation of the Change in Control, and (iii) any Performance Conditions imposed with respect to such Awards shall be deemed to be achieved at the target performance level as of the date of the Change in Control (or such greater level as may be required by the applicable Award Agreement).
(c)    For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, (i) if the Award related to Shares, the Award may instead confer the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof), and (ii) for the purpose of determining the number of shares underlying a performance-based award to be assumed or substituted hereunder, unless otherwise provided by the Administrator, any Performance Conditions imposed with respect to such Award shall be deemed to be achieved at the target performance level (or such greater level as may be required by the applicable Award Agreement or as results from a performance period that has closed but for which the Award has not settled) as of the date of the Change in Control and such Award shall otherwise remain subject to applicable time-based vesting conditions.
(d)    Further, in the event that an Award is assumed, substituted or continued in connection with a Change in Control as provided in Section 13(a) hereof, and the employment or service of the applicable Participant is terminated without Cause on or within twelve (12) months after the effective date of the Change of Control, then: (i) any unvested or unexercisable portion of such Award carrying a right to exercise shall become fully vested and exercisable effective as of the termination date, (ii) any restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to such Award shall lapse and such Award shall be deemed fully vested as of the termination date and settled in accordance with its terms, and (iii) any Performance Conditions imposed with respect to such Award shall be deemed to be achieved at the target performance level (or such greater level as may be required by the applicable Award Agreement or as results from a performance period that has closed but for which the Award has not settled) as of the termination date.
(e)    Notwithstanding any other provision of the Plan to the contrary, in the event that a Participant has entered into an employment agreement, management agreement, change in control agreement or similar agreement with the Company, or is a participant in a written plan, program or policy of the Company providing for change in control benefits, the Participant shall be entitled to the greater of the benefits payable upon a change in control of the Company pursuant to the Plan or the respective employment agreement, management agreement, change in control agreement or similar agreement, plan, program or policy, and such employment agreement, management agreement, change in control agreement or similar agreement, plan, program or policy shall not be construed to reduce in any way the benefits otherwise payable to a Participant upon the occurrence of a Change of Control as defined in the Plan.
Section 14.    Voting Proxy.
The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Administrator in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the shares of Common Stock, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the shares of Common Stock in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.
Section 15.    Amendments and Termination.
(a)    The Administrator may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any outstanding Award without such Participant’s consent, except as deemed necessary or advisable by the Administrator for the purpose of complying with any applicable law, government regulation or stock exchange listing requirement. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any outstanding Award, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent; provided that the Administrator may amend the terms of any such Award to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Award to any applicable law, government regulation or stock exchange listing requirement relating to such Award (including, but not limited to, Section 409A of the Code), and by accepting an Award under this Plan, the Participant thereby agrees to any amendment made pursuant to this Section 15 to such Award (as determined by the Administrator) without further consideration or action.
(b)    The Administrator may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to permit or facilitate participation in the Plan by Participants who reside or work outside of the United States, to comply with any laws or regulatory requirements of a foreign country or for local tax reasons or reasons of local custom, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing, amending or adopting any local country plans as sub-plans to this Plan, as further provided for in Section 3(b)(9) of the Plan. In addition, under all circumstances, the Administrator may make non-substantive administrative changes to the Plan as to conform with or take advantage of applicable laws, governmental requirements, statutes or regulations.

Section 16.    Dividend and Dividend Equivalents.
Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Administrator, be entitled to receive, cash or stock dividends, or dividend equivalents with respect to the number of Shares covered by the Award, as determined by the Administrator, in its sole and absolute discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any dividends or dividend equivalents that can be earned with respect to an Award may be accumulated, but shall only become payable if and to the extent the underlying Award is vested, and shall be subject to the same restrictions and risk of forfeiture as the underlying Award.
Section 17.    Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 18.    Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right, in its sole discretion, to (i) require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company, (ii) withhold from such delivery Shares or other property, as applicable, or (iii) accept the delivery of already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such withheld Shares or other property or already owned and unrestricted shares of Common Stock under the preceding clauses (i) and (ii), respectively, shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Any of the foregoing withholding methods may be made with respect to all or any portion of the Shares to be delivered pursuant to an award, as determined by the Company. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company, including, with the approval of the Administrator, by allowing the Participant to engage in broker-assisted cashless exercise or settlement procedures (including sales in open market transactions) to generate an amount of net proceeds (after deducting commissions) not exceeding the applicable taxes to be withheld and directing such proceeds to the Company to be applied to the tax obligations as determined by the Company.
Section 19.    Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 20.    Internal Mobility.
In the event of transfer or temporary assignment of a Participant to a company within the Group, implying (i) the termination of the initial employment agreement and the entering into of a new employment agreement or of a position as officer, and/or (ii) a resignation of the Participant from his or her position as officer and the acceptance of a new position of officer or the entering into of a new employment agreement in one of such companies, the Participant shall retain his or her right to vest with respect to any Award in accordance with the vesting schedule set forth in the applicable Award Agreement.
Section 21.    Agreed Leave of Absence Exceeding Three Months.
In the event a Participant is on an Agreed Leave, such Participant’s Award(s) shall (a) stop vesting on the first day of the quarter immediately following the quarter during which the Agreed Leave begins; and (b) resume vesting on the first day of the quarter immediately following the quarter in which the Agreed Leave ends. As a result of any Agreed Leave, the vesting period for the applicable Award(s) shall be extended in accordance with this Section 21; provided that in no event shall the extended vesting period extend the term of an Option or SAR.
Section 22.    Continued Employment or Service.
Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 23.    Effective Date.
The Plan was adopted by the Board and approved by the Company’s stockholders to be effective as of January 1, 2027 (the “Effective Date”).
Section 24.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 25.    Securities Matters and Regulations.
(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)    In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 26.    Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election, and shall deliver a copy of such election to the Company, in each case, within ten days after filing notice of the election with the Internal Revenue Service.
Section 27.    No Fractional Shares.
No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 28.    Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 29.    Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 30.    Clawback.
Notwithstanding any other provisions in this Plan, any Award, including any Shares, cash or other property subject to or purchased or received pursuant to an Award, shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time or otherwise required by applicable law, including, without limitation, the Company’s Clawback Policy, as may be amended and/or restated from time to time, and any successor thereto.
Section 31.    Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meet the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 32.    Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 33.    Titles and Headings.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 34.    Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
Section 35.    Relationship to Other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
Lux Criteo
The potential liability of directors in a Luxembourg public limited liability company (société anonyme) is governed by Luxembourg Companies Law, the Luxembourg Civil Code and the Luxembourg Criminal Code. Amongst other provisions dealing with directors’ liability, the Luxembourg Companies Law provides that the directors, the members of the management committee and the directeur général (chief executive officer) of a company shall be liable to the company in accordance with the general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The Luxembourg Companies Law further provides that the directors shall be jointly and severally liable both towards the company and any third parties for damages resulting from the violation of the Luxembourg Companies Law or the Articles. The directors and the members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided that no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting, and as regards members of the management committee, during the first meeting of the board of directors after they acquired knowledge thereof.
In addition to the above, each director is individually and personally liable to the company or third parties under the general principles of tort under the Luxembourg Civil Code.
The Articles provide inter alia that, subject to the exceptions and limitations set out in the Articles and/or any other relevant indemnification arrangement, every person who is a director of Lux Criteo, including the chairperson of the Board of Directors, the directeur général (chief executive officer) or any member of a management committee to whom the Board of Directors has delegated management powers, as well as any executive officer to whom day-to-day management powers have been delegated by the board of directors, or any executive officer who is not a director, employed by Lux Criteo to whom the board of directors in its discretion has extended indemnification arrangements (an “Officer” and collectively with a director of Lux Criteo, the “Beneficiary”), shall be indemnified by Lux Criteo to the fullest extent permitted by applicable laws against any losses incurred by the Beneficiary for any damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement (if such settlement is approved in advance by Lux Criteo, which approval shall not be unreasonably withheld), including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, the “Losses”) if the Beneficiary is or was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim, demand, action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, whether formal or informal, or any inquiry or investigation, whether made, instituted or conducted by Lux Criteo or any other party, including without limitation any foreign, federal, state or other governmental entity by reason of (or arising in part out of) any event or occurrence related to the fact that the Beneficiary is or was a director or Officer of Lux Criteo, or any subsidiary of Lux Criteo, or is or was serving at the request of Lux Criteo as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Beneficiary while serving in such capacity (collectively, “Indemnifiable Claim”).
Under the Articles, no indemnification shall be provided to any Beneficiary with respect to the following Claims (for the purposes of this paragraph, a “Claim” means any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to foreign federal, state or other law; and any inquiry or investigation, whether made, instituted or conducted by Lux Criteo or any other party, including without limitation any foreign, federal, state or other governmental entity, that Beneficiary determines might lead to the institution of any such claim, demand, action, suit or proceeding): (i) any Claim made by Lux Criteo or by a shareholder or any other person on behalf of Lux Criteo (derivative action); (ii) any Claim relating to remuneration paid to the Beneficiary, if it shall be determined that such remuneration was not due; (iii) any Claim for which a judgment is rendered against the

Beneficiary for an accounting of profits made from the purchase or sale of, or the procurement to purchase or sell, securities of Lux Criteo pursuant to insider trading laws or regulations; (iv) any Claim which is based on the Beneficiary's failure to act in good faith and in a manner consistent with the corporate interest of Lux Criteo (interêt social), willful or gross misconduct or on a fraud or a fraudulent misrepresentation, intentional or fraudulent (or deemed to be so) misconduct, whether the Beneficiary has acted alone or as an accomplice if it should be finally determined that the Beneficiary is guilty of such misconduct; (v) any Claim which is based on the Beneficiary’s fault committed outside the scope of his/her duties (faute détachable); or (vi) any Claim which is based on the Beneficiary’s criminal actions where the Beneficiary has been finally found guilty for such criminal action.
Under the Articles, Lux Criteo may, to the fullest extent permitted by law, purchase and maintain one or more director and officer insurance policies (“D&O Insurance Policy”), providing D&O insurance coverage to the Beneficiary to the fullest extent permitted by applicable laws and regulations providing for indemnification of the Beneficiary against Expenses and any and all Losses in connection with an Indemnifiable Claim. The terms of the D&O Insurance Policy shall determine whether insurance coverage is available to the Beneficiary in connection with any Indemnifiable Claim, and that any limitations, restrictions or exclusions contained in the D&O Insurance Policy that are not mandated by applicable law shall not relieve Lux Criteo of its obligation to provide indemnification to the Beneficiary for Losses and Expenses in each case with respect to Indemnifiable Claims to the fullest extent permitted by applicable laws and regulations.
The Company intends to maintain the D&O Insurance Policy in place on the date of the proxy statement / prospectus.
U.S. Criteo
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Certificate of Incorporation will provide that no director or officer (for purposes of this paragraph, as defined in Section 102(b)(7) of the DGCL) of U.S. Criteo will be personally liable to U.S. Criteo or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer of U.S. Criteo to the fullest extent permitted under applicable law except in respect of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL or any amendment or successor provision thereto, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Company. In addition, the Certificate of Incorporation will provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of U.S. Criteo shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Certificate of Incorporation will further provide that any repeal or modification of such article will not adversely affect any right or protection of a director or officer of U.S. Criteo existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification.
The Bylaws will provide that U.S. Criteo will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of U.S. Criteo), by reason of the fact that such person is or was a director or officer of U.S. Criteo, or is or was a director or officer of U.S. Criteo serving at the request of U.S. Criteo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of U.S. Criteo, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
U.S. Criteo will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of U.S. Criteo to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of U.S. Criteo, or is or was a director or officer of U.S. Criteo serving at the request of U.S. Criteo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of U.S. Criteo ; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to U.S. Criteo unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Expenses (including attorneys’ fees) incurred by a director or officer of U.S. Criteo in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by U.S. Criteo in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by U.S. Criteo. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as U.S. Criteo deems appropriate.
In connection with the Merger, U.S. Criteo will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that U.S. Criteo will indemnify each of its directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws.

In the future, U.S. Criteo may also maintain a general liability insurance policy, which is expected to cover certain liabilities of directors and officers of U.S. Criteo arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated August 5, 2026, by and between Lux Criteo and U.S. Criteo (included as Annex D to the proxy statement / prospectus).

2.2+	Common Draft Terms of Cross-Border Merger, dated August 5, 2026, by and between Lux Criteo and U.S. Criteo (included as Annex E to the proxy statement / prospectus).

3.1	Certificate of Incorporation of U.S. Criteo.

3.2	Bylaws of U.S. Criteo.

3.3	Form of Amended and Restated Certificate of Incorporation of U.S. Criteo (included as Annex F to the proxy statement / prospectus).

3.4	Form of Amended and Restated Bylaws of U.S. Criteo (included as Annex G to the proxy statement / prospectus).

4.1*	Agreement to Furnish Debt Instruments (incorporated by reference from the Form 10-K, February 28, 2025 (File No. 001-36153)).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the common stock of Criteo Holdings, Inc.

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain U.S. federal income tax matters.

8.2	Tax Opinion of Loyens & Loeff Luxembourg SARL with respect to certain Luxembourg tax matters.

10.1	Form of U.S. Criteo 2027 Omnibus Incentive Plan (included as Annex H to the proxy statement / prospectus).

10.2	Form of Indemnification Agreement.

10.3*+
Amended and Restated Framework Purchase Agreement, dated as of August 1, 2022, by and among the Company, Sellers, Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust” and Mr. Boris Mouzykantskii (incorporated by reference from the Company’s Form 10-Q, August 5, 2022 (File No. 001-36153)).

10.4*
Amended 2016 Stock Option Plan (including forms of Stock Option Grant Agreement and Exercise Notice) (English Translation) (incorporated by reference from the Company’s Form S-8, July 29, 2026 (File No. 333-297772)).

10.5*	Summary of BSA Terms and Conditions (incorporated by reference from the Company’s Form 10-K, February 29, 2016 (File No. 001-36153)).

10.6*	Form of BSA Grant Document (English translation) (incorporated by reference from the Company’s Form 10-K, March 1, 2017 (File No. 001-36153)).

10.7*
Amended and Restated 2015 Time-Based Restricted Stock Units Plan (including form of Grant Letter) (English Translation) (incorporated by reference from the Company’s Form S-8, July 29, 2026 (File No. 333-297772)).

10.8*
Amended and Restated 2015 Performance-Based Restricted Stock Units Plan (including form of Grant Letter) (English Translation) (incorporated by reference from the Company’s Form S-8, July 29, 2026 (File No. 333-297772)).

10.9*	Criteo Executive Bonus Plan (incorporated by reference from the Company’s Form 10-K, February 29, 2016 (File No. 001-36153)).

10.10*
Amendment and Restatement Agreement, dated as of March 29, 2017, by and among the Company, as borrower, and BNP Paribas, Crédit Lyonnais (LCL), HSBC France, Natixis and Société Générale Corporate & Investment Banking (incorporated by reference from the Company’s Form 8-K, March 30, 2017 (File No. 001-36153)).

10.11*
Multicurrency Revolving Facility Agreement, dated as of September 27, 2022, among the Company, certain of its subsidiaries, the lenders party thereto from time-to-time, BNP Paribas, Crédit Lyonnais (LCL), HSBC Continental Europe and Société Générale, as bookrunners and mandated lead arrangers, Bank of Montreal Europe PLC, Citibank N.A., London Branch and Crédit Industriel et Commercial (CIC), as mandated lead arrangers, BNP Paribas, as coordinator and documentation agent, Société Générale, as agent, and Société Générale and HSBC Continental Europe, as sustainability coordinators (incorporated by reference from the Company’s Form 8-K, September 28, 2022 (File No. 001-36153)).

10.12*+
Amendment Agreement, dated as of November 17, 2023, between the Company, as borrower and guarantor, and Société Générale, as agent (incorporated by reference from the Company’s Form 10-K, February 23, 2024 (File No. 001-36153)).

10.13*+
Amendment effective July 29, 2026 by and among the Company and Société Générale, in its individual capacity and as Agent for the Lenders under the Multicurrency Revolving Facility Agreement, dated as of September 27, 2022 (incorporated by reference from the Company’s Form 8-K, July 31, 2026 (File No. 001-36153))

Exhibit No.	Description
10.14*
Amended and Restated Executive Employment Agreement, between Criteo Corp. and Ryan Damon, effective as of November 1, 2024 (incorporated by reference from the Company’s Form 10-K, February 28, 2025 (File No. 001-36153)).

10.15*
Amended and Restated Executive Employment Agreement, between Criteo Corp. and Sarah Glickman, effective as of November 1, 2024 (incorporated by reference from the Company’s Form 10-K, February 28, 2025 (File No. 001-36153)).

10.16*	Management Agreement between Criteo Corp. and Michael Komasinski, effective as of February 15, 2025 (incorporated by reference from the Company’s Form 8-K, January 14, 2025 (File No. 001-36153)).
10.17*
Amended and Restated Employment Agreement, between Criteo Corp. and Connor McGogney, effective as of August 10, 2026 (incorporated by reference from the Company’s Form 8-K, August 5, 2026 (File No. 001-36153)).

21.1*	List of Subsidiaries (incorporated by reference from the Company’s Form 10-K, February 26, 2026 (File No. 001-36153)).

23.1	Consent of Deloitte & Associés

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Loyens & Loeff (included in Exhibit 8.2).

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-4).

99.1	Form of Proxy Card.

107	Filing Fee Table.
__________________
*Previously filed.
+Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.
Item 22. Undertakings
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(5)That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(7)To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
(8)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(9)For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the undersigned as the duly authorized representative in the United States of Criteo Holdings, Inc. in New York, New York on August 5, 2026.

CRITEO HOLDINGS, INC.

By:	/s/ Ryan Damon
Name:	Ryan Damon
Title:	President and Secretary
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Ryan Damon, Sarah Glickman and Tracy Meer as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 5, 2026.

Signature	Capacity

/s/ Ryan Damon	President, Secretary and Director
Ryan Damon	(Principal Executive Officer)

/s/ Sarah Glickman	Treasurer
Sarah Glickman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tracy Meer	Director
Tracy Meer